Ontario Corporation Number
                                                  Numero de la societ en Ontario

                                                              1325664

                      [STAMP]

[LOGO]  Ministry of               Ministere de
Consumer and                      la Consommation
Commercial Relations              et du Commerce
CERTIFICATE                       CERTIFICAT
This is to certify that these     Ceci certifie que les presents
articles are effective on         statuts entrent en vigueur le

                    May 07 MAI, 1999
------------------------------------------------------------------
                 /s/[ILLEGIBLE]                                       Trans
               Director/Directeur               [11]                  Code
Business Corporations Act/Loi sur les societes par actions             |C|
                                                                       18
                   Form 3 Business Corporations Act Formula 3
                        Loi sur les societes par actions


                              ARTICLES OF AMENDMENT
                             STATUTS DE MODIFICATION


1.  The present name of the corporation is:              Denomination sociale actuelle de la societe:

    |I|N|T|E|R|N|A|T|I|O|N|A|L|_|M|E|N|U|_|S|O|L|U|T|I|O|N|S|_|I|N|C|.|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|
    |_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|
    |_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|
    |_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|


2.  The name of the corporation is changed to (if        Nouvelle denomination sociale de la societe (s'il y a
    applicable):                                         lieu):

    |_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|
    |_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|
    |_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|
    |_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|


3.  Date of incorporation/amalgamation:                  Date de la constitutuoin ou de la fusion:

                               01, January, 1999
________________________________________________________________________________
                               (Day, Month, Year)
                              (jour, mois, annee)

4.  The articles of the corporation are amended as       Les statuts de la societe sont modifies de la facon
    follows:                                             suivante:


1.  The Corporation is authorized to issue:

    (a)  250,000 Class E Special Shares, Series 1;

    (b)  250,000 Class E Special Shares, Series 2;

    (c)  250,000 Class E Special Shares, Series 3; and

    (d)  250,000 Class E Special Shares, Series 4.

2. The rights, privileges, restrictions and conditions attaching to the Class E Special Shares, Series 1, the Class E Special Shares, Series 2, the Class E Special Shares, Series 4 Shares are set out in Schedule A attached hereto.

                                                                              1a









                                   SCHEDULE A

                 RIGHTS, PRIVILEGES, RESTRICTIONS AND CONDITIONS
                     OF THE CLASS E SPECIAL SHARES SERIES 1

     The first series of Class E Special Shares are designated as Class E Special Shares Series 1 ("Series 1 Shares") and shall consist of 250,000 Series 1 Shares. In addition to the rights, privileges, restrictions and conditions attached to the Class E Special Shares as a class, the Series 1 Shares shall have attached thereto the following rights, privileges, restrictions and conditions:

                                     PART A
                               GENERAL PROVISIONS

                           Article 1 - Interpretation

1.1 For the purposes of these share provisions, unless the context or subject matter otherwise requires, the following terms shall have the following meanings:

     (a)  "100Co" means 1005549 Ontario Ltd;

     (b) "Adjusted EBITDA" means the consolidated earnings of 100Co and DCFood before interest, income taxes, depreciation and amortization, as calculated in accordance with GAAP and past practice including actual management salaries and bonuses paid (but, notwithstanding the foregoing, only 50% of the salary and bonuses paid during the relevant period to Donald Kilimnik and Robert Curik), adjusted by adding back any inter-company management fees or allocations of overhead expenses that are expensed subsequent to May 10, 1999 for the relevant period, the intent being that the calculation should be based on a "normalized" EBITDA of the businesses carried on by 100Co and DCFood. For the purpose of the Adjusted EBITDA calculations, if any expenses are charged to 100Co and DCFood by an Affiliate (as such term is defined in the Business Corporations Act (Ontario)) of 100Co or DCFood for services not reasonably required in the normal course of the 100Co and DCFood business and past practice, such expenses shall not be included in the Adjusted EBITDA calculations;

     (c)  "Board of Directors" means the board of directors of the Corporation;

     (d) "Business Day" means any day other than a Saturday, a Sunday or a day on which banks are not open for business in Toronto, Ontario;

     (e) "Canadian Dollar Equivalent" means in respect of any amount expressed in a foreign currency (the "Foreign Currency Amount") at any

                                                                              1b


          date the product obtained by multiplying (i) the Foreign Currency Amount by (ii) the noon spot exchange rate on such date for such foreign currency expressed in Canadian dollars as reported by the Bank of Canada or, in the event such spot exchange rate is not available, such exchange rate on such date for such foreign currency expressed in Canadian dollars as may be deemed by the Board of Directors to be appropriate for such purpose;

     (f) "Class B Special Shares" means the Class B Special Shares of the Corporation;

     (g) "Class C Special Shares" means the Class C Special Shares of the Corporation;

     (h) "Class D Special Shares" means the Class D Special Shares of the Corporation;

     (i)  "Class X Shares" means the Class X Shares of the Corporation;

     (j)  "Common Shares" means Common Shares of the Corporation;

     (k) "Current Market Price" means, in respect of an IMSC Common Share on any date, the Canadian Dollar Equivalent of the average of the closing bid and asked prices of IMSC Common Shares during a period of 20 consecutive trading days ending not more than 5 trading days before such date on the National Market System of the National Association of Securities Dealers Automated Quotation System or, if the IMSC Common Shares are not then quoted on the National Market System of the National Association of Securities Dealers Automated Quotation System, on such other stock exchange or automated quotation system on which the IMSC Common Shares are listed or quoted, as the case may be, as may be selected by the Board of Directors for such purpose; provided, however, that in the event IMSC Common Shares are not then listed or quoted on any recognized stock exchange or automated quotation system or if, in the opinion of the Board of Directors, the public distribution or trading activity of IMSC Common Shares during such period does not create a market which reflects the fair market value of the IMSC Common Shares, then the Current Market Price of an IMSC Common Share shall be determined by the Board of Directors based upon the advice of such qualified independent financial advisors as the Board of Directors may deem to be appropriate, and provided further than any such selection, opinion or determination by the board of Directors shall be conclusive and binding;

                                                                              1c


     (l)  "DCFood" means D.C. Food Processing Inc.;

     (m) "GAAP" means Canadian generally accepted accounting principles applied on a consistent basis;

     (n) "IMSC" means International Menu Solutions Corporation, a Nevada corporation and any successor thereto;

     (o) "IMSC Common Shares" means the shares of common stock of IMSC, with a par value of U.S. $0.001 per share, having voting rights of one vote per share;

     (p) "IMSC Dividend Payment Date" means the date upon which payment of dividends declared by IMSC on the IMSC Dividend Declaration Date is made; and "IMSC Dividend Declaration Date" means the date upon which IMSC declares a dividend on the IMSC Common Shares;

     (q) "Series 1 Liquidation Amount" means the amount per Series 1 Share that each holder of Series 1 Shares shall be entitled to under Section 11.1 or 11.2 hereof, as the case may be;

     (r) "Series 1 Liquidation Date" means the effective date of the liquidation, dissolution or winding-up of the Corporation or other distribution of the assets of the Corporation among its shareholders for the purpose of liquidation of the Corporation or winding up of its affairs;

     (s) "Series 1 Share Exchange Multiple" means the quotient obtained by dividing:

          i) 50% of the Adjusted EBITDA for the period from and including December 7, 1998 to and including December 31, 1999 or such earlier date as may be determined pursuant to Article 17; by

          ii) the Current Market Price of one IMSC Common Share determined as at December 31, 1999 or such earlier date as may be determined pursuant to Article 17;

     and "Series 1 Share Exchange Multiple Per Share" means the quotient obtained by dividing the Series 1 Share Exchange Multiple by the number of Series 1 Shares issued and outstanding as at the close of business (Toronto time) on December 31, 1999 or on such earlier date as may be determined pursuant to Article 17;

                                                                              1d


     (t) "Support Agreement" means that certain support agreement relating to the Series 1 Shares dated the 10th day of May, 1999 between Donald Kilimnik, Deborah Kilimnick, Robert Curik and Anjela Curik, the Corporation and IMSC;

     (u) "Transfer Agent" means the secretary of the Corporation or such other person as may from time to time be the registrar and transfer agent for the Class E Special Shares.

1.2 The Board of Directors shall determine, in good faith and in its discretion, acting reasonably, (with the assistance of such reputable and qualified independent financial advisors and/or other experts as the Board of Directors may require), what is the "Economic Equivalent" for the purposes of these share provisions, and each such determination shall be conclusive and binding on IMSC, and the term "Economic Equivalent" where used in these share provisions shall refer to such determination. In making such determination, the following factors shall, without excluding other factors determined by the Board of Directors to be relevant, be considered by the Board of Directors:

          (i) in the case of any stock dividend or other distribution payable in IMSC Common Shares, the number of such shares issued in proportion to the number of IMSC Common Shares previously outstanding;

          (ii) in the case of the issuance or distribution of any options, rights, warrants to subscribe for or purchase IMSC Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire IMSC Common Shares), the relationship between the exercise price of each such option, right or warrant and the Current Market Price of IMSC Common Shares;

          (iii)in the case of the issuance or distribution of any other form of property (including without limitation any shares or securities of IMSC of any class other than IMSC Common Shares, any rights, options or warrants other than those referred to in Section 1.2(ii) above, any evidences of indebtedness of IMSC or any assets of IMSC), the relationship between the fair market value (as determined by the Board of Directors) of such property to be issued or distributed with respect to each outstanding IMSC Common Share and the Current Market Price of an IMSC Common Share;

          (iv) in the case of any subdivision, redivision or change of the then outstanding IMSC Common Shares into a greater number of

                                                                              1e


               IMSC Common Shares or the reduction, combination or consolidation or change of the then outstanding IMSC Common Shares into a lesser number of IMSC Common Shares or any amalgamation, merger reorganization or other transaction affecting the IMSC Common Shares, the effect thereof upon the then outstanding IMSC Common Shares; and

          (v) in all such cases, the general taxation consequences of the relevant event to holders of Series 1 Shares to the extent that such consequences may differ from the taxation consequences to holders of IMSC Common Shares as a result of differences between taxation laws of Canada and the United States (except for any differing consequences arising as a result of differing marginal taxation rates and without regard to the individual circumstances of holders of Series 1 Shares.

      Article 2 - Reciprocal Changes, etc. In Respect of IMSC Common Shares

2.1 Each holder of a Series 1 Share acknowledges that the Support Agreement provides, in part, that IMSC will not without the prior approval of the Corporation and the prior approval of the holders of the Series 1 Shares, given in accordance with these share provisions:

     (a) issue or distribute IMSC Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire IMSC Common Shares) to the holders of all or substantially all of the then outstanding IMSC Common Shares by way of stock dividend or other distribution, other than an issue of IMSC Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire IMSC Common Shares) to holders of IMSC Common Shares who exercise an option to receive dividends in IMSC Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire IMSC Common Shares) in lieu of receiving cash dividends; or

     (b) issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding IMSC Common Shares entitling them to subscribe for or to purchase IMSC Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire IMSC Common Shares); or

     (c) issue or distribute to the holders of all or substantially all of the then outstanding IMSC Common Shares (A) shares or securities of IMSC of any class other than IMSC Common Shares (other than shares convertible into or exchangeable for or carrying rights to acquire IMSC

                                                                              1f


          Common Shares), (B) rights, options or warrants other than those referred to in Section 2.1(b) above, (C) evidences of indebtedness of IMSC or (D) assets of IMSC;

unless the Economic Equivalent on a per share basis of such rights, securities, shares, evidences of indebtedness or other assets is issued or distributed simultaneously to the holders of the Series 1 Shares.

2.2 Each holder of a Series 1 Share acknowledges that the Support Agreement further provides, in part, that IMSC will not without the prior approval of the Corporation and the prior approval of the holders of the Series 1 Shares, given in accordance with these share provisions:

     (a) subdivide, redivide or change the then outstanding IMSC Common Shares into a greater number of IMSC Common Shares; or

     (b) reduce, combine or consolidate or change the then outstanding IMSC Common Shares into a lesser number of IMSC Common Shares; or

     (c) reclassify or otherwise change IMSC Common Shares or effect an amalgamation, merger, reorganization or other transaction affecting IMSC Common Shares;

unless the Economic Equivalent of such change shall simultaneously be made to, or in the rights of the holders of, the Series 1 Shares.

2.3 The Support Agreement further provides, in part, that the provisions of the Support Agreement referred to in the preceding Sections 2.1 and 2.2 shall not be changed without the approval of the holders of the Series 1 Shares, given in accordance with these share provisions.

         Article 3 - Actions by the Corporation under Support Agreement

3.1 The Corporation will take all such actions and do all such things as shall be necessary or advisable to perform and comply with and to ensure performance and compliance by IMSC with all provisions of the Support Agreement applicable to the Corporation and IMSC, respectively, in accordance with the terms thereof including, without limitation, taking all such actions and doing all such things as shall be necessary or advisable to ensure to the fullest extent possible for the direct benefit of the Corporation all rights and benefits in favour of the Corporation under or pursuant to such agreement.

3.2 The Corporation shall not propose, agree to or otherwise give effect to any amendment to, or waiver or forgiveness of its rights or obligations under, the Support Agreement without the approval of the holders of Series 1 Shares, given in

                                                                              1g


accordance with these share provisions, other than such amendments, waivers and/or forgiveness as may be necessary or advisable for the purposes of:

     (a) adding to the covenants of the other party or parties to such agreement for the protection of the Corporation or the holders of Series 1 Shares thereunder; or

     (b) making such provisions or modifications not inconsistent with such agreement as may be necessary or desirable with respect to matters or questions arising thereunder which, in the opinion of the Board of Directors of the Corporation, it may be expedient to make, provided that the Board of Directors shall be of the opinion, after consultation with counsel, that such provisions and modifications will not be prejudicial to the interests of the holders of the Series 1 Shares; or

     (c) making such changes in or corrections to such agreement which, on the advice of counsel to the Corporation, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error contained therein, provided that the Board of Directors of the Corporation shall be of the opinion, after consultation with counsel, that such changes or corrections will not be prejudicial to the interests of the holders of the Series 1 Shares.

The Corporation shall provide each holder of Series 1 Shares with written notification of any such amendment, waiver and/or forgiveness.

                               Article 4 - Notices

4.1 Any notice, request or other communication to be given to the Corporation by a holder of Series 1 Shares shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by telecopy or by delivery to the registered office of the Corporation and addressed to the attention of the Secretary. Any such notice, request or other communication, if given by mail, telecopy or delivery, shall only be deemed to have been given and received upon actual receipt thereof by the Corporation.

4.2 Any presentation and surrender by a holder of Series 1 Shares to the Corporation of certificates representing Series 1 Shares in connection with the liquidation, dissolution or winding up of the Corporation or the retraction or redemption of Series 1 Shares shall be made by registered mail (postage prepaid) or by delivery to the registered office of the Corporation or any other office of the Corporation designated by it in accordance with these share provisions addressed to the

                                                                              1h


attention of the Secretary of the Corporation. Any such presentation and surrender of certificates shall only be deemed to have been made and to be effective upon actual receipt thereof by the Corporation. Any such presentation and surrender of certificates made by registered mail shall be at the sole risk of the holder mailing the same.

4.3 Any notice, request or other communication to be given to a holder of Series 1 Shares by or on behalf of the Corporation shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by delivery to the address of the holder recorded in the securities register of the Corporation or, in the event of the address of any holder not being so recorded, then at the last known address of such holder. A copy of such notice will be sent to any financial institution which has provided notice to the Corporation that it is a pledgee of any Series 1 Shares. Any such notice, request or other communication, if given by mail, shall be deemed to have been given and received on the date of delivery. Accidental failure or omission to give any notice, request or other communication to one or more holders of Series 1 Shares shall not invalidate or otherwise alter or affect any action or proceeding to be taken by the Corporation pursuant thereto.

                          Article 5 - Withholding Taxes

5.1 If the payment or delivery of cash or property to the holder of a Series 1 Share pursuant to the provisions hereof would result in the Corporation or IMSC becoming liable to withhold or deduct and remit therefrom an amount on account of the tax liability of such holder under the Income Tax Act (Canada) or the applicable taxation legislation of any other jurisdiction, then, unless such holder provides to the Corporation or IMSC, as the case may be, certificates or such other assurances as are provided for under the Income Tax Act (Canada) or such other applicable taxation legislation as are required to ensure that neither the Corporation nor IMSC is so liable, the cash or property required to be so delivered shall be net of any amounts required to be so withheld or deducted and remitted.

      Article 6 - Specified Amounts for the Purposes of the Income Tax Act

6.1 For the purposes of subsection 191(4) of the Income Tax Act (Canada), the specified amount for the Series 1 Shares shall be $5.00 per share.

                  Article 7 - No Fractional IMSC Common Shares

7.1 No certificates or scrip representing a fractional IMSC Common Share shall be required to be delivered to the holder of any of the Series 1 Shares upon the redemption of such Series 1 Shares, or distribution to the holder of such Series 1 Shares upon the liquidation, dissolution or winding-up of the Corporation or other distribution of assets of the Corporation among its shareholders for the purpose of liquidation of the Corporation's assets or winding up its affairs, or a purchase of such Series 1 Shares by IMSC pursuant to and as provided for in these share provisions (an "Exchange Event").

                                                                              li


In lieu of any such fractional IMSC Common Share, each holder of a Series 1 Share entitled to a fractional interest in an IMSC Common Share upon an Exchange Event shall receive an amount of cash (rounded to the nearest whole cent), without interest, equal to the Canadian Dollar Equivalent of the product of (i) such fraction, multiplied by (ii) the Current Market Price of one IMSC Common Share determined as at the date upon which such holder becomes entitled to such fractional interest.

                               Article 8 - Legend

8.1 The certificates evidencing the Series 1 Shares shall contain or have affixed thereto a legend, in form and on the terms approved by the Board of Directors with respect to the Support Agreement between IMSC and the Corporation.

                              Article 9 - Dividends

9.1 From the date of the issuance of the Series 1 Shares up to and including December 31, 1999 or such earlier date as may be determined pursuant to Article 17, a holder of the Series 1 Shares shall be entitled to receive, and the Corporation shall pay thereon, out of monies properly applicable to the payment of dividends, such dividends as the Board of Directors may from time to time declare.

9.2 After December 31, 1999 or such earlier date as may be determined pursuant to Article 17, a holder of Series 1 Shares shall be entitled to receive and the Board of Directors shall, subject to applicable law, on each IMSC Dividend Declaration Date, declare a dividend on each Series 1 Share (i) in the case of a cash dividend declared on the IMSC Common Shares, in an amount in cash for each Series 1 Share equal to the Canadian Dollar Equivalent on the IMSC Dividend Declaration Date of the cash dividend declared on each IMSC Common Share multiplied by the Series 1 Share Exchange Multiple Per Share or (ii) in the case of a stock dividend declared on the IMSC Common Shares to be paid in IMSC Common Shares, in such number of Series 1 Shares for each Series 1 Share as is equal to the number of IMSC Common Shares to be paid on each IMSC Common Share or (iii) in the case of a dividend declared on the IMSC Common Shares in property other than cash or IMSC Common Shares, in such type and amount of property for each Series 1 Share as is the same as or the Economic Equivalent of the type and amount of property declared as a dividend on each IMSC Common Share, multiplied by the Series 1 Exchange Multiple Per Share. Such dividends shall be paid out of money, assets or property of the Corporation properly applicable to the payment of dividends, or out of authorized but unissued shares of the Corporation.

9.3 The record date for the determination of the holders of Series 1 Shares entitled to receive payment of, and the payment date for, any dividend or distribution declared on the Series 1 Shares under Section 9.2 hereof shall be the same as the record date and the payment date, respectively, for the corresponding dividend or distribution declared on the IMSC Common Shares.

9.4 Cheques of the Corporation payable at par at any branch of the bankers of the Corporation in Canada shall be issued in respect of any cash dividends contemplated by Section 9.2(i) hereof and the sending of such a cheque to each holder of a Series 1 Share shall satisfy the cash dividend represented thereby unless the cheque is not paid on presentation. Certificates registered in the name of the registered holders of Series 1 Shares shall be issued or transferred in respect of any stock dividends contemplated by Section 9.2(ii) hereof and the sending of such a certificate to each holder of a Series 1 Share shall satisfy the stock dividend represented thereby. Such other type and amount of property in respect of any dividends contemplated by Section 9.2(iii) hereof shall be issued, distributed or transferred by the Corporation in such manner as it shall determine and the issuance, distribution or transfer thereof by the Corporation to each holder of a Series 1 Share shall satisfy the dividend represented thereby. No holder of a Series 1 Share shall be entitled to recover by action or other legal process against the Corporation any dividend that is represented by a cheque that has not been duly presented to the Corporation's bankers for payment or that otherwise remains unclaimed for a period of six years from the date on which such dividend was payable.

9.5 If on any payment date for any dividends declared on the Series 1 Shares under Section 9.2 hereof, such dividends are not paid in full on all of the Series 1 Shares then outstanding because the Corporation does not then have sufficient monies, assets or property applicable to the payment of such dividends, then any such dividends that remain unpaid shall be paid on the earliest subsequent date or dates determined by the Board of Directors on which the Corporation shall have sufficient monies, assets or property applicable to the payment of such dividends. If on any date for the declaration or payment of any dividend declared or to be declared on the Series 1 Shares under Section 9.2 above such dividends are not declared or are not paid in full on all of the Series 1 Shares then outstanding because the Series 1 Exchange Multiple has not then been determined, then any such dividends that remain undeclared and/or unpaid shall be declared and/or paid on the earliest subsequent date or dates determined by the Board of Directors on which the Series 1 Share Exchange Multiple shall have been determined. If on any date for the payment of a dividend declared or to be declared on the Series 1 Shares under Section 9.2 above such dividend is not paid in full on all of the Series 1 Shares for any reason whatsoever, then the Corporation shall pay to the holders of the Series 1 Shares interest at the rate per annum which is equal to the interest rate then charged to the Corporation by its principal banker for operating credit facilities provided to the Corporation, on the principal amount of such outstanding dividend, from the IMSC Dividend Payment Date to the date of actual payment of such dividend.


                        Article 10 - Certain Restrictions

10.1 So long as any of the Series 1 Shares are outstanding, the Corporation lk


shall not at any time without, but may at any time with, the approval of the holders of the Series 1 Shares given in accordance with these share provisions:

     (a) pay any dividends on the Class A Special Preferred Shares, the Common Shares, or any other shares ranking junior to the Series 1 Shares, other than stock dividends payable in Common Shares or any such other shares ranking junior to the Series 1 Shares, as the case may be;

     (b) redeem or purchase or make any capital distribution in respect of Class A Special Preferred Shares, Common Shares or any other shares ranking junior to the Series 1 Shares;

     (c) redeem or purchase any other shares of the Corporation ranking equally with the Series 1 Shares with respect to the payment of dividends or on any liquidation distribution; or

     (d) issue any Series 1 Shares or any other shares of the Corporation ranking superior to the Series 1 Shares other than the issuance of Class X Shares and other than by way of stock dividends to the holders of such Series 1 Shares or as contemplated by the Support Agreement.

                  The restrictions in Sections 10.1(a), 10.1(b) and 10.1(c) above shall not apply if all dividends on the outstanding Series 1 Shares corresponding to dividends declared to date on IMSC Common Shares shall have been declared on the Series 1 Shares and paid in full.

     Article 11 - Participation Upon Liquidation, Dissolution or Winding-Up

11.1 At any time from the date of the issuance of each Series 1 Share up to and including December 31, 1999 or such earlier date as may be determined pursuant to Article 17, in the event of the liquidation, dissolution or winding-up of the Corporation or other distribution of assets of the Corporation among its shareholders for the purpose of liquidation of the Corporation's assets or winding up its affairs, each holder of Series 1 Shares shall be entitled, subject to applicable law, to receive in respect of each Series 1 Share held by such holder on the Series 1 Liquidation Date 1.11111 IMSC Common Shares for each such Series 1 Share which shall be satisfied in full by the Corporation causing to be delivered to such holder 1.11111 IMSC Common Shares for each Series 1 share held, plus an additional amount equivalent to the full amount of all dividends declared and unpaid on such Series 1 Share, but such holder shall not be entitled to share any further in the distribution of the property or assets of the Corporation; if the assets of the Corporation including surplus, are not sufficient in respect of each Series 1 Share to pay such amount in full, then all the said assets or their proceeds remaining after such payment shall be distributed rateably among the holders of the Series 1 Shares.

                                                                              ll


11.2 At any time after December 31, 1999 or such earlier date as may be determined pursuant to Article 17, in the event of the liquidation, dissolution or winding-up of the Corporation or other distribution of assets of the Corporation among its shareholders for the purpose of liquidation of the Corporation's assets or winding up its affairs, each holder of Series 1 Shares shall be entitled, subject to applicable law, to receive in respect of each Series 1 Share held by such holder on the Series 1 Liquidation Date to an amount per share equal to: (i) the Current Market Price of an IMSC Common Share determined as at the last Business Day prior to the Series 1 Liquidation Date multiplied by the Series 1 Share Exchange Multiple Per Share, which shall be satisfied in full by the Corporation causing to be delivered to such holder that number of IMSC Common Shares which is equal to the Series 1 Share Exchange Multiple Per Share, plus (ii) an additional amount equivalent to the full amount of all dividends declared and unpaid on such Series 1 Share prior to the Liquidation Date.

11.3 In the case of a distribution on Series 1 Shares under this Article 11, on or promptly after the Series 1 Liquidation Date, and subject to the exercise by IMSC of the Series 1 Liquidation Call Right (as set forth and defined below), the Corporation shall cause to be delivered to the holders of Series 1 Shares the Series 1 Liquidation Amount for each such Series 1 Share upon presentation and surrender of the certificates representing such Series 1 Shares, together with such other documents and instruments as may be required to effect a transfer of Series 1 Shares under the Business Corporations Act (Ontario) and such additional documents and instruments as the Transfer Agent may reasonably require, at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of the Series 1 Shares. Payment of the aggregate Series 1 Liquidation Amount for such Series 1 Shares shall be made by delivery to each holder, at the address of the holder recorded in the securities register of the Corporation for the Series 1 Shares or by holding for pick-up by the holder at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of the Series 1 Shares of certificates representing IMSC Common Shares (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim, encumbrance, security interest or adverse claim) and a cheque of the Corporation payable at par in Canadian dollars at any branch of the bankers of the Corporation in Canada in payment of the amount equivalent to the full amount of all declared and unpaid dividends comprising part of the Series 1 Liquidation Amount.

11.4 If on the Series 1 Liquidation Date, the Series 1 Liquidation Amount in respect of any of the Series 1 Shares payable under Section 11.2 above cannot be paid because the Series 1 Share Exchange Multiple has not then been determined, then such Series 1 Liquidation Amount or any part thereof that remains unpaid shall be paid on the earliest subsequent date or dates determined by the Board of Directions on which the Series 1 Share Exchange Multiple shall have been determined; provided that in such event, the Corporation shall pay to the holders of the Series 1 Shares interest at the rate lm


per annum which is equal to the interest rate charged to the Corporation by its principal banker at the Series 1 Liquidation Date for operating credit facilities provided to the Corporation, on the principal amount of such outstanding Series 1 Liquidation Amount, from the Series 1 Liquidation Date to the date of actual payment thereof.

11.5 On and after the Series 1 Liquidation Date, the holders of the Series 1 Shares shall cease to be holders of such Series 1 Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive the Series 1 Liquidation Amount in respect of the Series 1 Shares held by them, unless payment of the Series 1 Liquidation Amount for such Series 1 Shares shall not be made upon presentation and surrender of share certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the Series 1 Liquidation Amount has been paid in the manner hereinbefore provided.

11.6 The Corporation shall have the right at any time after the Series 1 Liquidation Date to deposit or cause to be deposited the Series 1 Liquidation Amount in respect of the Series 1 Shares represented by certificates that have not at the Series 1 Liquidation Date been surrendered by the holders thereof in a custodial account with any chartered bank or trust company in Canada designated by the Board of Directors of the Corporation (the "Deposit Agent"). Upon such deposit being made, the rights of the holders of Series 1 Shares after such deposit shall be limited to receiving the Series 1 Liquidation Amount in respect of such Series 1 Shares, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of the Series 1 Liquidation Amount, the holders of the Series 1 Shares shall thereafter be considered and deemed for all purposes to be the holders of the IMSC Common Shares delivered to them. After the Corporation has satisfied its obligations to pay the holders of the Series 1 Shares the Series 1 Liquidation Amount per Series 1 Share pursuant to Section
11.2 above or the amounts payable pursuant to Section 11.1 above, as the case may be, such holders shall not be entitled to share in any further distribution of the assets of the Corporation.

11.7 IMSC shall have the overriding right (the "Series 1 Liquidation Call Right"), in the event of and notwithstanding the proposed liquidation, dissolution or winding-up of the Corporation at any time after the Series 1 Liquidation Date, to purchase from all, but not less than all, of the holders of Series 1 Shares on the Series 1 Liquidation Date all, but not less than all, of the Series 1 Shares held by each such holder on payment by IMSC to each holder of an amount per share equal to the Series 1 Liquidation Amount (as determined pursuant to the provisions of Section 11.1 or 11.2, as applicable (the "Series 1 Liquidation Call Purchase Price")). In the event of the exercise of the Series 1 Liquidation Call Right by IMSC, each holder shall be obliged to sell all of the Series 1 Shares held by such holder to IMSC on the Series 1 Liquidation Date on payment by IMSC to the holder of the Series 1 Liquidation Call Purchase Price for each such share.

                                                                              ln


11.8 In order to exercise its Series 1 Liquidation Call Right, IMSC must notify, in writing, the holders of the Series 1 Shares and the Corporation, of IMSC's intention to exercise such right at least 55 days before the Series 1 Liquidation Date in the case of a voluntary liquidation, dissolution or winding up of the Corporation and at least 5 Business Days before the Series 1 Liquidation Date in the case of an involuntary liquidation, dissolution or winding up of the Corporation. If IMSC exercises the Series 1 Liquidation Call Right, then on the Series 1 Liquidation Date, IMSC will purchase and the holders will sell all of the Series 1 Shares then outstanding for a price per share equal to the Series 1 Liquidation Call Purchase Price.

11.9 For the purposes of completing the purchase of the Series 1 Shares pursuant to the exercise of the Series 1 Liquidation Call Right, IMSC shall deliver to each holder at the address of the holder recorded in the securities register of the Corporation for the Series 1 Shares or by holding for pick-up by the holder at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of the Series 1 Shares, of certificates representing the IMSC Common Shares required to be delivered by IMSC in payment of the Series 1 Liquidation Call Purchase Price (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim, encumbrance, security interest or adverse claim) and a cheque of the Corporation payable at par in Canadian dollars at any branch of the bankers of the Corporation in payment of the amount equivalent to the full amount of all declared and unpaid dividends comprising part of the Series 1 Liquidation Amount.

11.10 Provided that the Series 1 Liquidation Call Purchase Price has been paid as provided for in Section 11.9, on and after the Series 1 Liquidation Date, the rights of each holder of Series 1 Shares will be limited to receiving the Series 1 Liquidation Call Purchase Price payable by IMSC in respect of the Series 1 Shares held by such holder upon presentation and surrender by such holder of certificates representing such Series 1 Shares and the holder shall on and after the Series 1 Liquidation Date be considered and deemed for all purposes to be the holder of the IMSC Common Shares delivered to it. Upon surrender to the
Deposit Agent (as defined in Section 11.6 above) of the certificates representing Series 1 Shares, together with such other documents and instruments as may be required to effect a transfer of Series 1 Shares under the Business Corporations Act (Ontario), and such additional documents and instruments as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Transfer Agent on behalf of IMSC shall deliver to such holder, certificates representing the IMSC Common Shares to which the holder is entitled and a cheque or cheques of IMSC payable at par and in Canadian dollars at any branch of the bankers of IMSC or of the Corporation in Canada in payment of the remaining portion, if any, of the Series 1 Liquidation Call Purchase Price. If IMSC does not exercise the Series 1 Liquidation Call Right in the manner described above, on the Series 1 Liquidation Date, the holders lo of the Series 1 Shares will be entitled to receive in exchange therefor the Series 1 Liquidation Amount otherwise payable by the Corporation in connection with the liquidation, dissolution or winding-up of the Corporation pursuant to this Article 11.

11.11 The Corporation shall provide prompt written notice to each holder of outstanding Series 1 Shares of any action, step or proceedings initiated or taken by the Corporation, or another person, in respect of, or for the purpose of, a liquidation, winding-up or dissolution of the Corporation.

              Article 12 - Retraction of Series 1 Shares by Holder

12.1 A holder of Series 1 Shares shall be entitled at any time after December 31, 1999 or such earlier date as may be determined pursuant to Article 17 subject to the exercise by IMSC of the Series 1 Retraction Call Right (as set forth and defined below) and otherwise upon compliance with the provisions of this Article 12, to require the Corporation to redeem, on the Series 1 Retraction Date (defined below), any or all of the Series 1 Shares registered in the name of such holder for an amount per share equal to: (i) the Current Market Price of one IMSC Common Share determined as at the last Business Day prior to the Series 1 Retraction Date (as defined below) multiplied by the Series 1 Share Exchange Multiple Per Share, which shall be paid and satisfied in full by the Corporation causing to be delivered to such holder that number of IMSC Common Shares which is equal to the Series 1 Share Exchange Multiple Per Share for each Series 1 Share presented and surrendered by the holder plus (ii) an additional amount equivalent to the full amount of all dividends declared and unpaid on each Series 1 Share prior to the Series 1 Retraction Date (collectively, the "Series 1 Retraction Price" provided that if the record date for any such declared and unpaid dividend occurs on or after the Series 1 Retraction Date, the Series 1 Retraction Price shall not include such additional amount equivalent to the declared and unpaid dividend).

12.2 To exercise the right of retraction provided for in Section 12.1, the holder shall present and surrender at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by written notice to the holders of Series 1 Shares, the certificate or certificates representing the Series 1 Shares which the holder desires to have the Corporation redeem, together with such other documents and instruments as may be required to effect a transfer of Series 1 Shares under the Business Corporations Act (Ontario), and such additional documents and instruments as the Transfer Agent may reasonably require, and together with a duly executed statement in the form attached hereto as Schedule "A", or such other form as may be acceptable to the Corporation, acting reasonably (the "Series 1 Retraction Request"):

     (a) specifying that the holder desires to have all or any number specified therein of the Series 1 Shares represented by such certificate or certificates (the "Retracted Series 1 Shares") redeemed by the

          Corporation;

     (b) stating the Business Day on which the holder desires to have the Corporation redeem the Retracted Series 1 Shares (the "Series 1
          Retraction Date"), provided that the Series 1 Retraction Date shall not be less than five (5) Business Days after the date on which the Series 1 Retraction Request is received by the Corporation and further provided that, in the event that no such Business Day is specified by the holder in the Series 1 Retraction Request, the Series 1 Retraction Date shall be deemed to be the tenth (10th) Business Day after the date on which the Series 1 Retraction Request is received by the Corporation; and

     (c) acknowledging the overriding right (the "Series 1 Retraction Call Right") of IMSC to purchase all but not less than all the Series 1 Retracted Shares directly from the holder and that the Series 1 Retraction Request shall be deemed to be a revocable offer by the holders to sell the Retracted Series 1 Shares to IMSC in accordance with the Series 1 Retraction Call Right.

12.3 Subject to the exercise by IMSC of the Series 1 Retraction Call Right, upon receipt by the Corporation or the Transfer Agent in the manner specified in this
Article 12 of a certificate or certificates representing the number of Series 1 Shares which the holder desires to have the Corporation redeem, together with a Series 1 Retraction Request, and provided further that the Series 1 Retraction Request is not revoked by the holder in the manner specified in Section 12.10, the Corporation shall redeem the Series 1 Retracted Shares effective at the close of business on the Series 1 Retraction Date and shall cause to be delivered to such holder the Series 1 Retraction Price with respect to such shares. If only a part of the Series 1 Shares represented by any certificate is redeemed or purchased by IMSC pursuant to the Series 1 Retraction Call Right, a new certificate for the balance of such Series 1 Shares shall be issued to the holder at the expense of the Corporation.

12.4 Upon receipt by the Corporation of a Series 1 Retraction Request, the Corporation shall immediately notify IMSC thereof. In order to exercise the Series 1 Retraction Call Right, IMSC must notify the Corporation in writing of its determination to do so (the "Series 1 Retraction Call Notice") within two
(2) Business Days of notification to IMSC by the Corporation of the receipt by the Corporation of the Series 1 Retraction Request. If IMSC does not so notify the Corporation within such two (2) Business Day period, the Corporation will notify the holder as soon as possible thereafter that IMSC will not exercise the Series 1 Retraction Call Right. If IMSC delivers the Series 1 Retraction Call Notice within such two (2) Business Day period, and provided that the Series 1 Retraction Request is not revoked by the holder in the manner specified in
Section 12.10, the Series 1 Retraction Request shall thereupon be considered only to be an offer by the holder to sell the Retracted Series 1 Shares to

                                                                              1q


IMSC in accordance with the Series 1 Retraction Call Right. In such event, the Corporation shall not redeem the Retracted Series 1 Shares and IMSC shall purchase from such holder and such holder shall sell to IMSC on the Series 1 Retraction Date the Retracted Series 1 Shares for a purchase price (the "Series 1 Retraction Call Purchase Price") per share equal to the Series 1 Retraction Price per share.

12.5 For the purpose of completing a purchase pursuant to the Series 1 Retraction Call Right, IMSC shall deposit with the Transfer Agent, on or before the Series 1 Retraction Date, certificates representing IMSC Common Shares and a cheque in the amount of the remaining portion, if any, of the Series 1 Retraction Call Purchase Price in respect of the Retracted Series 1 Shares.

12.6 Provided that the Series 1 Retraction Call Purchase Price in respect of the Retracted Series 1 Shares has been so deposited with the Corporation or the Transfer Agent, the closing of the purchase and sale of the Retracted Series 1 Shares pursuant to the Series 1 Retraction Call Right shall be deemed to have occurred as at the close of business on the Series 1 Retraction Date and, for greater certainty, no purchase by the Corporation of such Retracted Series 1 Shares shall take place on the Series 1 Retraction Date. In the event that IMSC does not deliver a Series 1 Retraction Call Notice within the said two (2) Business Day period, and provided that the Series 1 Retraction Request is not revoked by the holder in the manner specified in Section 12.10, the Corporation shall purchase the Retracted Series 1 Shares on the Series 1 Retraction Date in the manner otherwise contemplated in this Article 12.

12.7 Promptly and without delay, the Corporation or IMSC, as the case may be, shall deliver or cause the Transfer Agent to deliver to the relevant holder, at the address of the holder recorded in the securities register of the Corporation for the Series 1 Shares or at the address specified in the holder's Series 1 Retraction Request or by holding for pick-up by the holder at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation or IMSC, as the case may be, by notice to the holders of Series 1 Shares, certificates representing IMSC Common Shares (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim, encumbrance, security interest or adverse claim) registered in the name of the holder or in such other name as the holder may request in payment of the Series 1 Retraction Price or the Series 1 Retraction Call Purchase Price (as the case may be) in respect of the Retracted Series 1 Shares, and a cheque of the Corporation payable at par in Canadian dollars at any branch of the bankers of the Corporation in Canada in payment of the remaining portion, if any, of the Series 1 Retraction Price (less any tax required to be deducted and withheld therefrom by the Corporation) or a cheque of IMSC payable at par in Canadian dollars at any branch of the bankers of IMSC in Canada in payment of the remaining portion, if any, of the total Series 1 Retraction Call Purchase Price (as the case may be) in respect of the Retracted Series 1 Shares and such delivery of such certificates and cheque by or on behalf of the Corporation or by or on behalf of IMSC (as the case may

                                                                              1r


be) by the Transfer Agent, shall be deemed to be payment of and shall satisfy and discharge all liability for the Series 1 Retraction Price or Series 1 Retraction Call Purchase Price (as the case may be) in respect of the Retracted Series 1 Shares to the extent that the same is represented by such share certificates and cheque (plus any tax required and in fact deducted and withheld therefrom and remitted to the proper tax authority, without interest), unless such cheque is not paid on due presentation.

12.8 On and after the close of business on the Series 1 Retraction Date, the holder of the Retracted Series 1 Shares shall cease to be a holder of such Retracted Series 1 Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive the Series 1 Retraction Price or Series 1 Retraction Call Purchase Price (as the case may be) in respect of such Retracted Series 1 Shares unless upon presentation and surrender of certificates in accordance with the foregoing provisions, payment of the Series 1 Retraction Price or the Series 1 Retraction Call Purchase Price (as the case may be) shall not be made, in which case the rights of such holder shall remain unaffected until such Series 1 Retraction Price or Series 1 Retraction Call Purchase Price (as the case may be) has been paid in the manner hereinbefore provided. On and after the close of business on the Series 1 Retraction Date, provided that presentation and surrender of certificates and payment of such Series 1 Retraction Price or Series 1 Retraction Call Purchase Price (as the case may be) has been made in accordance with the foregoing provisions, the holder of the Retracted Series 1 Shares so redeemed by the Corporation or purchased by IMSC shall thereafter be considered and deemed for all purposes to be a holder of the IMSC Common Shares delivered to it.

12.9 Notwithstanding any other provision of this Article 12, the Corporation shall not be required to redeem Retracted Series 1 Shares specified by a holder in a Series 1 Retraction Request to the extent that such redemption of Retracted Series 1 Shares would be contrary to solvency requirements or other provisions of applicable law. If the Corporation believes that on any Series 1 Retraction Date it would not be permitted by any of such provisions to purchase the Retracted Series 1 Shares tendered for redemption on such date, and provided that IMSC shall not have exercised the Series 1 Retraction Call Right with respect to the Retracted Series 1 Shares, the Corporation shall only be required to redeem Retracted Series 1 Shares specified by a holder in a Series 1 Retraction Request to the extent of the maximum number that may be so redeemed (rounded down to a whole number of shares) as would not be contrary to such provisions and shall notify the holder at least two (2) Business Days prior to the Series 1 Retraction Date as to the number of Retracted Series 1 Shares which will not be redeemed by the Corporation. In any case in which the redemption by the Corporation of Retracted Series 1 Shares would be contrary to solvency requirements or other provisions of applicable law, the Corporation shall as soon as practicable and from time to time redeem Retracted Series 1 Shares in accordance with Section 12.3 above on a pro rata basis and shall issue to each holder of Retracted Series 1 Shares a new certificate, at the expense of the Corporation, representing Series 1 Shares not

                                                                              1s


purchased by the Corporation pursuant to Section 12.3. Provided that the Series 1 Retraction Request is not revoked by the holder in the manner specified in
Section 12.10, the holder of any such Retracted Series 1 Shares not redeemed by the Corporation pursuant to Section 12.3 as a result of solvency requirements or other provisions of applicable law shall be deemed by giving the Series 1 Retraction Request to require IMSC to purchase such Retracted Series 1 Shares from such holder on the Series 1 Retraction Date or as soon as practicable thereafter on payment by IMSC to such holder of the Series 1 Retraction Call Purchase Price for each such Retracted Series 1 Share, all as more specifically provided in the Support Agreement.

12.10 A holder of Retracted Series 1 Shares may, by notice in writing given by the holder to the Corporation no later than the close of business on the Business Day immediately preceding the Series 1 Retraction Date, withdraw its Series 1 Retraction Request in which event such Series 1 Retraction Request shall be null and void and, for greater certainty, the revocable offer constituted by the Series 1 Retraction Request to sell the Retracted Series 1 Shares to IMSC shall be deemed to have been revoked.

          Article 13 - Redemption of Series 1 Shares by the Corporation

13.1 In this Article 13, the term "Automatic Redemption Date" means the date for the automatic redemption by the Corporation of the Series 1 Shares pursuant to this Article 13, which date shall be December 31, 2013, unless (a) such date shall be extended at any time or from time to time to a specified later date by the Board of Directors, or (b) such date shall be accelerated at any time to a specified earlier date by the Board of Directors if at such time there are less than 25,000 Series 1 Shares outstanding (other than Series 1 Shares held by IMSC and its Affiliates and as such number of shares may be adjusted as deemed appropriate by the Board of Directors to give effect to any subdivision, combination or consolidation of or stock dividend on the Series 1 Shares, any issue or distribution rights to acquire Series 1 Shares or securities exchangeable for or convertible into Series 1 Shares, any issue or distribution of other securities or rights or evidences of indebtedness or assets or any other capital reorganization or other transaction affecting the Series 1 Shares).

13.2 Subject to applicable law and if IMSC does not exercise of the Series 1 Redemption Call Right (as set forth and defined below), the Corporation shall on the Automatic Redemption Date redeem all but not less than all of the then outstanding Series 1 Shares for an amount per share equal to: (i) the Current Market Price of one IMSC Common Share determined as at the last Business Day prior to the Automatic Redemption Date multiplied by the Series 1 Share Exchange Multiple Per Share, which shall be paid and satisfied in full by the Corporation causing to be delivered to each holder of a Series 1 Share that number of IMSC Common Shares which is equal to the Series 1 Share Exchange Multiple Per Share for each Series 1 Share held by such holder, plus (ii) an additional amount equivalent to the full amount of all dividends declared and unpaid thereon (collectively, the "Series 1 Redemption Price").

                                                                              1t


13.3 In any case of a redemption of Series 1 Shares under this Article 13, the Corporation shall, at least one hundred and twenty (120) days before the Automatic Redemption Date, send or cause to be sent to each holder of Series 1 Shares a notice in writing of the redemption by the Corporation or the purchase by IMSC under the Series 1 Redemption Call Right (as set forth and defined below), as the case may be, of the Series 1 Shares held by such holder. Such notice shall set out the formula for determining the Series 1 Redemption Price or the Series 1 Redemption Call Purchase Price (as the case may be), the Automatic Redemption Date and, if applicable, particulars of the Series 1 Redemption Call Right.

13.4 On or after the Automatic Redemption Date and subject to exercise of the Series 1 Redemption Call Right, the Corporation shall cause to be delivered to the holders of the Series 1 Shares to be redeemed, the Series 1 Redemption Price for each such Series 1 Share upon presentation and surrender at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation in such notice of the certificate or certificates representing the Series 1 Shares to be redeemed, together with such other documents and instruments as may be required to effect a transfer of Series 1 Shares pursuant to the Business Corporations Act (Ontario) and such additional documents and instruments as the Transfer Agent may reasonably require. Payment of the Series 1 Redemption Price for such Series 1 Shares shall be made by delivery to each holder, at the address of the holder recorded in the securities register of the Corporation or by holding for pick-up by the holder at the registered office of the Corporation or at the office of the Transfer Agent as may be specified by the Corporation in such notice, the certificate or certificates representing the IMSC Common Shares (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim, encumbrance, security interest or adverse claim) and a cheque of the Corporation payable at par in Canadian dollars at any branch of the bankers of the Corporation in Canada in respect of the amount equivalent to the full amount of all declared and unpaid dividends comprising part of the Series 1 Redemption Price. Upon such payment or deposit of the Series 1 Redemption Price, the holders of the Series 1 Shares redeemed shall be considered and deemed for all purposes to be the holders of the IMSC Common Shares delivered to them.

13.5 Subject to the exercise of the Series 1 Redemption Call Right, on and after the Automatic Redemption Date, the holders of the Series 1 Shares called for redemption shall cease to be holders of such Series 1 Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive the Series 1 Redemption Price in respect of such Series 1 Shares, unless payment of the Series 1 Redemption Price for such Series 1 Shares shall not be made upon presentation and surrender of certificates in accordance with Section 13.4, in which case the rights of the holders shall remain unaffected until such Series 1 Redemption Price has been paid in the manner hereinbefore provided.

                                                                              1u


13.6 The Corporation shall have the right, at any time after the sending of notice of its intention to redeem the Series 1 Shares as aforesaid, to deposit or cause to be deposited the Series 1 Redemption Price of the Series 1 Shares so called for redemption, or such of the said Series 1 Shares represented by certificates that have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption, in a custodial account with any chartered bank or trust company named in such notice. Upon the later of such deposit being made and the Automatic Redemption Date, the Series 1 Shares in respect whereof such deposit shall have been made shall be redeemed and the rights of the holders thereof after such deposit or Automatic Redemption Date, as the case may be, shall be limited to receiving the Series 1 Redemption Price for such Series 1 Shares so deposited, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of such Series 1 Redemption Price, the holders of the Series 1 Shares so redeemed shall thereafter be considered and deemed for all purposes to be holders of the IMSC Common Shares so delivered to them.

13.7 Notwithstanding the provisions of Section 13.2, IMSC shall have the overriding right (the "Series Redemption Call Right") notwithstanding the proposed redemption of the Series 1 Shares by the Corporation pursuant to this
Article 13, to purchase all but not less than all of the Series 1 Shares on the Automatic Redemption Date from the holders for a purchase price (the "Series 1 Redemption Call Purchase Price") per share equal to the Series 1 Redemption Price per share. In the event of the exercise of the Series 1 Redemption Call Right by IMSC, each holder shall be obligated to sell all the Series 1 Shares held by such holder to IMSC on the Automatic Redemption Date on payment by IMSC to such holder of the Series 1 Redemption Call Purchase Price for each such share.

13.8 To exercise the Series 1 Redemption Call Right, IMSC must notify the Transfer Agent, as agent for the holders of the Series 1 Shares and the Corporation, of IMSC's intention to exercise such right not less than one hundred and twenty-five (125) days before the Automatic Redemption Date. The Transfer Agent shall notify the holders of the Series 1 Shares as to whether or not IMSC has exercised the Series 1 Redemption Call Right forthwith after the expiry of the period during which the same may be exercised by IMSC. If IMSC exercises the Series 1 Redemption Call Right on the Automatic Redemption Date, IMSC will purchase and the holders will sell all of the Series 1 Shares then outstanding for a price per share equal to the Series 1 Redemption Call Purchase Price.

13.9 For the purposes of completing the purchase of the Series 1 Shares pursuant to the Series 1 Redemption Call Right, IMSC shall deposit with the Transfer Agent, on or before the Automatic Redemption Date, certificates representing IMSC Common Shares and a cheque in the amount of the remaining portion, if any, of the

                                                                              1v


Series 1 Redemption Call Purchase Price in respect of the Series 1 Shares.

13.10 Provided that the Series 1 Redemption Call Purchase Price has been so deposited with the Transfer Agent, on and after the Automatic Redemption Date the rights of each holder of Series 1 Shares will be limited to receiving the Series 1 Redemption Call Purchase Price payable by IMSC in respect of the Series 1 Shares upon presentation and surrender by the holder of certificates representing such Series 1 Shares and the holder shall, with respect to the Series 1 Shares so purchased, on and after the Series 1 Redemption Date, be considered and deemed for all purposes to be the holder of IMSC Common Shares delivered to such holder. Upon surrender to the Transfer Agent of a certificate or certificates representing the Series 1 Shares so purchased, together with such other documents and instruments as may be required to effect a transfer of Series 1 Shares under the Business Corporations Act (Ontario) and such additional documents and instruments as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Transfer Agent on behalf of IMSC shall deliver to such holder, certificates representing the IMSC Common Shares to which the holder is entitled and a cheque or cheques of IMSC payable in at par in Canadian dollars at any branch of the bankers of IMSC in Canada in payment of the remaining portion, if any, of the Series 1 Redemption Call Purchase Price. If IMSC does not exercise the Series 1 Redemption Call Right in the manner described above, the holders of the Series 1 Shares will be entitled to receive in exchange therefor the Series 1 Redemption Price otherwise payable by the Corporation pursuant to this Article 13 on the Automatic Redemption Date.

                     Article 14 - Purchase for Cancellation

14.1 Subject to applicable law, the Corporation may at any time and from time to time offer to purchase for cancellation all or any part of the outstanding Series 1 Shares at any price by the tender to all holders of record of Series 1 Shares then outstanding together with an amount equal to all declared and unpaid dividends thereon. The holders of Series 1 Shares may accept or refuse such offer at their discretion. If in response to an invitation for tenders under the provisions of this Article 14, more Series 1 Shares are tendered than the Corporation is prepared to purchase, the Series 1 Shares to be purchased by the Corporation shall be purchased as nearly as may be pro rata according to the number of shares tendered by each holder who submits a tender to the Corporation. If only part of the Series 1 Shares represented by any certificate shall be purchased, a new certificate for the balance of such shares shall be issued at the expense of the Corporation.

                                                                              1w


                 Article 15 - Amendment With Approval of Holders

15.1 The rights, privileges, restrictions and conditions attached to the Series 1 Shares as a class may be added to, changed or removed but only with the approval of the holders of the Series 1 Shares given in accordance with these share provisions.

                      Article 16 - Approval of the Holders

16.1 Any approval given by the holders of the Series 1 Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Series 1 Shares or any other matter requiring the approval or consent of the holders of the Series 1 Shares shall be deemed to have been sufficiently given if it shall have been given in accordance with applicable law subject to a minimum requirement that such approval be evidenced by a resolution passed by not less than two-thirds of the votes cast on such resolution at a meeting of holders of Series 1 Shares duly called and held at which holders of at least 50% of the outstanding Series 1 Shares at that time are present and represented by a proxy; provided that such approval must be given also by the affirmative vote of holders of more than two-thirds of the Series 1 Shares represented in person or by proxy at the meeting excluding Series 1 Shares beneficially owned by IMSC or any of its Affiliates (as such term is defined in the Business Corporations Act (Ontario)). If at any such meeting of the holders of at least 50% of the outstanding Series 1 Shares at that time are not present or represented by proxy within one-half hour after the time appointed for such meeting then the meeting shall be adjourned to such date not less than ten days thereafter and to such time and place as may be designated by the chairman of such meeting. At such adjourned meeting, the holders of Series 1 Shares present or represented by proxy thereat may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than two-thirds of the votes cast on such resolution at such meeting shall constitute the approval or consent of the holders of the Series 1 Shares.

                            Article 17 - Acceleration

17.1 Subject to the provisions of this Article, each holder of a Series 1 Share shall have the right to have the Series 1 Share Exchange Multiple determined as at a period ending prior to December 31, 1999 in the event:

     (a) of the death, permanent disability or termination of employment, without cause, of Donald Kilimnik by IMSI;

     (b)  Michael A. Steele is not the Chief Executive Officer of IMSC; or

     (c) a take-over bid for IMSC results in a single shareholder acquiring more than fifty percent of the issued and outstanding common stock of IMSC (not including any common stock of IMSC to which a holder of Class E Special Shares Series 1is entitled either by exchange or otherwise).

                                                                              1x


17.2 Upon the occurrence of any of the events specified in Section 17.1 (a "Triggering Event"), the holders of Series 1 Shares shall have the right to elect to determine the Series 1 Share Exchange Multiple as at a period ending prior to December 31, 1999 which right to elect shall continue for a sixty (60) day period following the date of the Triggering Event, after which, if such election is not exercised, such right shall be at an end with respect to such Triggering Event.

17.3 If holders of Series 1 Shares elect, pursuant to Section 17.2 to determine the Series 1 Share Exchange Multiple as at a period ending prior to December 31, 1999:

     (a) Adjusted EBIDTA as at the date determined pursuant to Section 17.2 shall be determined in accordance with the provisions of subsection 2.03(f) of the Share Purchase Agreement dated May 10, 1999 between Donald Kilimnik, Deborah Kilimnik, Robert Curik, Anjela Curik, IMSC and the Corporation.

     (b) each reference to December 31, 1999 in these Series 1 Share provisions shall be deemed to be a reference to the accelerated date for determining the Series 1 Share Exchange Multiple as determined pursuant Section 17.2.

                                                                              1y


                                  SCHEDULE "A"

          TO THE RIGHTS, PRIVILEGES, RESTRICTIONS AND CONDITIONS OF THE
                    CLASS E SPECIAL SHARES - SERIES 1 SHARES

                               RETRACTION REQUEST

            TO: International Menu Solutions Inc. (the "Corporation")

            AND TO: International Menu Solutions Corporation ("IMSC")

     TAKE NOTICE THAT the undersigned, the holder of Class E Shares Series 1 of the Corporation, does hereby require the Corporation to redeem [INSERT NUMBER] of such Class E Shares Series 1 (the "Retracted Shares") on the _____ day of ____________, _____ (the "Retraction Date").

     AND FURTHER TAKE NOTICE THAT the undersigned acknowledges that International Menu Solutions Corporation ("IMSC") has the right to exercise the Series 1 Retraction Call Right and in that event this Retraction Request shall be deemed to be a revocable offer by the undersigned to sell the Retracted Shares to IMSC in accordance with the terms and conditions set out in the share provisions of the Class E Shares Series 1.

     The undersigned acknowledges that if, as a result of solvency provisions of applicable law, the Corporation is unable to redeem all Retracted Shares, the undersigned will be deemed to have exercised the [Put Right] so as to require IMSC to purchase the unredeemed Retracted Shares.


              DATED this __________ day of __________, __________.


                                                        ________________________
                                                        Signature of Shareholder

                                                                              1z


                 RIGHTS, PRIVILEGES, RESTRICTIONS AND CONDITIONS
                     OF THE CLASS E SPECIAL SHARES SERIES 2

     The first series of Class E Special Shares are designated as Class E Special Shares Series 2 ("Series 2 Shares") and shall consist of 250,000 Series 2 Shares. In addition to the rights, privileges, restrictions and conditions attached to the Class E Special Shares as a class, the Series 2 Shares shall have attached thereto the following rights, privileges, restrictions and conditions:

                                     PART A
                               GENERAL PROVISIONS

                           Article 1 - Interpretation

1.1 For the purposes of these share provisions, unless the context or subject matter otherwise requires, the following terms shall have the following meanings:

     (a)  "100Co" means 1005549 Ontario Ltd;

     (b) "Adjusted EBITDA" means the consolidated earnings of 100Co and DCFood before interest, income taxes, depreciation and amortization, as calculated in accordance with GAAP and past practice including actual management salaries and bonuses paid (but, notwithstanding the foregoing, only 50% of the salary and bonuses paid during the relevant period to Donald Kilimnik and Robert Curik), adjusted by adding back any inter-company management fees or allocations of overhead expenses that are expensed subsequent to May 10, 1999 for the relevant period, the intent being that the calculation should be based on a "normalized" EBITDA of the businesses carried on by 100Co and DCFood. For the purpose of the Adjusted EBITDA calculations, if any expenses are charged to 100Co and DCFood by an Affiliate (as such term is defined in the Business Corporations Act (Ontario)) of 100Co or DCFood for services not reasonably required in the normal course of the 100Co and DCFood business and past practice, such expenses shall not be included in the Adjusted EBITDA calculations;

     (c)  "Board of Directors" means the board of directors of the Corporation;

     (d) "Business Day" means any day other than a Saturday, a Sunday or a day on which banks are not open for business in Toronto, Ontario;

     (e) "Canadian Dollar Equivalent" means in respect of any amount expressed in a foreign currency (the "Foreign Currency Amount") at any date the product obtained by multiplying (i) the Foreign Currency Amount by
          (ii) the noon spot exchange rate on such date for such foreign

                                                                             1aa


          currency expressed in Canadian dollars as reported by the Bank of Canada or, in the event such spot exchange rate is not available, such exchange rate on such date for such foreign currency expressed in Canadian dollars as may be deemed by the Board of Directors to be appropriate for such purpose;

     (f) "Class B Special Shares" means the Class B Special Shares of the Corporation;

     (g) "Class C Special Shares" means the Class C Special Shares of the Corporation;

     (h) "Class D Special Shares" means the Class D Special Shares of the Corporation;

     (i)  "Class X Shares" means the Class X Shares of the Corporation;

     (j)  "Common Shares" means Common Shares of the Corporation;

     (k) "Current Market Price" means, in respect of an IMSC Common Share on any date, the Canadian Dollar Equivalent of the average of the closing bid and asked prices of IMSC Common Shares during a period of 20 consecutive trading days ending not more than 5 trading days before such date on the National Market System of the National Association of Securities Dealers Automated Quotation System or, if the IMSC Common Shares are not then quoted on the National Market System of the National Association of Securities Dealers Automated Quotation System, on such other stock exchange or automated quotation system on which the IMSC Common Shares are listed or quoted, as the case may be, as may be selected by the Board of Directors for such purpose; provided, however, that in the event IMSC Common Shares are not then listed or quoted on any recognized stock exchange or automated quotation system or if, in the opinion of the Board of Directors, the public distribution or trading activity of IMSC Common Shares during such period does not create a market which reflects the fair market value of the IMSC Common Shares, then the Current Market Price of an IMSC Common Share shall be determined by the Board of Directors based upon the advice of such qualified independent financial advisors as the Board of Directors may deem to be appropriate, and provided further than any such selection, opinion or determination by the board of Directors shall be conclusive and binding;

     (l)  "DCFood" means D.C. Food Processing Inc.;

                                                                            1bbb


     (m) "GAAP" means Canadian generally accepted accounting principles applied on a consistent basis;

     (n) "IMSC" means International Menu Solutions Corporation, a Nevada corporation and any successor thereto;

     (o) "IMSC Common Shares" means the shares of common stock of IMSC, with a par value of U.S. $0.001 per share, having voting rights of one vote per share;

     (p) "IMSC Dividend Payment Date" means the date upon which payment of dividends declared by IMSC on the IMSC Dividend Declaration Date is made; and "IMSC Dividend Declaration Date" means the date upon which IMSC declares a dividend on the IMSC Common Shares;

     (q) "Series 2 Liquidation Amount" means the amount per Series 2 Share that each holder of Series 2 Shares shall be entitled to under Section 11.1 or 11.2 hereof, as the case may be;

     (r) "Series 2 Liquidation Date" means the effective date of the liquidation, dissolution or winding-up of the Corporation or other distribution of the assets of the Corporation among its shareholders for the purpose of liquidation of the Corporation or winding up of its affairs;

     (s) "Series 2 Share Exchange Multiple" means the quotient obtained by dividing:

          i) 50% of the Adjusted EBITDA for the period from and including December 7, 1998 to and including December 31, 1999 or such earlier date as may be determined pursuant to Article 17; by

          ii) the Current Market Price of one IMSC Common Share determined as at December 31, 1999 or such earlier date as may be determined pursuant to Article 17;

     and "Series 2 Share Exchange Multiple Per Share" means the quotient obtained by dividing the Series 2 Share Exchange Multiple by the number of Series 2 Shares issued and outstanding as at the close of business (Toronto time) on December 31, 1999 or on such earlier date as may be determined pursuant to Article 17;

     (t) "Support Agreement" means that certain support agreement relating to the Series 2 Shares dated the 10th day of May, 1999 between Donald

                                                                             1cc


          Kilimnik, Deborah Kilimnick, Robert Curik and Anjela Curik, the Corporation and IMSC;

     (u) "Transfer Agent" means the secretary of the Corporation or such other person as may from time to time be the registrar and transfer agent for the Class E Special Shares.

1.2 The Board of Directors shall determine, in good faith and in its discretion, acting reasonably, (with the assistance of such reputable and qualified independent financial advisors and/or other experts as the Board of Directors may require), what is the "Economic Equivalent" for the purposes of these share provisions, and each such determination shall be conclusive and binding on IMSC, and the term "Economic Equivalent" where used in these share provisions shall refer to such determination. In making such determination, the following factors shall, without excluding other factors determined by the Board of Directors to be relevant, be considered by the Board of Directors:

          (i) in the case of any stock dividend or other distribution payable in IMSC Common Shares, the number of such shares issued in proportion to the number of IMSC Common Shares previously outstanding;

          (ii) in the case of the issuance or distribution of any options, rights, warrants to subscribe for or purchase IMSC Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire IMSC Common Shares), the relationship between the exercise price of each such option, right or warrant and the Current Market Price of IMSC Common Shares;

          (iii)in the case of the issuance or distribution of any other form of property (including without limitation any shares or securities of IMSC of any class other than IMSC Common Shares, any rights, options or warrants other than those referred to in Section 1.2(ii) above, any evidences of indebtedness of IMSC or any assets of IMSC), the relationship between the fair market value (as determined by the Board of Directors) of such property to be issued or distributed with respect to each outstanding IMSC Common Share and the Current Market Price of an IMSC Common Share;

          (iv) in the case of any subdivision, redivision or change of the then outstanding IMSC Common Shares into a greater number of IMSC Common Shares or the reduction, combination or consolidation or change of the then outstanding IMSC Common

                                                                             1dd


               Shares into a lesser number of IMSC Common Shares or any amalgamation, merger reorganization or other transaction affecting the IMSC Common Shares, the effect thereof upon the then outstanding IMSC Common Shares; and

          (v) in all such cases, the general taxation consequences of the relevant event to holders of Series 2 Shares to the extent that such consequences may differ from the taxation consequences to holders of IMSC Common Shares as a result of differences between taxation laws of Canada and the United States (except for any differing consequences arising as a result of differing marginal taxation rates and without regard to the individual circumstances of holders of Series 2 Shares.

      Article 2 - Reciprocal Changes, etc. In Respect of IMSC Common Shares

2.1 Each holder of a Series 2 Share acknowledges that the Support Agreement provides, in part, that IMSC will not without the prior approval of the Corporation and the prior approval of the holders of the Series 2 Shares, given in accordance with these share provisions:

     (a) issue or distribute IMSC Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire IMSC Common Shares) to the holders of all or substantially all of the then outstanding IMSC Common Shares by way of stock dividend or other distribution, other than an issue of IMSC Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire IMSC Common Shares) to holders of IMSC Common Shares who exercise an option to receive dividends in IMSC Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire IMSC Common Shares) in lieu of receiving cash dividends; or

     (b) issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding IMSC Common Shares entitling them to subscribe for or to purchase IMSC Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire IMSC Common Shares); or

     (c) issue or distribute to the holders of all or substantially all of the then outstanding IMSC Common Shares (A) shares or securities of IMSC of any class other than IMSC Common Shares (other than shares convertible into or exchangeable for or carrying rights to acquire IMSC Common Shares), (B) rights, options or warrants other than those referred to in Section 2.1(b) above, (C) evidences of indebtedness of

                                                                             1ee


          IMSC or (D) assets of IMSC;

unless the Economic Equivalent on a per share basis of such rights, securities, shares, evidences of indebtedness or other assets is issued or distributed simultaneously to the holders of the Series 2 Shares.

2.2 Each holder of a Series 2 Share acknowledges that the Support Agreement further provides, in part, that IMSC will not without the prior approval of the Corporation and the prior approval of the holders of the Series 2 Shares, given in accordance with these share provisions:

     (a) subdivide, redivide or change the then outstanding IMSC Common Shares into a greater number of IMSC Common Shares; or

     (b) reduce, combine or consolidate or change the then outstanding IMSC Common Shares into a lesser number of IMSC Common Shares; or

     (c) reclassify or otherwise change IMSC Common Shares or effect an amalgamation, merger, reorganization or other transaction affecting IMSC Common Shares;

unless the Economic Equivalent of such change shall simultaneously be made to, or in the rights of the holders of, the Series 2 Shares.

2.3 The Support Agreement further provides, in part, that the provisions of the Support Agreement referred to in the preceding Sections 2.1 and 2.2 shall not be changed without the approval of the holders of the Series 2 Shares, given in accordance with these share provisions.

         Article 3 - Actions by the Corporation under Support Agreement

3.1 The Corporation will take all such actions and do all such things as shall be necessary or advisable to perform and comply with and to ensure performance and compliance by IMSC with all provisions of the Support Agreement applicable to the Corporation and IMSC, respectively, in accordance with the terms thereof including, without limitation, taking all such actions and doing all such things as shall be necessary or advisable to ensure to the fullest extent possible for the direct benefit of the Corporation all rights and benefits in favour of the Corporation under or pursuant to such agreement.

3.2 The Corporation shall not propose, agree to or otherwise give effect to any amendment to, or waiver or forgiveness of its rights or obligations under, the Support Agreement without the approval of the holders of Series 2 Shares, given in accordance with these share provisions, other than such amendments, waivers and/or forgiveness as may be necessary or advisable for the purposes of:

                                                                             1ff


     (a) adding to the covenants of the other party or parties to such agreement for the protection of the Corporation or the holders of Series 2 Shares thereunder; or

     (b) making such provisions or modifications not inconsistent with such agreement as may be necessary or desirable with respect to matters or questions arising thereunder which, in the opinion of the Board of Directors of the Corporation, it may be expedient to make, provided that the Board of Directors shall be of the opinion, after consultation with counsel, that such provisions and modifications will not be prejudicial to the interests of the holders of the Series 2 Shares; or

     (c) making such changes in or corrections to such agreement which, on the advice of counsel to the Corporation, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error contained therein, provided that the Board of Directors of the Corporation shall be of the opinion, after consultation with counsel, that such changes or corrections will not be prejudicial to the interests of the holders of the Series 2 Shares.

The Corporation shall provide each holder of Series 2 Shares with written notification of any such amendment, waiver and/or forgiveness.

                               Article 4 - Notices

4.1 Any notice, request or other communication to be given to the Corporation by a holder of Series 2 Shares shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by telecopy or by delivery to the registered office of the Corporation and addressed to the attention of the Secretary. Any such notice, request or other communication, if given by mail, telecopy or delivery, shall only be deemed to have been given and received upon actual receipt thereof by the Corporation.

4.2 Any presentation and surrender by a holder of Series 2 Shares to the Corporation of certificates representing Series 2 Shares in connection with the liquidation, dissolution or winding up of the Corporation or the retraction or redemption of Series 2 Shares shall be made by registered mail (postage prepaid) or by delivery to the registered office of the Corporation or any other office of the Corporation designated by it in accordance with these share provisions addressed to the attention of the Secretary of the Corporation. Any such presentation and surrender of certificates shall only be deemed to have been made and to be effective upon actual

                                                                             1gg


receipt thereof by the Corporation. Any such presentation and surrender of certificates made by registered mail shall be at the sole risk of the holder mailing the same.

4.3 Any notice, request or other communication to be given to a holder of Series 2 Shares by or on behalf of the Corporation shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by delivery to the address of the holder recorded in the securities register of the Corporation or, in the event of the address of any holder not being so recorded, then at the last known address of such holder. A copy of such notice will be sent to any financial institution which has provided notice to the Corporation that it is a pledgee of any Series 2 Shares. Any such notice, request or other communication, if given by mail, shall be deemed to have been given and received on the date of delivery. Accidental failure or omission to give any notice, request or other communication to one or more holders of Series 2 Shares shall not invalidate or otherwise alter or affect any action or proceeding to be taken by the Corporation pursuant thereto.

                          Article 5 - Withholding Taxes

5.1 If the payment or delivery of cash or property to the holder of a Series 2 Share pursuant to the provisions hereof would result in the Corporation or IMSC becoming liable to withhold or deduct and remit therefrom an amount on account of the tax liability of such holder under the Income Tax Act (Canada) or the applicable taxation legislation of any other jurisdiction, then, unless such holder provides to the Corporation or IMSC, as the case may be, certificates or such other assurances as are provided for under the Income Tax Act (Canada) or such other applicable taxation legislation as are required to ensure that neither the Corporation nor IMSC is so liable, the cash or property required to be so delivered shall be net of any amounts required to be so withheld or deducted and remitted.

      Article 6 - Specified Amounts for the Purposes of the Income Tax Act

6.1 For the purposes of subsection 191(4) of the Income Tax Act (Canada), the specified amount for the Series 2 Shares shall be $5.00 per share.

                  Article 7 - No Fractional IMSC Common Shares

7.1 No certificates or scrip representing a fractional IMSC Common Share shall be required to be delivered to the holder of any of the Series 2 Shares upon the redemption of such Series 2 Shares, or distribution to the holder of such Series 2 Shares upon the liquidation, dissolution or winding-up of the Corporation or other distribution of assets of the Corporation among its shareholders for the purpose of liquidation of the Corporation's assets or winding up its affairs, or a purchase of such Series 2 Shares by IMSC pursuant to and as provided for in these share provisions (an "Exchange Event"). In lieu of any such fractional IMSC Common Share, each holder of a Series 2 Share entitled to a fractional interest in an IMSC Common Share upon an Exchange Event shall

                                                                             1hh


receive an amount of cash (rounded to the nearest whole cent), without interest, equal to the Canadian Dollar Equivalent of the product of (i) such fraction, multiplied by (ii) the Current Market Price of one IMSC Common Share determined as at the date upon which such holder becomes entitled to such fractional interest.

                               Article 8 - Legend

8.1 The certificates evidencing the Series 2 Shares shall contain or have affixed thereto a legend, in form and on the terms approved by the Board of Directors with respect to the Support Agreement between IMSC and the Corporation.

                              Article 9 - Dividends

9.1 From the date of the issuance of the Series 2 Shares up to and including December 31, 1999 or such earlier date as may be determined pursuant to Article 17, a holder of the Series 2 Shares shall be entitled to receive, and the Corporation shall pay thereon, out of monies properly applicable to the payment of dividends, such dividends as the Board of Directors may from time to time declare.

9.2 After December 31, 1999 or such earlier date as may be determined pursuant to Article 17, a holder of Series 2 Shares shall be entitled to receive and the Board of Directors shall, subject to applicable law, on each IMSC Dividend Declaration Date, declare a dividend on each Series 2 Share (i) in the case of a cash dividend declared on the IMSC Common Shares, in an amount in cash for each Series 2 Share equal to the Canadian Dollar Equivalent on the IMSC Dividend Declaration Date of the cash dividend declared on each IMSC Common Share multiplied by the Series 2 Share Exchange Multiple Per Share or (ii) in the case of a stock dividend declared on the IMSC Common Shares to be paid in IMSC Common Shares, in such number of Series 2 Shares for each Series 2 Share as is equal to the number of IMSC Common Shares to be paid on each IMSC Common Share or (iii) in the case of a dividend declared on the IMSC Common Shares in property other than cash or IMSC Common Shares, in such type and amount of property for each Series 2 Share as is the same as or the Economic Equivalent of the type and amount of property declared as a dividend on each IMSC Common Share, multiplied by the Series 2 Exchange Multiple Per Share. Such dividends shall be paid out of money, assets or property of the Corporation properly applicable to the payment of dividends, or out of authorized but unissued shares of the Corporation.

9.3 The record date for the determination of the holders of Series 2 Shares entitled to receive payment of, and the payment date for, any dividend or distribution declared on the Series 2 Shares under Section 9.2 hereof shall be the same as the record date and the payment date, respectively, for the corresponding dividend or distribution declared on the IMSC Common Shares.

9.4 Cheques of the Corporation payable at par at any branch of the bankers of the Corporation in Canada shall be issued in respect of any cash dividends contemplated by Section 9.2(i) hereof and the sending of such a cheque to each holder

                                                                             1ii


of a Series 2 Share shall satisfy the cash dividend represented thereby unless the cheque is not paid on presentation. Certificates registered in the name of the registered holders of Series 2 Shares shall be issued or transferred in respect of any stock dividends contemplated by Section 9.2(ii) hereof and the sending of such a certificate to each holder of a Series 2 Share shall satisfy the stock dividend represented thereby. Such other type and amount of property in respect of any dividends contemplated by Section 9.2(iii) hereof shall be issued, distributed or transferred by the Corporation in such manner as it shall determine and the issuance, distribution or transfer thereof by the Corporation to each holder of a Series 2 Share shall satisfy the dividend represented thereby. No holder of a Series 2 Share shall be entitled to recover by action or other legal process against the Corporation any dividend that is represented by a cheque that has not been duly presented to the Corporation's bankers for payment or that otherwise remains unclaimed for a period of six years from the date on which such dividend was payable.

9.5 If on any payment date for any dividends declared on the Series 2 Shares under Section 9.2 hereof, such dividends are not paid in full on all of the Series 2 Shares then outstanding because the Corporation does not then have sufficient monies, assets or property applicable to the payment of such dividends, then any such dividends that remain unpaid shall be paid on the earliest subsequent date or dates determined by the Board of Directors on which the Corporation shall have sufficient monies, assets or property applicable to the payment of such dividends. If on any date for the declaration or payment of any dividend declared or to be declared on the Series 2 Shares under Section 9.2 above such dividends are not declared or are not paid in full on all of the Series 2 Shares then outstanding because the Series 2 Exchange Multiple has not then been determined, then any such dividends that remain undeclared and/or unpaid shall be declared and/or paid on the earliest subsequent date or dates determined by the Board of Directors on which the Series 2 Share Exchange Multiple shall have been determined. If on any date for the payment of a dividend declared or to be declared on the Series 2 Shares under Section 9.2 above such dividend is not paid in full on all of the Series 2 Shares for any reason whatsoever, then the Corporation shall pay to the holders of the Series 2 Shares interest at the rate per annum which is equal to the interest rate then charged to the Corporation by its principal banker for operating credit facilities provided to the Corporation, on the principal amount of such outstanding dividend, from the IMSC Dividend Payment Date to the date of actual payment of such dividend.


                        Article 10 - Certain Restrictions

10.1 So long as any of the Series 2 Shares are outstanding, the Corporation shall not at any time without, but may at any time with, the approval of the holders of the Series 2 Shares given in accordance with these share provisions:

1jj


     (a) pay any dividends on the Class A Special Preferred Shares, the Common Shares, or any other shares ranking junior to the Series 2 Shares, other than stock dividends payable in Common Shares or any such other shares ranking junior to the Series 2 Shares, as the case may be;

     (b) redeem or purchase or make any capital distribution in respect of Class A Special Preferred Shares, Common Shares or any other shares ranking junior to the Series 2 Shares;

     (c) redeem or purchase any other shares of the Corporation ranking equally with the Series 2 Shares with respect to the payment of dividends or on any liquidation distribution; or

     (d) issue any Series 2 Shares or any other shares of the Corporation ranking superior to the Series 2 Shares other than the issuance of Class X Shares and other than by way of stock dividends to the holders of such Series 2 Shares or as contemplated by the Support Agreement.

     The restrictions in Sections 10.1(a), 10.1(b) and 10.1(c) above shall not apply if all dividends on the outstanding Series 2 Shares corresponding to dividends declared to date on IMSC Common Shares shall have been declared on the Series 2 Shares and paid in full.

     Article 11 - Participation Upon Liquidation, Dissolution or Winding-Up

11.1 At any time from the date of the issuance of each Series 2 Share up to and including December 31, 1999 or such earlier date as may be determined pursuant to Article 17, in the event of the liquidation, dissolution or winding-up of the Corporation or other distribution of assets of the Corporation among its shareholders for the purpose of liquidation of the Corporation's assets or winding up its affairs, each holder of Series 2 Shares shall be entitled, subject to applicable law, to receive in respect of each Series 2 Share held by such holder on the Series 2 Liquidation Date 1.11111 IMSC Common Shares for each such Series 2 Share which shall be satisfied in full by the Corporation causing to be delivered to such holder 1.11111 IMSC Common Shares for each Series 2 share held, plus an additional amount equivalent to the full amount of all dividends declared and unpaid on such Series 2 Share, but such holder shall not be entitled to share any further in the distribution of the property or assets of the Corporation; if the assets of the Corporation including surplus, are not sufficient in respect of each Series 2 Share to pay such amount in full, then all the said assets or their proceeds remaining after such payment shall be distributed rateably among the holders of the Series 2 Shares.

11.2 At any time after December 31, 1999 or such earlier date as may be determined pursuant to Article 17, in the event of the liquidation, dissolution or winding-up of the Corporation or other distribution of assets of the Corporation among

                                                                             1kk


its shareholders for the purpose of liquidation of the Corporation's assets or winding up its affairs, each holder of Series 2 Shares shall be entitled, subject to applicable law, to receive in respect of each Series 2 Share held by such holder on the Series 2 Liquidation Date to an amount per share equal to:
(i) the Current Market Price of an IMSC Common Share determined as at the last Business Day prior to the Series 2 Liquidation Date multiplied by the Series 2 Share Exchange Multiple Per Share, which shall be satisfied in full by the Corporation causing to be delivered to such holder that number of IMSC Common Shares which is equal to the Series 2 Share Exchange Multiple Per Share, plus
(ii) an additional amount equivalent to the full amount of all dividends declared and unpaid on such Series 2 Share prior to the Liquidation Date.

11.3 In the case of a distribution on Series 2 Shares under this Article 11, on or promptly after the Series 2 Liquidation Date, and subject to the exercise by IMSC of the Series 2 Liquidation Call Right (as set forth and defined below), the Corporation shall cause to be delivered to the holders of Series 2 Shares the Series 2 Liquidation Amount for each such Series 2 Share upon presentation and surrender of the certificates representing such Series 2 Shares, together with such other documents and instruments as may be required to effect a transfer of Series 2 Shares under the Business Corporations Act (Ontario) and such additional documents and instruments as the Transfer Agent may reasonably require, at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of the Series 2 Shares. Payment of the aggregate Series 2 Liquidation Amount for such Series 2 Shares shall be made by delivery to each holder, at the address of the holder recorded in the securities register of the Corporation for the Series 2 Shares or by holding for pick-up by the holder at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of the Series 2 Shares of certificates representing IMSC Common Shares (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim, encumbrance, security interest or adverse claim) and a cheque of the Corporation payable at par in Canadian dollars at any branch of the bankers of the Corporation in Canada in payment of the amount equivalent to the full amount of all declared and unpaid dividends comprising part of the Series 2 Liquidation Amount.

11.4 If on the Series 2 Liquidation Date, the Series 2 Liquidation Amount in respect of any of the Series 2 Shares payable under Section 11.2 above cannot be paid because the Series 2 Share Exchange Multiple has not then been determined, then such Series 2 Liquidation Amount or any part thereof that remains unpaid shall be paid on the earliest subsequent date or dates determined by the Board of Directions on which the Series 2 Share Exchange Multiple shall have been determined; provided that in such event, the Corporation shall pay to the holders of the Series 2 Shares interest at the rate per annum which is equal to the interest rate charged to the Corporation by its principal banker at the Series 2 Liquidation Date for operating credit facilities provided to the

                                                                             1ll


Corporation, on the principal amount of such outstanding Series 2 Liquidation Amount, from the Series 2 Liquidation Date to the date of actual payment thereof.

11.5 On and after the Series 2 Liquidation Date, the holders of the Series 2 Shares shall cease to be holders of such Series 2 Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive the Series 2 Liquidation Amount in respect of the Series 2 Shares held by them, unless payment of the Series 2 Liquidation Amount for such Series 2 Shares shall not be made upon presentation and surrender of share certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the Series 2 Liquidation Amount has been paid in the manner hereinbefore provided.

11.6 The Corporation shall have the right at any time after the Series 2 Liquidation Date to deposit or cause to be deposited the Series 2 Liquidation Amount in respect of the Series 2 Shares represented by certificates that have not at the Series 2 Liquidation Date been surrendered by the holders thereof in a custodial account with any chartered bank or trust company in Canada designated by the Board of Directors of the Corporation (the "Deposit Agent"). Upon such deposit being made, the rights of the holders of Series 2 Shares after such deposit shall be limited to receiving the Series 2 Liquidation Amount in respect of such Series 2 Shares, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of the Series 2 Liquidation Amount, the holders of the Series 2 Shares shall thereafter be considered and deemed for all purposes to be the holders of the IMSC Common Shares delivered to them. After the Corporation has satisfied its obligations to pay the holders of the Series 2 Shares the Series 2 Liquidation Amount per Series 2 Share pursuant to Section
11.2 above or the amounts payable pursuant to Section 11.1 above, as the case may be, such holders shall not be entitled to share in any further distribution of the assets of the Corporation.

11.7 IMSC shall have the overriding right (the "Series 2 Liquidation Call Right"), in the event of and notwithstanding the proposed liquidation, dissolution or winding-up of the Corporation at any time after the Series 2 Liquidation Date, to purchase from all, but not less than all, of the holders of Series 2 Shares on the Series 2 Liquidation Date all, but not less than all, of the Series 2 Shares held by each such holder on payment by IMSC to each holder of an amount per share equal to the Series 2 Liquidation Amount (as determined pursuant to the provisions of Section 11.1 or 11.2, as applicable (the "Series 2 Liquidation Call Purchase Price")). In the event of the exercise of the Series 2 Liquidation Call Right by IMSC, each holder shall be obliged to sell all of the Series 2 Shares held by such holder to IMSC on the Series 2 Liquidation Date on payment by IMSC to the holder of the Series 2 Liquidation Call Purchase Price for each such share.

                                                                             1mm


11.8 In order to exercise its Series 2 Liquidation Call Right, IMSC must notify, in writing, the holders of the Series 2 Shares and the Corporation, of IMSC's intention to exercise such right at least 55 days before the Series 2 Liquidation Date in the case of a voluntary liquidation, dissolution or winding up of the Corporation and at least 5 Business Days before the Series 2 Liquidation Date in the case of an involuntary liquidation, dissolution or winding up of the Corporation. If IMSC exercises the Series 2 Liquidation Call Right, then on the Series 2 Liquidation Date, IMSC will purchase and the holders will sell all of the Series 2 Shares then outstanding for a price per share equal to the Series 2 Liquidation Call Purchase Price.

11.9 For the purposes of completing the purchase of the Series 2 Shares pursuant to the exercise of the Series 2 Liquidation Call Right, IMSC shall deliver to each holder at the address of the holder recorded in the securities register of the Corporation for the Series 2 Shares or by holding for pick-up by the holder at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of the Series 2 Shares, of certificates representing the IMSC Common Shares required to be delivered by IMSC in payment of the Series 2 Liquidation Call Purchase Price (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim, encumbrance, security interest or adverse claim) and a cheque of the Corporation payable at par in Canadian dollars at any branch of the bankers of the Corporation in payment of the amount equivalent to the full amount of all declared and unpaid dividends comprising part of the Series 2 Liquidation Amount.

11.10 Provided that the Series 2 Liquidation Call Purchase Price has been paid as provided for in Section 11.9, on and after the Series 2 Liquidation Date, the rights of each holder of Series 2 Shares will be limited to receiving the Series 2 Liquidation Call Purchase Price payable by IMSC in respect of the Series 2 Shares held by such holder upon presentation and surrender by such holder of certificates representing such Series 2 Shares and the holder shall on and after the Series 2 Liquidation Date be considered and deemed for all purposes to be the holder of the IMSC Common Shares delivered to it. Upon surrender to the
Deposit Agent (as defined in Section 11.6 above) of the certificates representing Series 2 Shares, together with such other documents and instruments as may be required to effect a transfer of Series 2 Shares under the Business Corporations Act (Ontario), and such additional documents and instruments as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Transfer Agent on behalf of IMSC shall deliver to such holder, certificates representing the IMSC Common Shares to which the holder is entitled and a cheque or cheques of IMSC payable at par and in Canadian dollars at any branch of the bankers of IMSC or of the Corporation in Canada in payment of the remaining portion, if any, of the Series 2 Liquidation Call Purchase Price. If IMSC does not exercise the Series 2 Liquidation Call Right in the manner described above, on the Series 2 Liquidation Date, the holders of the Series 2 Shares will be entitled to receive in exchange therefor the Series 2

                                                                             1nn


Liquidation Amount otherwise payable by the Corporation in connection with the liquidation, dissolution or winding-up of the Corporation pursuant to this
Article 11.

11.11 The Corporation shall provide prompt written notice to each holder of outstanding Series 2 Shares of any action, step or proceedings initiated or taken by the Corporation, or another person, in respect of, or for the purpose of, a liquidation, winding-up or dissolution of the Corporation.

              Article 12 - Retraction of Series 2 Shares by Holder

12.1 A holder of Series 2 Shares shall be entitled at any time after December 31, 1999 or such earlier date as may be determined pursuant to Article 17 subject to the exercise by IMSC of the Series 2 Retraction Call Right (as set forth and defined below) and otherwise upon compliance with the provisions of this Article 12, to require the Corporation to redeem, on the Series 2 Retraction Date (defined below), any or all of the Series 2 Shares registered in the name of such holder for an amount per share equal to: (i) the Current Market Price of one IMSC Common Share determined as at the last Business Day prior to the Series 2 Retraction Date (as defined below) multiplied by the Series 2 Share Exchange Multiple Per Share, which shall be paid and satisfied in full by the Corporation causing to be delivered to such holder that number of IMSC Common Shares which is equal to the Series 2 Share Exchange Multiple Per Share for each Series 2 Share presented and surrendered by the holder plus (ii) an additional amount equivalent to the full amount of all dividends declared and unpaid on each Series 2 Share prior to the Series 2 Retraction Date (collectively, the "Series 2 Retraction Price" provided that if the record date for any such declared and unpaid dividend occurs on or after the Series 2 Retraction Date, the Series 2 Retraction Price shall not include such additional amount equivalent to the declared and unpaid dividend).

12.2 To exercise the right of retraction provided for in Section 12.1, the holder shall present and surrender at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by written notice to the holders of Series 2 Shares, the certificate or certificates representing the Series 2 Shares which the holder desires to have the Corporation redeem, together with such other documents and instruments as may be required to effect a transfer of Series 2 Shares under the Business Corporations Act (Ontario), and such additional documents and instruments as the Transfer Agent may reasonably require, and together with a duly executed statement in the form attached hereto as Schedule "A", or such other form as may be acceptable to the Corporation, acting reasonably (the "Series 2 Retraction Request"):

     (a) specifying that the holder desires to have all or any number specified therein of the Series 2 Shares represented by such certificate or certificates (the "Retracted Series 2 Shares") redeemed by the Corporation;

                                                                             1oo


     (b) stating the Business Day on which the holder desires to have the Corporation redeem the Retracted Series 2 Shares (the "Series 2
          Retraction Date"), provided that the Series 2 Retraction Date shall not be less than five (5) Business Days after the date on which the Series 2 Retraction Request is received by the Corporation and further provided that, in the event that no such Business Day is specified by the holder in the Series 2 Retraction Request, the Series 2 Retraction Date shall be deemed to be the tenth (10th) Business Day after the date on which the Series 2 Retraction Request is received by the Corporation; and

     (c) acknowledging the overriding right (the "Series 2 Retraction Call Right") of IMSC to purchase all but not less than all the Series 2 Retracted Shares directly from the holder and that the Series 2 Retraction Request shall be deemed to be a revocable offer by the holders to sell the Retracted Series 2 Shares to IMSC in accordance with the Series 2 Retraction Call Right.

12.3 Subject to the exercise by IMSC of the Series 2 Retraction Call Right, upon receipt by the Corporation or the Transfer Agent in the manner specified in this
Article 12 of a certificate or certificates representing the number of Series 2 Shares which the holder desires to have the Corporation redeem, together with a Series 2 Retraction Request, and provided further that the Series 2 Retraction Request is not revoked by the holder in the manner specified in Section 12.10, the Corporation shall redeem the Series 2 Retracted Shares effective at the close of business on the Series 2 Retraction Date and shall cause to be delivered to such holder the Series 2 Retraction Price with respect to such shares. If only a part of the Series 2 Shares represented by any certificate is redeemed or purchased by IMSC pursuant to the Series 2 Retraction Call Right, a new certificate for the balance of such Series 2 Shares shall be issued to the holder at the expense of the Corporation.

12.4 Upon receipt by the Corporation of a Series 2 Retraction Request, the Corporation shall immediately notify IMSC thereof. In order to exercise the Series 2 Retraction Call Right, IMSC must notify the Corporation in writing of its determination to do so (the "Series 2 Retraction Call Notice") within two
(2) Business Days of notification to IMSC by the Corporation of the receipt by the Corporation of the Series 2 Retraction Request. If IMSC does not so notify the Corporation within such two (2) Business Day period, the Corporation will notify the holder as soon as possible thereafter that IMSC will not exercise the Series 2 Retraction Call Right. If IMSC delivers the Series 2 Retraction Call Notice within such two (2) Business Day period, and provided that the Series 2 Retraction Request is not revoked by the holder in the manner specified in
Section 12.10, the Series 2 Retraction Request shall thereupon be considered only to be an offer by the holder to sell the Retracted Series 2 Shares to IMSC in accordance with the Series 2 Retraction Call Right. In such event, the

                                                                             1pp


Corporation shall not redeem the Retracted Series 2 Shares and IMSC shall purchase from such holder and such holder shall sell to IMSC on the Series 2 Retraction Date the Retracted Series 2 Shares for a purchase price (the "Series 2 Retraction Call Purchase Price") per share equal to the Series 2 Retraction Price per share.

12.5 For the purpose of completing a purchase pursuant to the Series 2 Retraction Call Right, IMSC shall deposit with the Transfer Agent, on or before the Series 2 Retraction Date, certificates representing IMSC Common Shares and a cheque in the amount of the remaining portion, if any, of the Series 2 Retraction Call Purchase Price in respect of the Retracted Series 2 Shares.

12.6 Provided that the Series 2 Retraction Call Purchase Price in respect of the Retracted Series 2 Shares has been so deposited with the Corporation or the Transfer Agent, the closing of the purchase and sale of the Retracted Series 2 Shares pursuant to the Series 2 Retraction Call Right shall be deemed to have occurred as at the close of business on the Series 2 Retraction Date and, for greater certainty, no purchase by the Corporation of such Retracted Series 2 Shares shall take place on the Series 2 Retraction Date. In the event that IMSC does not deliver a Series 2 Retraction Call Notice within the said two (2) Business Day period, and provided that the Series 2 Retraction Request is not revoked by the holder in the manner specified in Section 12.10, the Corporation shall purchase the Retracted Series 2 Shares on the Series 2 Retraction Date in the manner otherwise contemplated in this Article 12.

12.7 Promptly and without delay, the Corporation or IMSC, as the case may be, shall deliver or cause the Transfer Agent to deliver to the relevant holder, at the address of the holder recorded in the securities register of the Corporation for the Series 2 Shares or at the address specified in the holder's Series 2 Retraction Request or by holding for pick-up by the holder at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation or IMSC, as the case may be, by notice to the holders of Series 2 Shares, certificates representing IMSC Common Shares (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim, encumbrance, security interest or adverse claim) registered in the name of the holder or in such other name as the holder may request in payment of the Series 2 Retraction Price or the Series 2 Retraction Call Purchase Price (as the case may be) in respect of the Retracted Series 2 Shares, and a cheque of the Corporation payable at par in Canadian dollars at any branch of the bankers of the Corporation in Canada in payment of the remaining portion, if any, of the Series 2 Retraction Price (less any tax required to be deducted and withheld therefrom by the Corporation) or a cheque of IMSC payable at par in Canadian dollars at any branch of the bankers of IMSC in Canada in payment of the remaining portion, if any, of the total Series 2 Retraction Call Purchase Price (as the case may be) in respect of the Retracted Series 2 Shares and such delivery of such certificates and cheque by or on behalf of the Corporation or by or on behalf of IMSC (as the case may be) by the Transfer Agent, shall be deemed to be payment of and shall satisfy and

                                                                             1qq


discharge all liability for the Series 2 Retraction Price or Series 2 Retraction Call Purchase Price (as the case may be) in respect of the Retracted Series 2 Shares to the extent that the same is represented by such share certificates and cheque (plus any tax required and in fact deducted and withheld therefrom and remitted to the proper tax authority, without interest), unless such cheque is not paid on due presentation.

12.8 On and after the close of business on the Series 2 Retraction Date, the holder of the Retracted Series 2 Shares shall cease to be a holder of such Retracted Series 2 Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive the Series 2 Retraction Price or Series 2 Retraction Call Purchase Price (as the case may be) in respect of such Retracted Series 2 Shares unless upon presentation and surrender of certificates in accordance with the foregoing provisions, payment of the Series 2 Retraction Price or the Series 2 Retraction Call Purchase Price (as the case may be) shall not be made, in which case the rights of such holder shall remain unaffected until such Series 2 Retraction Price or Series 2 Retraction Call Purchase Price (as the case may be) has been paid in the manner hereinbefore provided. On and after the close of business on the Series 2 Retraction Date, provided that presentation and surrender of certificates and payment of such Series 2 Retraction Price or Series 2 Retraction Call Purchase Price (as the case may be) has been made in accordance with the foregoing provisions, the holder of the Retracted Series 2 Shares so redeemed by the Corporation or purchased by IMSC shall thereafter be considered and deemed for all purposes to be a holder of the IMSC Common Shares delivered to it.

12.9 Notwithstanding any other provision of this Article 12, the Corporation shall not be required to redeem Retracted Series 2 Shares specified by a holder in a Series 2 Retraction Request to the extent that such redemption of Retracted Series 2 Shares would be contrary to solvency requirements or other provisions of applicable law. If the Corporation believes that on any Series 2 Retraction Date it would not be permitted by any of such provisions to purchase the Retracted Series 2 Shares tendered for redemption on such date, and provided that IMSC shall not have exercised the Series 2 Retraction Call Right with respect to the Retracted Series 2 Shares, the Corporation shall only be required to redeem Retracted Series 2 Shares specified by a holder in a Series 2 Retraction Request to the extent of the maximum number that may be so redeemed (rounded down to a whole number of shares) as would not be contrary to such provisions and shall notify the holder at least two (2) Business Days prior to the Series 2 Retraction Date as to the number of Retracted Series 2 Shares which will not be redeemed by the Corporation. In any case in which the redemption by the Corporation of Retracted Series 2 Shares would be contrary to solvency requirements or other provisions of applicable law, the Corporation shall as soon as practicable and from time to time redeem Retracted Series 2 Shares in accordance with Section 12.3 above on a pro rata basis and shall issue to each holder of Retracted Series 2 Shares a new certificate, at the expense of the Corporation, representing Series 2 Shares not purchased by the Corporation pursuant to Section 12.3. Provided that the Series 2

                                                                             1rr


Retraction  Request is not  revoked by the  holder in the  manner  specified  in
Section 12.10, the holder of any such Retracted Series 2 Shares not redeemed by the Corporation pursuant to Section 12.3 as a result of solvency requirements or other provisions of applicable law shall be deemed by giving the Series 2 Retraction Request to require IMSC to purchase such Retracted Series 2 Shares from such holder on the Series 2 Retraction Date or as soon as practicable thereafter on payment by IMSC to such holder of the Series 2 Retraction Call Purchase Price for each such Retracted Series 2 Share, all as more specifically provided in the Support Agreement.

12.10 A holder of Retracted Series 2 Shares may, by notice in writing given by the holder to the Corporation no later than the close of business on the Business Day immediately preceding the Series 2 Retraction Date, withdraw its Series 2 Retraction Request in which event such Series 2 Retraction Request shall be null and void and, for greater certainty, the revocable offer constituted by the Series 2 Retraction Request to sell the Retracted Series 2 Shares to IMSC shall be deemed to have been revoked.

          Article 13 - Redemption of Series 2 Shares by the Corporation

13.1 In this Article 13, the term "Automatic Redemption Date" means the date for the automatic redemption by the Corporation of the Series 2 Shares pursuant to this Article 13, which date shall be December 31, 2013, unless (a) such date shall be extended at any time or from time to time to a specified later date by the Board of Directors, or (b) such date shall be accelerated at any time to a specified earlier date by the Board of Directors if at such time there are less than 25,000 Series 2 Shares outstanding (other than Series 2 Shares held by IMSC and its Affiliates and as such number of shares may be adjusted as deemed appropriate by the Board of Directors to give effect to any subdivision, combination or consolidation of or stock dividend on the Series 2 Shares, any issue or distribution rights to acquire Series 2 Shares or securities exchangeable for or convertible into Series 2 Shares, any issue or distribution of other securities or rights or evidences of indebtedness or assets or any other capital reorganization or other transaction affecting the Series 2 Shares).

13.2 Subject to applicable law and if IMSC does not exercise of the Series 2 Redemption Call Right (as set forth and defined below), the Corporation shall on the Automatic Redemption Date redeem all but not less than all of the then outstanding Series 2 Shares for an amount per share equal to: (i) the Current Market Price of one IMSC Common Share determined as at the last Business Day prior to the Automatic Redemption Date multiplied by the Series 2 Share Exchange Multiple Per Share, which shall be paid and satisfied in full by the Corporation causing to be delivered to each holder of a Series 2 Share that number of IMSC Common Shares which is equal to the Series 2 Share Exchange Multiple Per Share for each Series 2 Share held by such holder, plus (ii) an additional amount equivalent to the full amount of all dividends declared and unpaid thereon (collectively, the "Series 2 Redemption Price").

                                                                             1ss


13.3 In any case of a redemption of Series 2 Shares under this Article 13, the Corporation shall, at least one hundred and twenty (120) days before the Automatic Redemption Date, send or cause to be sent to each holder of Series 2 Shares a notice in writing of the redemption by the Corporation or the purchase by IMSC under the Series 2 Redemption Call Right (as set forth and defined below), as the case may be, of the Series 2 Shares held by such holder. Such notice shall set out the formula for determining the Series 2 Redemption Price or the Series 2 Redemption Call Purchase Price (as the case may be), the Automatic Redemption Date and, if applicable, particulars of the Series 2 Redemption Call Right.

13.4 On or after the Automatic Redemption Date and subject to exercise of the Series 2 Redemption Call Right, the Corporation shall cause to be delivered to the holders of the Series 2 Shares to be redeemed, the Series 2 Redemption Price for each such Series 2 Share upon presentation and surrender at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation in such notice of the certificate or certificates representing the Series 2 Shares to be redeemed, together with such other documents and instruments as may be required to effect a transfer of Series 2 Shares pursuant to the Business Corporations Act (Ontario) and such additional documents and instruments as the Transfer Agent may reasonably require. Payment of the Series 2 Redemption Price for such Series 2 Shares shall be made by delivery to each holder, at the address of the holder recorded in the securities register of the Corporation or by holding for pick-up by the holder at the registered office of the Corporation or at the office of the Transfer Agent as may be specified by the Corporation in such notice, the certificate or certificates representing the IMSC Common Shares (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim, encumbrance, security interest or adverse claim) and a cheque of the Corporation payable at par in Canadian dollars at any branch of the bankers of the Corporation in Canada in respect of the amount equivalent to the full amount of all declared and unpaid dividends comprising part of the Series 2 Redemption Price. Upon such payment or deposit of the Series 2 Redemption Price, the holders of the Series 2 Shares redeemed shall be considered and deemed for all purposes to be the holders of the IMSC Common Shares delivered to them.

13.5 Subject to the exercise of the Series 2 Redemption Call Right, on and after the Automatic Redemption Date, the holders of the Series 2 Shares called for redemption shall cease to be holders of such Series 2 Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive the Series 2 Redemption Price in respect of such Series 2 Shares, unless payment of the Series 2 Redemption Price for such Series 2 Shares shall not be made upon presentation and surrender of certificates in accordance with Section 13.4, in which case the rights of the holders shall remain unaffected until such Series 2 Redemption Price has been paid in the manner hereinbefore provided.

                                                                             1TT


13.6 The Corporation shall have the right, at any time after the sending of notice of its intention to redeem the Series 2 Shares as aforesaid, to deposit or cause to be deposited the Series 2 Redemption Price of the Series 2 Shares so called for redemption, or such of the said Series 2 Shares represented by certificates that have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption, in a custodial account with any chartered bank or trust company named in such notice. Upon the later of such deposit being made and the Automatic Redemption Date, the Series 2 Shares in respect whereof such deposit shall have been made shall be redeemed and the rights of the holders thereof after such deposit or Automatic Redemption Date, as the case may be, shall be limited to receiving the Series 2 Redemption Price for such Series 2 Shares so deposited, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of such Series 2 Redemption Price, the holders of the Series 2 Shares so redeemed shall thereafter be considered and deemed for all purposes to be holders of the IMSC Common Shares so delivered to them.

13.7 Notwithstanding the provisions of Section 13.2, IMSC shall have the overriding right (the "Series Redemption Call Right") notwithstanding the proposed redemption of the Series 2 Shares by the Corporation pursuant to this
Article 13, to purchase all but not less than all of the Series 2 Shares on the Automatic Redemption Date from the holders for a purchase price (the "Series 2 Redemption Call Purchase Price") per share equal to the Series 2 Redemption Price per share. In the event of the exercise of the Series 2 Redemption Call Right by IMSC, each holder shall be obligated to sell all the Series 2 Shares held by such holder to IMSC on the Automatic Redemption Date on payment by IMSC to such holder of the Series 2 Redemption Call Purchase Price for each such share.

13.8 To exercise the Series 2 Redemption Call Right, IMSC must notify the Transfer Agent, as agent for the holders of the Series 2 Shares and the Corporation, of IMSC's intention to exercise such right not less than one hundred and twenty-five (125) days before the Automatic Redemption Date. The Transfer Agent shall notify the holders of the Series 2 Shares as to whether or not IMSC has exercised the Series 2 Redemption Call Right forthwith after the expiry of the period during which the same may be exercised by IMSC. If IMSC exercises the Series 2 Redemption Call Right on the Automatic Redemption Date, IMSC will purchase and the holders will sell all of the Series 2 Shares then outstanding for a price per share equal to the Series 2 Redemption Call Purchase Price.

13.9 For the purposes of completing the purchase of the Series 2 Shares pursuant to the Series 2 Redemption Call Right, IMSC shall deposit with the Transfer Agent, on or before the Automatic Redemption Date, certificates representing IMSC Common Shares and a cheque in the amount of the remaining portion, if any, of the Series 2 Redemption Call Purchase Price in respect of the Series 2 Shares.

                                                                             1uu


13.10 Provided that the Series 2 Redemption Call Purchase Price has been so deposited with the Transfer Agent, on and after the Automatic Redemption Date the rights of each holder of Series 2 Shares will be limited to receiving the Series 2 Redemption Call Purchase Price payable by IMSC in respect of the Series 2 Shares upon presentation and surrender by the holder of certificates representing such Series 2 Shares and the holder shall, with respect to the Series 2 Shares so purchased, on and after the Series 2 Redemption Date, be considered and deemed for all purposes to be the holder of IMSC Common Shares delivered to such holder. Upon surrender to the Transfer Agent of a certificate or certificates representing the Series 2 Shares so purchased, together with such other documents and instruments as may be required to effect a transfer of Series 2 Shares under the Business Corporations Act (Ontario) and such additional documents and instruments as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Transfer Agent on behalf of IMSC shall deliver to such holder, certificates representing the IMSC Common Shares to which the holder is entitled and a cheque or cheques of IMSC payable in at par in Canadian dollars at any branch of the bankers of IMSC in Canada in payment of the remaining portion, if any, of the Series 2 Redemption Call Purchase Price. If IMSC does not exercise the Series 2 Redemption Call Right in the manner described above, the holders of the Series 2 Shares will be entitled to receive in exchange therefor the Series 2 Redemption Price otherwise payable by the Corporation pursuant to this Article 13 on the Automatic Redemption Date.

                     Article 14 - Purchase for Cancellation

14.1 Subject to applicable law, the Corporation may at any time and from time to time offer to purchase for cancellation all or any part of the outstanding Series 2 Shares at any price by the tender to all holders of record of Series 2 Shares then outstanding together with an amount equal to all declared and unpaid dividends thereon. The holders of Series 2 Shares may accept or refuse such offer at their discretion. If in response to an invitation for tenders under the provisions of this Article 14, more Series 2 Shares are tendered than the Corporation is prepared to purchase, the Series 2 Shares to be purchased by the Corporation shall be purchased as nearly as may be pro rata according to the number of shares tendered by each holder who submits a tender to the Corporation. If only part of the Series 2 Shares represented by any certificate shall be purchased, a new certificate for the balance of such shares shall be issued at the expense of the Corporation.

                                                                             1vv


                 Article 15 - Amendment With Approval of Holders

15.1 The rights, privileges, restrictions and conditions attached to the Series 2 Shares as a class may be added to, changed or removed but only with the approval of the holders of the Series 2 Shares given in accordance with these share provisions.

                      Article 16 - Approval of the Holders

16.1 Any approval given by the holders of the Series 2 Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Series 2 Shares or any other matter requiring the approval or consent of the holders of the Series 2 Shares shall be deemed to have been sufficiently given if it shall have been given in accordance with applicable law subject to a minimum requirement that such approval be evidenced by a resolution passed by not less than two-thirds of the votes cast on such resolution at a meeting of holders of Series 2 Shares duly called and held at which holders of at least 50% of the outstanding Series 2 Shares at that time are present and represented by a proxy; provided that such approval must be given also by the affirmative vote of holders of more than two-thirds of the Series 2 Shares represented in person or by proxy at the meeting excluding Series 2 Shares beneficially owned by IMSC or any of its Affiliates (as such term is defined in the Business Corporations Act (Ontario)). If at any such meeting of the holders of at least 50% of the outstanding Series 2 Shares at that time are not present or represented by proxy within one-half hour after the time appointed for such meeting then the meeting shall be adjourned to such date not less than ten days thereafter and to such time and place as may be designated by the chairman of such meeting. At such adjourned meeting, the holders of Series 2 Shares present or represented by proxy thereat may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than two-thirds of the votes cast on such resolution at such meeting shall constitute the approval or consent of the holders of the Series 2 Shares.

                            Article 17 - Acceleration

17.1 Subject to the provisions of this Article, each holder of a Series 2 Share shall have the right to have the Series 2 Share Exchange Multiple determined as at a period ending prior to December 31, 1999 in the event:

     (a) of the death, permanent disability or termination of employment, without cause, of Robert Curik by IMSI;

     (b)  Michael A. Steele is not the Chief Executive Officer of IMSC; or

     (c) a take-over bid for IMSC results in a single shareholder acquiring more than fifty percent of the issued and outstanding common stock of IMSC

                                                                             1ww


          (not including any common stock of IMSC to which a holder of Class E Special Shares Series 2is entitled either by exchange or otherwise).

17.2 Upon the occurrence of any of the events specified in Section 17.1 (a "Triggering Event"), the holders of Series 2 Shares shall have the right to elect to determine the Series 2 Share Exchange Multiple as at a period ending prior to December 31, 1999 which right to elect shall continue for a sixty (60) day period following the date of the Triggering Event, after which, if such election is not exercised, such right shall be at an end with respect to such Triggering Event.

17.3 If holders of Series 2 Shares elect, pursuant to Section 17.2 to determine the Series 2 Share Exchange Multiple as at a period ending prior to December 31, 1999:

     (a) Adjusted EBIDTA as at the date determined pursuant to Section 17.2 shall be determined in accordance with the provisions of subsection 2.03(f) of the Share Purchase Agreement dated May 10, 1999 between Donald Kilimnik, Deborah Kilimnik, Robert Curik, Anjela Curik, IMSC and the Corporation.

     (b) each reference to December 31, 1999 in these Series 2 Share provisions shall be deemed to be a reference to the accelerated date for determining the Series 2 Share Exchange Multiple as determined pursuant Section 17.2.

                                                                             1xx


                                  SCHEDULE "A"

          TO THE RIGHTS, PRIVILEGES, RESTRICTIONS AND CONDITIONS OF THE
                    CLASS E SPECIAL SHARES - SERIES 2 SHARES

                               RETRACTION REQUEST

            TO: International Menu Solutions Inc. (the "Corporation")

            AND TO: International Menu Solutions Corporation ("IMSC")


     TAKE NOTICE THAT the undersigned, the holder of Class E Shares Series 2 of the Corporation, does hereby require the Corporation to redeem [INSERT NUMBER] of such Class E Shares Series 2 (the "Retracted Shares") on the _____ day of ____________, _____ (the "Retraction Date").

     AND FURTHER TAKE NOTICE THAT the undersigned acknowledges that International Menu Solutions Corporation ("IMSC") has the right to exercise the Series 2 Retraction Call Right and in that event this Retraction Request shall be deemed to be a revocable offer by the undersigned to sell the Retracted Shares to IMSC in accordance with the terms and conditions set out in the share provisions of the Class E Shares Series 2.

     The undersigned acknowledges that if, as a result of solvency provisions of applicable law, the Corporation is unable to redeem all Retracted Shares, the undersigned will be deemed to have exercised the [Put Right] so as to require IMSC to purchase the unredeemed Retracted Shares.


                  DATED this __________ day of __________, __________.

                                                        ________________________
                                                        Signature of Shareholder

                                                                             1yy


                 RIGHTS, PRIVILEGES, RESTRICTIONS AND CONDITIONS
                     OF THE CLASS E SPECIAL SHARES SERIES 3

                  The first series of Class E Special Shares are designated as Class E Special Shares Series 3 ("Series 3 Shares") and shall consist of 250,000 Series 3 Shares. In addition to the rights, privileges, restrictions and conditions attached to the Class E Special Shares as a class, the Series 3 Shares shall have attached thereto the following rights, privileges, restrictions and conditions:

                                     PART A
                               GENERAL PROVISIONS

                           Article 1 - Interpretation

1.1 For the purposes of these share provisions, unless the context or subject matter otherwise requires, the following terms shall have the following meanings:

     (a)  "100Co" means 1005549 Ontario Ltd;

     (b) "Adjusted EBITDA" means the consolidated earnings of 100Co and DCFood before interest, income taxes, depreciation and amortization, as calculated in accordance with GAAP and past practice including actual management salaries and bonuses paid (but, notwithstanding the foregoing, only 50% of the salary and bonuses paid during the relevant period to Donald Kilimnik and Robert Curik), adjusted by adding back any inter-company management fees or allocations of overhead expenses that are expensed subsequent to May 10, 1999 for the relevant period, the intent being that the calculation should be based on a "normalized" EBITDA of the businesses carried on by 100Co and DCFood. For the purpose of the Adjusted EBITDA calculations, if any expenses are charged to 100Co and DCFood by an Affiliate (as such term is defined in the Business Corporations Act (Ontario)) of 100Co or DCFood for services not reasonably required in the normal course of the 100Co and DCFood business and past practice, such expenses shall not be included in the Adjusted EBITDA calculations;

     (c)  "Board of Directors" means the board of directors of the Corporation;

     (d) "Business Day" means any day other than a Saturday, a Sunday or a day on which banks are not open for business in Toronto, Ontario;

     (e) "Canadian Dollar Equivalent" means in respect of any amount expressed in a foreign currency (the "Foreign Currency Amount") at any date the product obtained by multiplying (i) the Foreign Currency Amount by
          (ii) the noon spot exchange rate on such date for such foreign

                                                                             1zz


          currency expressed in Canadian dollars as reported by the Bank of Canada or, in the event such spot exchange rate is not available, such exchange rate on such date for such foreign currency expressed in Canadian dollars as may be deemed by the Board of Directors to be appropriate for such purpose;

     (f) "Class B Special Shares" means the Class B Special Shares of the Corporation;

     (g) "Class C Special Shares" means the Class C Special Shares of the Corporation;

     (h) "Class D Special Shares" means the Class D Special Shares of the Corporation;

     (i)  "Class X Shares" means the Class X Shares of the Corporation;

     (j)  "Common Shares" means Common Shares of the Corporation;

     (k) "Current Market Price" means, in respect of an IMSC Common Share on any date, the Canadian Dollar Equivalent of the average of the closing bid and asked prices of IMSC Common Shares during a period of 20 consecutive trading days ending not more than 5 trading days before such date on the National Market System of the National Association of Securities Dealers Automated Quotation System or, if the IMSC Common Shares are not then quoted on the National Market System of the National Association of Securities Dealers Automated Quotation System, on such other stock exchange or automated quotation system on which the IMSC Common Shares are listed or quoted, as the case may be, as may be selected by the Board of Directors for such purpose; provided, however, that in the event IMSC Common Shares are not then listed or quoted on any recognized stock exchange or automated quotation system or if, in the opinion of the Board of Directors, the public distribution or trading activity of IMSC Common Shares during such period does not create a market which reflects the fair market value of the IMSC Common Shares, then the Current Market Price of an IMSC Common Share shall be determined by the Board of Directors based upon the advice of such qualified independent financial advisors as the Board of Directors may deem to be appropriate, and provided further than any such selection, opinion or determination by the board of Directors shall be conclusive and binding;

     (l)  "DCFood" means D.C. Food Processing Inc.;

                                                                            1aaa


     (m) "GAAP" means Canadian generally accepted accounting principles applied on a consistent basis;

     (n) "IMSC" means International Menu Solutions Corporation, a Nevada corporation and any successor thereto;

     (o) "IMSC Common Shares" means the shares of common stock of IMSC, with a par value of U.S. $0.001 per share, having voting rights of one vote per share;

     (p) "IMSC Dividend Payment Date" means the date upon which payment of dividends declared by IMSC on the IMSC Dividend Declaration Date is made; and "IMSC Dividend Declaration Date" means the date upon which IMSC declares a dividend on the IMSC Common Shares;

     (q) "Series 3 Liquidation Amount" means the amount per Series 3 Share that each holder of Series 3 Shares shall be entitled to under Section 11.1 or 11.2 hereof, as the case may be;

     (r) "Series 3 Liquidation Date" means the effective date of the liquidation, dissolution or winding-up of the Corporation or other distribution of the assets of the Corporation, among its shareholders for the purpose of liquidation of the Corporation or winding up of its affairs;

     (s) "Series 3 Share Exchange Multiple" means the quotient obtained by dividing:

          i) 50% of [four times the Adjusted EBITDA for the one year period ending March 31, 2002 or December 31, 2002 (such period to be selected by Donald Kilimnik and Deborah Kilimnik in accordance with section 2.02 of the Share Purchase Agreement dated May 10, 1999 between such persons, IMSC and the Corporation) or such other period as may be determined pursuant to Article 17, minus
               (A) $6,000,000.00 and (B) an amount equal to the greater of (i) the Adjusted EBITDA of the Corporate Entities for the 1999 Period (as such terms are defined in the Share Purchase Agreement dated May 10, 1999 between Donald Kilimnik, Deborah Kilimnik, Robert Curik, Anjela Curik, IMSC and the Corporation), and (ii) zero]; by

          ii) the Current Market Price of one IMSC Common Share determined as at March 31, 2002 or December 31, 2002, as applicable, or such earlier date as may be determined

                                                                            1bbb


               pursuant to Article 17;

     and "Series 3 Share Exchange Multiple Per Share" means the quotient obtained by dividing the Series 3 Share Exchange Multiple by the number of Series 3 Shares issued and outstanding as at the close of business (Toronto time) on March 31, 2002 or December 31, 2002, as applicable, or on such earlier date as may be determined pursuant to
          Article 17;

     (t) "Support Agreement" means that certain support agreement relating to the Series 3 Shares dated the 10th day of May, 1999 between Donald Kilimnik, Deborah Kilimnick, Robert Curik and Anjela Curik, the Corporation and IMSC;

     (u) "Transfer Agent" means the secretary of the Corporation or such other person as may from time to time be the registrar and transfer agent for the Class E Special Shares.

1.2 The Board of Directors shall determine, in good faith and in its discretion, acting reasonably, (with the assistance of such reputable and qualified independent financial advisors and/or other experts as the Board of Directors may require), what is the "Economic Equivalent" for the purposes of these share provisions, and each such determination shall be conclusive and binding on IMSC, and the term "Economic Equivalent" where used in these share provisions shall refer to such determination. In making such determination, the following factors shall, without excluding other factors determined by the Board of Directors to be relevant, be considered by the Board of Directors:

     (i) in the case of any stock dividend or other distribution payable in IMSC Common Shares, the number of such shares issued in proportion to the number of IMSC Common Shares previously outstanding;

     (ii) in the case of the issuance or distribution of any options, rights, warrants to subscribe for or purchase IMSC Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire IMSC Common Shares), the relationship between the exercise price of each such option, right or warrant and the Current Market Price of IMSC Common Shares;

     (iii)in the case of the issuance or distribution of any other form of property (including without limitation any shares or securities of IMSC of any class other than IMSC Common Shares, any rights, options or warrants other than those referred to in Section 1.2(ii)

                                                                            1ccc


          above, any evidences of indebtedness of IMSC or any assets of IMSC), the relationship between the fair market value (as determined by the Board of Directors) of such property to be issued or distributed with respect to each outstanding IMSC Common Share and the Current Market Price of an IMSC Common Share;

     (iv) in the case of any subdivision, redivision or change of the then outstanding IMSC Common Shares into a greater number of IMSC Common Shares or the reduction, combination or consolidation or change of the then outstanding IMSC Common Shares into a lesser number of IMSC Common Shares or any amalgamation, merger reorganization or other transaction affecting the IMSC Common Shares, the effect thereof upon the then outstanding IMSC Common Shares; and

     (v) in all such cases, the general taxation consequences of the relevant event to holders of Series 3 Shares to the extent that such consequences may differ from the taxation consequences to holders of IMSC Common Shares as a result of differences between taxation laws of Canada and the United States (except for any differing consequences arising as a result of differing marginal taxation rates and without regard to the individual circumstances of holders of Series 3 Shares.

      Article 2 - Reciprocal Changes, etc. In Respect of IMSC Common Shares

2.1 Each holder of a Series 3 Share acknowledges that the Support Agreement provides, in part, that IMSC will not without the prior approval of the Corporation and the prior approval of the holders of the Series 3 Shares, given in accordance with these share provisions:

     (a) issue or distribute IMSC Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire IMSC Common Shares) to the holders of all or substantially all of the then outstanding IMSC Common Shares by way of stock dividend or other distribution, other than an issue of IMSC Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire IMSC Common Shares) to holders of IMSC Common Shares who exercise an option to receive dividends in IMSC Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire IMSC Common Shares) in lieu of receiving cash dividends; or

     (b) issue or distribute rights, options or warrants to the holders of all or

                                                                            1ddd


          substantially all of the then outstanding IMSC Common Shares entitling them to subscribe for or to purchase IMSC Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire IMSC Common Shares); or

     (c) issue or distribute to the holders of all or substantially all of the then outstanding IMSC Common Shares (A) shares or securities of IMSC of any class other than IMSC Common Shares (other than shares convertible into or exchangeable for or carrying rights to acquire IMSC Common Shares), (B) rights, options or warrants other than those referred to in Section 2.1(b) above, (C) evidences of indebtedness of IMSC or (D) assets of IMSC;

unless the Economic Equivalent on a per share basis of such rights, securities, shares, evidences of indebtedness or other assets is issued or distributed simultaneously to the holders of the Series 3 Shares.

          2.2 Each holder of a Series 3 Share acknowledges that the Support Agreement further provides, in part, that IMSC will not without the prior approval of the Corporation and the prior approval of the holders of the Series 3 Shares, given in accordance with these share provisions:

     (a) subdivide, redivide or change the then outstanding IMSC Common Shares into a greater number of IMSC Common Shares; or

     (b) reduce, combine or consolidate or change the then outstanding IMSC Common Shares into a lesser number of IMSC Common Shares; or

     (c) reclassify or otherwise change IMSC Common Shares or effect an amalgamation, merger, reorganization or other transaction affecting IMSC Common Shares;

unless the Economic Equivalent of such change shall simultaneously be made to, or in the rights of the holders of, the Series 3 Shares.

2.3 The Support Agreement further provides, in part, that the provisions of the Support Agreement referred to in the preceding Sections 2.1 and 2.2 shall not be changed without the approval of the holders of the Series 3 Shares, given in accordance with these share provisions.

         Article 3 - Actions by the Corporation under Support Agreement

3.1 The Corporation will take all such actions and do all such things as shall be necessary or advisable to perform and comply with and to ensure performance and compliance by IMSC with all provisions of the Support Agreement applicable to the

                                                                            1eee


Corporation and IMSC, respectively, in accordance with the terms thereof including, without limitation, taking all such actions and doing all such things as shall be necessary or advisable to ensure to the fullest extent possible for the direct benefit of the Corporation all rights and benefits in favour of the Corporation under or pursuant to such agreement.

3.2 The Corporation shall not propose, agree to or otherwise give effect to any amendment to, or waiver or forgiveness of its rights or obligations under, the Support Agreement without the approval of the holders of Series 3 Shares, given in accordance with these share provisions, other than such amendments, waivers and/or forgiveness as may be necessary or advisable for the purposes of:

     (a) adding to the covenants of the other party or parties to such agreement for the protection of the Corporation or the holders of Series 3 Shares thereunder; or

     (b) making such provisions or modifications not inconsistent with such agreement as may be necessary or desirable with respect to matters or questions arising thereunder which, in the opinion of the Board of Directors of the Corporation, it may be expedient to make, provided that the Board of Directors shall be of the opinion, after consultation with counsel, that such provisions and modifications will not be prejudicial to the interests of the holders of the Series 3 Shares; or

     (c) making such changes in or corrections to such agreement which, on the advice of counsel to the Corporation, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error contained therein, provided that the Board of Directors of the Corporation shall be of the opinion, after consultation with counsel, that such changes or corrections will not be prejudicial to the interests of the holders of the Series 3 Shares.

The Corporation shall provide each holder of Series 3 Shares with written notification of any such amendment, waiver and/or forgiveness.

                               Article 4 - Notices

4.1 Any notice, request or other communication to be given to the Corporation by a holder of Series 3 Shares shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by telecopy or by delivery to the registered office of the Corporation and addressed to the attention of the Secretary. Any such notice, request or other communication, if given by mail, telecopy or

                                                                            1fff


delivery, shall only be deemed to have been given and received upon actual receipt thereof by the Corporation.

4.2 Any presentation and surrender by a holder of Series 3 Shares to the Corporation of certificates representing Series 3 Shares in connection with the liquidation, dissolution or winding up of the Corporation or the retraction or redemption of Series 3 Shares shall be made by registered mail (postage prepaid) or by delivery to the registered office of the Corporation or any other office of the Corporation designated by it in accordance with these share provisions addressed to the attention of the Secretary of the Corporation. Any such presentation and surrender of certificates shall only be deemed to have been made and to be effective upon actual receipt thereof by the Corporation. Any such presentation and surrender of certificates made by registered mail shall be at the sole risk of the holder mailing the same.

4.3 Any notice, request or other communication to be given to a holder of Series 3 Shares by or on behalf of the Corporation shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by delivery to the address of the holder recorded in the securities register of the Corporation or, in the event of the address of any holder not being so recorded, then at the last known address of such holder. A copy of such notice will be sent to any financial institution which has provided notice to the Corporation that it is a pledgee of any Series 3 Shares. Any such notice, request or other communication, if given by mail, shall be deemed to have been given and received on the date of delivery. Accidental failure or omission to give any notice, request or other communication to one or more holders of Series 3 Shares shall not invalidate or otherwise alter or affect any action or proceeding to be taken by the Corporation pursuant thereto.

                          Article 5 - Withholding Taxes

5.1 If the payment or delivery of cash or property to the holder of a Series 3 Share pursuant to the provisions hereof would result in the Corporation or IMSC becoming liable to withhold or deduct and remit therefrom an amount on account of the tax liability of such holder under the Income Tax Act (Canada) or the applicable taxation legislation of any other jurisdiction, then, unless such holder provides to the Corporation or IMSC, as the case may be, certificates or such other assurances as are provided for under the Income Tax Act (Canada) or such other applicable taxation legislation as are required to ensure that neither the Corporation nor IMSC is so liable, the cash or property required to be so delivered shall be net of any amounts required to be so withheld or deducted and remitted.

      Article 6 - Specified Amounts for the Purposes of the Income Tax Act

6.1 For the purposes of subsection 191(4) of the Income Tax Act (Canada), the specified amount for the Series 3 Shares shall be $23.00 per share.

                                                                            1ggg


                  Article 7 - No Fractional IMSC Common Shares

7.1 No certificates or scrip representing a fractional IMSC Common Share shall be required to be delivered to the holder of any of the Series 3 Shares upon the redemption of such Series 3 Shares, or distribution to the holder of such Series 3 Shares upon the liquidation, dissolution or winding-up of the Corporation or other distribution of assets of the Corporation among its shareholders for the purpose of liquidation of the Corporation's assets or winding up its affairs, or a purchase of such Series 3 Shares by IMSC pursuant to and as provided for in these share provisions (an "Exchange Event"). In lieu of any such fractional IMSC Common Share, each holder of a Series 3 Share entitled to a fractional interest in an IMSC Common Share upon an Exchange Event shall receive an amount of cash (rounded to the nearest whole cent), without interest, equal to the Canadian Dollar Equivalent of the product of (i) such fraction, multiplied by
(ii) the Current Market Price of one IMSC Common Share determined as at the date upon which such holder becomes entitled to such fractional interest.

                               Article 8 - Legend

8.1 The certificates evidencing the Series 3 Shares shall contain or have affixed thereto a legend, in form and on the terms approved by the Board of Directors with respect to the Support Agreement between IMSC and the Corporation.

                              Article 9 - Dividends

9.1 From the date of the issuance of the Series 3 Shares up to and including March 31, 2002 or December 31, 2002, as applicable, or such earlier date as may be determined pursuant to Article 17, a holder of the Series 3 Shares shall be entitled to receive, and the Corporation shall pay thereon, out of monies properly applicable to the payment of dividends, such dividends as the Board of Directors may from time to time declare.

9.2 After March 31, 2002 or December 31, 2002, as applicable, or such earlier date as may be determined pursuant to Article 17, a holder of Series 3 Shares shall be entitled to receive and the Board of Directors shall, subject to applicable law, on each IMSC Dividend Declaration Date, declare a dividend on each Series 3 Share (i) in the case of a cash dividend declared on the IMSC Common Shares, in an amount in cash for each Series 3 Share equal to the Canadian Dollar Equivalent on the IMSC Dividend Declaration Date of the cash dividend declared on each IMSC Common Share multiplied by the Series 3 Share Exchange Multiple Per Share or (ii) in the case of a stock dividend declared on the IMSC Common Shares to be paid in IMSC Common Shares, in such number of Series 3 Shares for each Series 3 Share as is equal to the number of IMSC Common Shares to be paid on each IMSC Common Share or (iii) in the case of a dividend declared on the IMSC Common Shares in property other than cash or IMSC Common Shares, in such type and amount of property for each Series 3 Share as is the same as or the Economic Equivalent of the type and amount of property declared as a

                                                                            1hhh


dividend on each IMSC Common Share, multiplied by the Series 3 Exchange Multiple Per Share. Such dividends shall be paid out of money, assets or property of the Corporation properly applicable to the payment of dividends, or out of authorized but unissued shares of the Corporation.

9.3 The record date for the determination of the holders of Series 3 Shares entitled to receive payment of, and the payment date for, any dividend or distribution declared on the Series 3 Shares under Section 9.2 hereof shall be the same as the record date and the payment date, respectively, for the corresponding dividend or distribution declared on the IMSC Common Shares.

9.4 Cheques of the Corporation payable at par at any branch of the bankers of the Corporation in Canada shall be issued in respect of any cash dividends contemplated by Section 9.2(i) hereof and the sending of such a cheque to each holder of a Series 3 Share shall satisfy the cash dividend represented thereby unless the cheque is not paid on presentation. Certificates registered in the name of the registered holders of Series 3 Shares shall be issued or transferred in respect of any stock dividends contemplated by Section 9.2(ii) hereof and the sending of such a certificate to each holder of a Series 3 Share shall satisfy the stock dividend represented thereby. Such other type and amount of property in respect of any dividends contemplated by Section 9.2(iii) hereof shall be issued, distributed or transferred by the Corporation in such manner as it shall determine and the issuance, distribution or transfer thereof by the Corporation to each holder of a Series 3 Share shall satisfy the dividend represented thereby. No holder of a Series 3 Share shall be entitled to recover by action or other legal process against the Corporation any dividend that is represented by a cheque that has not been duly presented to the Corporation's bankers for payment or that otherwise remains unclaimed for a period of six years from the date on which such dividend was payable.

9.5 If on any payment date for any dividends declared on the Series 3 Shares under Section 9.2 hereof, such dividends are not paid in full on all of the Series 3 Shares then outstanding because the Corporation does not then have sufficient monies, assets or property applicable to the payment of such dividends, then any such dividends that remain unpaid shall be paid on the earliest subsequent date or dates determined by the Board of Directors on which the Corporation shall have sufficient monies, assets or property applicable to the payment of such dividends. If on any date for the declaration or payment of any dividend declared or to be declared on the Series 3 Shares under Section 9.2 above such dividends are not declared or are not paid in full on all of the Series 3 Shares then outstanding because the Series 3 Exchange Multiple has not then been determined, then any such dividends that remain undeclared and/or unpaid shall be declared and/or paid on the earliest subsequent date or dates determined by the Board of Directors on which the Series 3 Share Exchange Multiple shall have been determined. If on any date for the payment of a dividend declared or to be declared on the Series 3 Shares under Section 9.2 above such dividend is not paid in full on all of

                                                                            1iii


the Series 3 Shares for any reason whatsoever, then the Corporation shall pay to the holders of the Series 3 Shares interest at the rate per annum which is equal to the interest rate then charged to the Corporation by its principal banker for operating credit facilities provided to the Corporation, on the principal amount of such outstanding dividend, from the IMSC Dividend Payment Date to the date of actual payment of such dividend.

                        Article 10 - Certain Restrictions

10.1 So long as any of the Series 3 Shares are outstanding, the Corporation shall not at any time without, but may at any time with, the approval of the holders of the Series 3 Shares given in accordance with these share provisions:

     (a) pay any dividends on the Class A Special Preferred Shares, the Common Shares, or any other shares ranking junior to the Series 3 Shares, other than stock dividends payable in Common Shares or any such other shares ranking junior to the Series 3 Shares, as the case may be;

     (b) redeem or purchase or make any capital distribution in respect of Class A Special Preferred Shares, Common Shares or any other shares ranking junior to the Series 3 Shares;

     (c) redeem or purchase any other shares of the Corporation ranking equally with the Series 3 Shares with respect to the payment of dividends or on any liquidation distribution; or

     (d) issue any Series 3 Shares or any other shares of the Corporation ranking superior to the Series 3 Shares other than the issuance of Class X Shares and other than by way of stock dividends to the holders of such Series 3 Shares or as contemplated by the Support Agreement.

     The restrictions in Sections 10.1(a), 10.1(b) and 10.1(c) above shall not apply if all dividends on the outstanding Series 3 Shares corresponding to dividends declared to date on IMSC Common Shares shall have been declared on the Series 3 Shares and paid in full.

     Article 11 - Participation Upon Liquidation, Dissolution or Winding-Up

11.1 At any time from the date of the issuance of each Series 3 Share up to and including March 31, 2002 or December 31, 2002, as applicable, or such earlier date as may be determined pursuant to Article 17, in the event of the liquidation, dissolution or winding-up of the Corporation or other distribution of assets of the Corporation among its shareholders for the purpose of liquidation of the Corporation's assets or winding up its affairs, each holder of Series 3 Shares shall be entitled, subject to applicable law, to receive in respect of each Series 3 Share held by such holder on

                                                                            1jjj


the Series 3 Liquidation Date 1.91666 IMSC Common Shares for each such Series 3 Share which shall be satisfied in full by the Corporation causing to be delivered to such holder 1.91666 IMSC Common Shares for each Series 3 share held, plus an additional amount equivalent to the full amount of all dividends declared and unpaid on such Series 3 Share, but such holder shall not be entitled to share any further in the distribution of the property or assets of the Corporation; if the assets of the Corporation including surplus, are not sufficient in respect of each Series 3 Share to pay such amount in full, then all the said assets or their proceeds remaining after such payment shall be distributed rateably among the holders of the Series 3 Shares.

11.2 At any time after March 31, 2002 or December 31, 2002, as applicable, or such earlier date as may be determined pursuant to Article 17, in the event of the liquidation, dissolution or winding-up of the Corporation or other distribution of assets of the Corporation among its shareholders for the purpose of liquidation of the Corporation's assets or winding up its affairs, each holder of Series 3 Shares shall be entitled, subject to applicable law, to receive in respect of each Series 3 Share held by such holder on the Series 3 Liquidation Date to an amount per share equal to: (i) the Current Market Price of an IMSC Common Share determined as at the last Business Day prior to the Series 3 Liquidation Date multiplied by the Series 3 Share Exchange Multiple Per Share, which shall be satisfied in full by the Corporation causing to be delivered to such holder that number of IMSC Common Shares which is equal to the Series 3 Share Exchange Multiple Per Share, plus (ii) an additional amount equivalent to the full amount of all dividends declared and unpaid on such Series 3 Share prior to the Liquidation Date.

11.3 In the case of a distribution on Series 3 Shares under this Article 11, on or promptly after the Series 3 Liquidation Date, and subject to the exercise by IMSC of the Series 3 Liquidation Call Right (as set forth and defined below), the Corporation shall cause to be delivered to the holders of Series 3 Shares the Series 3 Liquidation Amount for each such Series 3 Share upon presentation and surrender of the certificates representing such Series 3 Shares, together with such other documents and instruments as may be required to effect a transfer of Series 3 Shares under the Business Corporations Act (Ontario) and such additional documents and instruments as the Transfer Agent may reasonably require, at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of the Series 3 Shares. Payment of the aggregate Series 3 Liquidation Amount for such Series 3 Shares shall be made by delivery to each holder, at the address of the holder recorded in the securities register of the Corporation for the Series 3 Shares or by holding for pick-up by the holder at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of the Series 3 Shares of certificates representing IMSC Common Shares (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim, encumbrance, security interest or adverse claim) and a cheque of the Corporation payable at par in Canadian dollars at

                                                                            1kkk


any branch of the bankers of the Corporation in Canada in payment of the amount equivalent to the full amount of all declared and unpaid dividends comprising part of the Series 3 Liquidation Amount.

11.4 If on the Series 3 Liquidation Date, the Series 3 Liquidation Amount in respect of any of the Series 3 Shares payable under Section 11.2 above cannot be paid because the Series 3 Share Exchange Multiple has not then been determined, then such Series 3 Liquidation Amount or any part thereof that remains unpaid shall be paid on the earliest subsequent date or dates determined by the Board of Directions on which the Series 3 Share Exchange Multiple shall have been determined; provided that in such event, the Corporation shall pay to the holders of the Series 3 Shares interest at the rate per annum which is equal to the interest rate charged to the Corporation by its principal banker at the Series 3 Liquidation Date for operating credit facilities provided to the Corporation, on the principal amount of such outstanding Series 3 Liquidation Amount, from the Series 3 Liquidation Date to the date of actual payment thereof.

11.5 On and after the Series 3 Liquidation Date, the holders of the Series 3 Shares shall cease to be holders of such Series 3 Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive the Series 3 Liquidation Amount in respect of the Series 3 Shares held by them, unless payment of the Series 3 Liquidation Amount for such Series 3 Shares shall not be made upon presentation and surrender of share certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the Series 3 Liquidation Amount has been paid in the manner hereinbefore provided.

11.6 The Corporation shall have the right at any time after the Series 3 Liquidation Date to deposit or cause to be deposited the Series 3 Liquidation Amount in respect of the Series 3 Shares represented by certificates that have not at the Series 3 Liquidation Date been surrendered by the holders thereof in a custodial account with any chartered bank or trust company in Canada designated by the Board of Directors of the Corporation (the "Deposit Agent"). Upon such deposit being made, the rights of the holders of Series 3 Shares after such deposit shall be limited to receiving the Series 3 Liquidation Amount in respect of such Series 3 Shares, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of the Series 3 Liquidation Amount, the holders of the Series 3 Shares shall thereafter be considered and deemed for all purposes to be the holders of the IMSC Common Shares delivered to them. After the Corporation has satisfied its obligations to pay the holders of the Series 3 Shares the Series 3 Liquidation Amount per Series 3 Share pursuant to Section
11.2 above or the amounts payable pursuant to Section 11.1 above, as the case may be, such holders shall not be entitled to share in any further distribution of the assets of the Corporation.

11.7 IMSC shall have the overriding right (the "Series 3 Liquidation Call Right"), in the event of and notwithstanding the proposed liquidation, dissolution or winding-up of the Corporation at any time after the Series 3 Liquidation Date, to purchase from all, but not less than all, of the holders of Series 3 Shares on the Series 3 Liquidation Date all, but not less than all, of the Series 3 Shares held by each such holder on payment by IMSC to each holder of an amount per share equal to the Series 3 Liquidation Amount (as determined pursuant to the provisions of Section 11.1 or 11.2, as applicable (the "Series 3 Liquidation Call Purchase Price")). In the event of the exercise of the Series 3 Liquidation Call Right by IMSC, each holder shall be obliged to sell all of the Series 3 Shares held by such holder to IMSC on the Series 3 Liquidation Date on payment by IMSC to the holder of the Series 3 Liquidation Call Purchase Price for each such share.

11.8 In order to exercise its Series 3 Liquidation Call Right, IMSC must notify, in writing, the holders of the Series 3 Shares and the Corporation, of IMSC's intention to exercise such right at least 55 days before the Series 3 Liquidation Date in the case of a voluntary liquidation, dissolution or winding up of the Corporation and at least 5 Business Days before the Series 3 Liquidation Date in the case of an involuntary liquidation, dissolution or winding up of the Corporation. If IMSC exercises the Series 3 Liquidation Call Right, then on the Series 3 Liquidation Date, IMSC will purchase and the holders will sell all of the Series 3 Shares then outstanding for a price per share equal to the Series 3 Liquidation Call Purchase Price.

11.9 For the purposes of completing the purchase of the Series 3 Shares pursuant to the exercise of the Series 3 Liquidation Call Right, IMSC shall deliver to each holder at the address of the holder recorded in the securities register of the Corporation for the Series 3 Shares or by holding for pick-up by the holder at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of the Series 3 Shares, of certificates representing the IMSC Common Shares required to be delivered by IMSC in payment of the Series 3 Liquidation Call Purchase Price (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim, encumbrance, security interest or adverse claim) and a cheque of the Corporation payable at par in Canadian dollars at any branch of the bankers of the Corporation in payment of the amount equivalent to the full amount of all declared and unpaid dividends comprising part of the Series 3 Liquidation Amount.

11.10 Provided that the Series 3 Liquidation Call Purchase Price has been paid as provided for in Section 11.9, on and after the Series 3 Liquidation Date, the rights of each holder of Series 3 Shares will be limited to receiving the Series 3 Liquidation Call Purchase Price payable by IMSC in respect of the Series 3 Shares held by such holder upon presentation and surrender by such holder of certificates representing such Series 3 Shares and the holder shall on and after the Series 3 Liquidation Date be considered and deemed for all purposes to be the holder of the IMSC Common Shares delivered to

                                                                            1mmm


it. Upon surrender to the Deposit Agent (as defined in Section 11.6 above) of the certificates representing Series 3 Shares, together with such other documents and instruments as may be required to effect a transfer of Series 3 Shares under the Business Corporations Act (Ontario), and such additional documents and instruments as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Transfer Agent on behalf of IMSC shall deliver to such holder, certificates representing the IMSC Common Shares to which the holder is entitled and a cheque or cheques of IMSC payable at par and in Canadian dollars at any branch of the bankers of IMSC or of the Corporation in Canada in payment of the remaining portion, if any, of the Series 3 Liquidation Call Purchase Price. If IMSC does not exercise the Series 3
Liquidation Call Right in the manner described above, on the Series 3 Liquidation Date, the holders of the Series 3 Shares will be entitled to receive in exchange therefor the Series 3 Liquidation Amount otherwise payable by the Corporation in connection with the liquidation, dissolution or winding-up of the Corporation pursuant to this Article 11.

11.11 The Corporation shall provide prompt written notice to each holder of outstanding Series 3 Shares of any action, step or proceedings initiated or taken by the Corporation, or another person, in respect of, or for the purpose of, a liquidation, winding-up or dissolution of the Corporation.

              Article 12 - Retraction of Series 3 Shares by Holder

12.1 A holder of Series 3 Shares shall be entitled at any time after March 31, 2002 or December 31, 2002, as applicable, or such earlier date as may be determined pursuant to Article 17 subject to the exercise by IMSC of the Series 3 Retraction Call Right (as set forth and defined below) and otherwise upon compliance with the provisions of this Article 12, to require the Corporation to redeem, on the Series 3 Retraction Date (defined below), any or all of the Series 3 Shares registered in the name of such holder for an amount per share equal to: (i) the Current Market Price of one IMSC Common Share determined as at the last Business Day prior to the Series 3 Retraction Date (as defined below) multiplied by the Series 3 Share Exchange Multiple Per Share, which shall be paid and satisfied in full by the Corporation causing to be delivered to such holder that number of IMSC Common Shares which is equal to the Series 3 Share Exchange Multiple Per Share for each Series 3 Share presented and surrendered by the holder plus (ii) an additional amount equivalent to the full amount of all dividends declared and unpaid on each Series 3 Share prior to the Series 3 Retraction Date (collectively, the "Series 3 Retraction Price" provided that if the record date for any such declared and unpaid dividend occurs on or after the Series 3 Retraction Date, the Series 3 Retraction Price shall not include such additional amount equivalent to the declared and unpaid dividend).

12.2 To exercise the right of retraction provided for in Section 12.1, the holder shall present and surrender at the registered office of the Corporation or at any

                                                                            1nnn


office of the Transfer Agent as may be specified by the Corporation by written notice to the holders of Series 3 Shares, the certificate or certificates representing the Series 3 Shares which the holder desires to have the Corporation redeem, together with such other documents and instruments as may be required to effect a transfer of Series 3 Shares under the Business Corporations Act (Ontario), and such additional documents and instruments as the Transfer Agent may reasonably require, and together with a duly executed statement in the form attached hereto as Schedule "A", or such other form as may be acceptable to the Corporation, acting reasonably (the "Series 3 Retraction Request"):

     (a) specifying that the holder desires to have all or any number specified therein of the Series 3 Shares represented by such certificate or certificates (the "Retracted Series 3 Shares") redeemed by the Corporation;

     (b) stating the Business Day on which the holder desires to have the Corporation redeem the Retracted Series 3 Shares (the "Series 3
          Retraction Date"), provided that the Series 3 Retraction Date shall not be less than five (5) Business Days after the date on which the Series 3 Retraction Request is received by the Corporation and further provided that, in the event that no such Business Day is specified by the holder in the Series 3 Retraction Request, the Series 3 Retraction Date shall be deemed to be the tenth (10th) Business Day after the date on which the Series 3 Retraction Request is received by the Corporation; and

     (c) acknowledging the overriding right (the "Series 3 Retraction Call Right") of IMSC to purchase all but not less than all the Series 3 Retracted Shares directly from the holder and that the Series 3 Retraction Request shall be deemed to be a revocable offer by the holders to sell the Retracted Series 3 Shares to IMSC in accordance with the Series 3 Retraction Call Right.

12.3 Subject to the exercise by IMSC of the Series 3 Retraction Call Right, upon receipt by the Corporation or the Transfer Agent in the manner specified in this
Article 12 of a certificate or certificates representing the number of Series 3 Shares which the holder desires to have the Corporation redeem, together with a Series 3 Retraction Request, and provided further that the Series 3 Retraction Request is not revoked by the holder in the manner specified in Section 12.10, the Corporation shall redeem the Series 3 Retracted Shares effective at the close of business on the Series 3 Retraction Date and shall cause to be delivered to such holder the Series 3 Retraction Price with respect to such shares. If only a part of the Series 3 Shares represented by any certificate is redeemed or purchased by IMSC pursuant to the Series 3 Retraction Call Right, a new certificate for the balance of such Series 3 Shares shall be issued to the holder at the expense of the Corporation.

                                                                            1ooo


12.4 Upon receipt by the Corporation of a Series 3 Retraction Request, the Corporation shall immediately notify IMSC thereof. In order to exercise the Series 3 Retraction Call Right, IMSC must notify the Corporation in writing of its determination to do so (the "Series 3 Retraction Call Notice") within two
(2) Business Days of notification to IMSC by the Corporation of the receipt by the Corporation of the Series 3 Retraction Request. If IMSC does not so notify the Corporation within such two (2) Business Day period, the Corporation will notify the holder as soon as possible thereafter that IMSC will not exercise the Series 3 Retraction Call Right. If IMSC delivers the Series 3 Retraction Call Notice within such two (2) Business Day period, and provided that the Series 3 Retraction Request is not revoked by the holder in the manner specified in
Section 12.10, the Series 3 Retraction Request shall thereupon be considered only to be an offer by the holder to sell the Retracted Series 3 Shares to IMSC in accordance with the Series 3 Retraction Call Right. In such event, the Corporation shall not redeem the Retracted Series 3 Shares and IMSC shall purchase from such holder and such holder shall sell to IMSC on the Series 3 Retraction Date the Retracted Series 3 Shares for a purchase price (the "Series 3 Retraction Call Purchase Price") per share equal to the Series 3 Retraction Price per share.

12.5 For the purpose of completing a purchase pursuant to the Series 3 Retraction Call Right, IMSC shall deposit with the Transfer Agent, on or before the Series 3 Retraction Date, certificates representing IMSC Common Shares and a cheque in the amount of the remaining portion, if any, of the Series 3 Retraction Call Purchase Price in respect of the Retracted Series 3 Shares.

12.6 Provided that the Series 3 Retraction Call Purchase Price in respect of the Retracted Series 3 Shares has been so deposited with the Corporation or the Transfer Agent, the closing of the purchase and sale of the Retracted Series 3 Shares pursuant to the Series 3 Retraction Call Right shall be deemed to have occurred as at the close of business on the Series 3 Retraction Date and, for greater certainty, no purchase by the Corporation of such Retracted Series 3 Shares shall take place on the Series 3 Retraction Date. In the event that IMSC does not deliver a Series 3 Retraction Call Notice within the said two (2) Business Day period, and provided that the Series 3 Retraction Request is not revoked by the holder in the manner specified in Section 12.10, the Corporation shall purchase the Retracted Series 3 Shares on the Series 3 Retraction Date in the manner otherwise contemplated in this Article 12.

12.7 Promptly and without delay, the Corporation or IMSC, as the case may be, shall deliver or cause the Transfer Agent to deliver to the relevant holder, at the address of the holder recorded in the securities register of the Corporation for the Series 3 Shares or at the address specified in the holder's Series 3 Retraction Request or by holding for pick-up by the holder at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation or IMSC, as the case may be, by notice to the holders of Series 3 Shares, certificates representing IMSC

                                                                            1ppp


Common Shares (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim, encumbrance, security interest or adverse claim) registered in the name of the holder or in such other name as the holder may request in payment of the Series 3 Retraction Price or the Series 3 Retraction Call Purchase Price (as the case may be) in respect of the Retracted Series 3 Shares, and a cheque of the Corporation payable at par in Canadian dollars at any branch of the bankers of the Corporation in Canada in payment of the remaining portion, if any, of the Series 3 Retraction Price (less any tax required to be deducted and withheld therefrom by the Corporation) or a cheque of IMSC payable at par in Canadian dollars at any branch of the bankers of IMSC in Canada in payment of the remaining portion, if any, of the total Series 3 Retraction Call Purchase Price (as the case may be) in respect of the Retracted Series 3 Shares and such delivery of such certificates and cheque by or on behalf of the Corporation or by or on behalf of IMSC (as the case may be) by the Transfer Agent, shall be deemed to be payment of and shall satisfy and discharge all liability for the Series 3 Retraction Price or Series 3 Retraction Call Purchase Price (as the case may be) in respect of the Retracted Series 3 Shares to the extent that the same is represented by such share certificates and cheque (plus any tax required and in fact deducted and withheld therefrom and remitted to the proper tax authority, without interest), unless such cheque is not paid on due presentation.

12.8 On and after the close of business on the Series 3 Retraction Date, the holder of the Retracted Series 3 Shares shall cease to be a holder of such Retracted Series 3 Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive the Series 3 Retraction Price or Series 3 Retraction Call Purchase Price (as the case may be) in respect of such Retracted Series 3 Shares unless upon presentation and surrender of certificates in accordance with the foregoing provisions, payment of the Series 3 Retraction Price or the Series 3 Retraction Call Purchase Price (as the case may be) shall not be made, in which case the rights of such holder shall remain unaffected until such Series 3 Retraction Price or Series 3 Retraction Call Purchase Price (as the case may be) has been paid in the manner hereinbefore provided. On and after the close of business on the Series 3 Retraction Date, provided that presentation and surrender of certificates and payment of such Series 3 Retraction Price or Series 3 Retraction Call Purchase Price (as the case may be) has been made in accordance with the foregoing provisions, the holder of the Retracted Series 3 Shares so redeemed by the Corporation or purchased by IMSC shall thereafter be considered and deemed for all purposes to be a holder of the IMSC Common Shares delivered to it.

12.9 Notwithstanding any other provision of this Article 12, the Corporation shall not be required to redeem Retracted Series 3 Shares specified by a holder in a Series 3 Retraction Request to the extent that such redemption of Retracted Series 3 Shares would be contrary to solvency requirements or other provisions of applicable law. If the Corporation believes that on any Series 3 Retraction Date it would not be permitted by any of such provisions to purchase the Retracted Series 3 Shares tendered

                                                                            1qqq


for redemption on such date, and provided that IMSC shall not have exercised the Series 3 Retraction Call Right with respect to the Retracted Series 3 Shares, the Corporation shall only be required to redeem Retracted Series 3 Shares specified by a holder in a Series 3 Retraction Request to the extent of the maximum number that may be so redeemed (rounded down to a whole number of shares) as would not be contrary to such provisions and shall notify the holder at least two (2) Business Days prior to the Series 3 Retraction Date as to the number of Retracted Series 3 Shares which will not be redeemed by the Corporation. In any case in which the redemption by the Corporation of Retracted Series 3 Shares would be contrary to solvency requirements or other provisions of applicable law, the Corporation shall as soon as practicable and from time to time redeem Retracted Series 3 Shares in accordance with Section 12.3 above on a pro rata basis and shall issue to each holder of Retracted Series 3 Shares a new certificate, at the expense of the Corporation, representing Series 3 Shares not purchased by the Corporation pursuant to Section 12.3. Provided that the Series 3 Retraction Request is not revoked by the holder in the manner specified in
Section 12.10, the holder of any such Retracted Series 3 Shares not redeemed by the Corporation pursuant to Section 12.3 as a result of solvency requirements or other provisions of applicable law shall be deemed by giving the Series 3 Retraction Request to require IMSC to purchase such Retracted Series 3 Shares from such holder on the Series 3 Retraction Date or as soon as practicable thereafter on payment by IMSC to such holder of the Series 3 Retraction Call Purchase Price for each such Retracted Series 3 Share, all as more specifically provided in the Support Agreement.

12.10 A holder of Retracted Series 3 Shares may, by notice in writing given by the holder to the Corporation no later than the close of business on the Business Day immediately preceding the Series 3 Retraction Date, withdraw its Series 3 Retraction Request in which event such Series 3 Retraction Request shall be null and void and, for greater certainty, the revocable offer constituted by the Series 3 Retraction Request to sell the Retracted Series 3 Shares to IMSC shall be deemed to have been revoked.

          Article 13 - Redemption of Series 3 Shares by the Corporation

13.1 In this Article 13, the term "Automatic Redemption Date" means the date for the automatic redemption by the Corporation of the Series 3 Shares pursuant to this Article 13, which date shall be December 31, 2013, unless (a) such date shall be extended at any time or from time to time to a specified later date by the Board of Directors, or (b) such date shall be accelerated at any time to a specified earlier date by the Board of Directors if at such time there are less than 25,000 Series 3 Shares outstanding (other than Series 3 Shares held by IMSC and its Affiliates and as such number of shares may be adjusted as deemed appropriate by the Board of Directors to give effect to any subdivision, combination or consolidation of or stock dividend on the Series 3 Shares, any issue or distribution rights to acquire Series 3 Shares or securities exchangeable for or convertible into Series 3 Shares, any issue or distribution of other securities or rights or evidences of indebtedness or assets or any other capital

                                                                            1rrr


reorganization or other transaction affecting the Series 3 Shares).

13.2 Subject to applicable law and if IMSC does not exercise of the Series 3 Redemption Call Right (as set forth and defined below), the Corporation shall on the Automatic Redemption Date redeem all but not less than all of the then outstanding Series 3 Shares for an amount per share equal to: (i) the Current Market Price of one IMSC Common Share determined as at the last Business Day prior to the Automatic Redemption Date multiplied by the Series 3 Share Exchange Multiple Per Share, which shall be paid and satisfied in full by the Corporation causing to be delivered to each holder of a Series 3 Share that number of IMSC Common Shares which is equal to the Series 3 Share Exchange Multiple Per Share for each Series 3 Share held by such holder, plus (ii) an additional amount equivalent to the full amount of all dividends declared and unpaid thereon (collectively, the "Series 3 Redemption Price").

13.3 In any case of a redemption of Series 3 Shares under this Article 13, the Corporation shall, at least one hundred and twenty (120) days before the Automatic Redemption Date, send or cause to be sent to each holder of Series 3 Shares a notice in writing of the redemption by the Corporation or the purchase by IMSC under the Series 3 Redemption Call Right (as set forth and defined below), as the case may be, of the Series 3 Shares held by such holder. Such notice shall set out the formula for determining the Series 3 Redemption Price or the Series 3 Redemption Call Purchase Price (as the case may be), the Automatic Redemption Date and, if applicable, particulars of the Series 3 Redemption Call Right.

13.4 On or after the Automatic Redemption Date and subject to exercise of the Series 3 Redemption Call Right, the Corporation shall cause to be delivered to the holders of the Series 3 Shares to be redeemed, the Series 3 Redemption Price for each such Series 3 Share upon presentation and surrender at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation in such notice of the certificate or certificates representing the Series 3 Shares to be redeemed, together with such other documents and instruments as may be required to effect a transfer of Series 3 Shares pursuant to the Business Corporations Act (Ontario) and such additional documents and instruments as the Transfer Agent may reasonably require. Payment of the Series 3 Redemption Price for such Series 3 Shares shall be made by delivery to each holder, at the address of the holder recorded in the securities register of the Corporation or by holding for pick-up by the holder at the registered office of the Corporation or at the office of the Transfer Agent as may be specified by the Corporation in such notice, the certificate or certificates representing the IMSC Common Shares (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim, encumbrance, security interest or adverse claim) and a cheque of the Corporation payable at par in Canadian dollars at any branch of the bankers of the Corporation in Canada in respect of the amount equivalent to the full amount of all declared and unpaid dividends comprising part of the Series 3 Redemption Price. Upon such payment or deposit of the Series 3

                                                                            1sss


Redemption Price, the holders of the Series 3 Shares redeemed shall be considered and deemed for all purposes to be the holders of the IMSC Common Shares delivered to them.

13.5 Subject to the exercise of the Series 3 Redemption Call Right, on and after the Automatic Redemption Date, the holders of the Series 3 Shares called for redemption shall cease to be holders of such Series 3 Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive the Series 3 Redemption Price in respect of such Series 3 Shares, unless payment of the Series 3 Redemption Price for such Series 3 Shares shall not be made upon presentation and surrender of certificates in accordance with Section 13.4, in which case the rights of the holders shall remain unaffected until such Series 3 Redemption Price has been paid in the manner hereinbefore provided.

13.6 The Corporation shall have the right, at any time after the sending of notice of its intention to redeem the Series 3 Shares as aforesaid, to deposit or cause to be deposited the Series 3 Redemption Price of the Series 3 Shares so called for redemption, or such of the said Series 3 Shares represented by certificates that have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption, in a custodial account with any chartered bank or trust company named in such notice. Upon the later of such deposit being made and the Automatic Redemption Date, the Series 3 Shares in respect whereof such deposit shall have been made shall be redeemed and the rights of the holders thereof after such deposit or Automatic Redemption Date, as the case may be, shall be limited to receiving the Series 3 Redemption Price for such Series 3 Shares so deposited, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of such Series 3 Redemption Price, the holders of the Series 3 Shares so redeemed shall thereafter be considered and deemed for all purposes to be holders of the IMSC Common Shares so delivered to them.

13.7 Notwithstanding the provisions of Section 13.2, IMSC shall have the overriding right (the "Series Redemption Call Right") notwithstanding the proposed redemption of the Series 3 Shares by the Corporation pursuant to this
Article 13, to purchase all but not less than all of the Series 3 Shares on the Automatic Redemption Date from the holders for a purchase price (the "Series 3 Redemption Call Purchase Price") per share equal to the Series 3 Redemption Price per share. In the event of the exercise of the Series 3 Redemption Call Right by IMSC, each holder shall be obligated to sell all the Series 3 Shares held by such holder to IMSC on the Automatic Redemption Date on payment by IMSC to such holder of the Series 3 Redemption Call Purchase Price for each such share.

13.8 To exercise the Series 3 Redemption Call Right, IMSC must notify the Transfer Agent, as agent for the holders of the Series 3 Shares and the Corporation, of

                                                                            1ttt


IMSC's intention to exercise such right not less than one hundred and twenty-five (125) days before the Automatic Redemption Date. The Transfer Agent shall notify the holders of the Series 3 Shares as to whether or not IMSC has exercised the Series 3 Redemption Call Right forthwith after the expiry of the period during which the same may be exercised by IMSC. If IMSC exercises the Series 3 Redemption Call Right on the Automatic Redemption Date, IMSC will purchase and the holders will sell all of the Series 3 Shares then outstanding for a price per share equal to the Series 3 Redemption Call Purchase Price.

13.9 For the purposes of completing the purchase of the Series 3 Shares pursuant to the Series 3 Redemption Call Right, IMSC shall deposit with the Transfer Agent, on or before the Automatic Redemption Date, certificates representing IMSC Common Shares and a cheque in the amount of the remaining portion, if any, of the Series 3 Redemption Call Purchase Price in respect of the Series 3 Shares.

13.10 Provided that the Series 3 Redemption Call Purchase Price has been so deposited with the Transfer Agent, on and after the Automatic Redemption Date the rights of each holder of Series 3 Shares will be limited to receiving the Series 3 Redemption Call Purchase Price payable by IMSC in respect of the Series 3 Shares upon presentation and surrender by the holder of certificates representing such Series 3 Shares and the holder shall, with respect to the Series 3 Shares so purchased, on and after the Series 3 Redemption Date, be considered and deemed for all purposes to be the holder of IMSC Common Shares delivered to such holder. Upon surrender to the Transfer Agent of a certificate or certificates representing the Series 3 Shares so purchased, together with such other documents and instruments as may be required to effect a transfer of Series 3 Shares under the Business Corporations Act (Ontario) and such additional documents and instruments as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Transfer Agent on behalf of IMSC shall deliver to such holder, certificates representing the IMSC Common Shares to which the holder is entitled and a cheque or cheques of IMSC payable in at par in Canadian dollars at any branch of the bankers of IMSC in Canada in payment of the remaining portion, if any, of the Series 3 Redemption Call Purchase Price. If IMSC does not exercise the Series 3 Redemption Call Right in the manner described above, the holders of the Series 3 Shares will be entitled to receive in exchange therefor the Series 3 Redemption Price otherwise payable by the Corporation pursuant to this Article 13 on the Automatic Redemption Date.

                     Article 14 - Purchase for Cancellation

14.1 Subject to applicable law, the Corporation may at any time and from time to time offer to purchase for cancellation all or any part of the outstanding Series 3 Shares at any price by the tender to all holders of record of Series 3 Shares then outstanding together with an amount equal to all declared and unpaid dividends thereon.

                                                                            1uuu


The holders of Series 3 Shares may accept or refuse such offer at their discretion. If in response to an invitation for tenders under the provisions of this Article 14, more Series 3 Shares are tendered than the Corporation is prepared to purchase, the Series 3 Shares to be purchased by the Corporation shall be purchased as nearly as may be pro rata according to the number of shares tendered by each holder who submits a tender to the Corporation. If only part of the Series 3 Shares represented by any certificate shall be purchased, a new certificate for the balance of such shares shall be issued at the expense of the Corporation.

                 Article 15 - Amendment With Approval of Holders

15.1 The rights, privileges, restrictions and conditions attached to the Series 3 Shares as a class may be added to, changed or removed but only with the approval of the holders of the Series 3 Shares given in accordance with these share provisions.

                      Article 16 - Approval of the Holders

16.1 Any approval given by the holders of the Series 3 Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Series 3 Shares or any other matter requiring the approval or consent of the holders of the Series 3 Shares shall be deemed to have been sufficiently given if it shall have been given in accordance with applicable law subject to a minimum requirement that such approval be evidenced by a resolution passed by not less than two-thirds of the votes cast on such resolution at a meeting of holders of Series 3 Shares duly called and held at which holders of at least 50% of the outstanding Series 3 Shares at that time are present and represented by a proxy; provided that such approval must be given also by the affirmative vote of holders of more than two-thirds of the Series 3 Shares represented in person or by proxy at the meeting excluding Series 3 Shares beneficially owned by IMSC or any of its Affiliates (as such term is defined in the Business Corporations Act (Ontario)). If at any such meeting of the holders of at least 50% of the outstanding Series 3 Shares at that time are not present or represented by proxy within one-half hour after the time appointed for such meeting then the meeting shall be adjourned to such date not less than ten days thereafter and to such time and place as may be designated by the chairman of such meeting. At such adjourned meeting, the holders of Series 3 Shares present or represented by proxy thereat may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than two-thirds of the votes cast on such resolution at such meeting shall constitute the approval or consent of the holders of the Series 3 Shares.

                            Article 17 - Acceleration

17.1 Subject to the provisions of this Article, each holder of a Series 3 Share shall have the right to have the Series 3 Share Exchange Multiple determined as at a period ending prior to March 31, 2002 or December 31, 2002, as applicable, in the event:

     (a) of the death, permanent disability or termination of employment, without cause, of Donald Kilimnik by IMSI;

     (b)  Michael A. Steele is not the Chief Executive Officer of IMSC; or

     (e) a take-over bid for IMSC results in a single shareholder acquiring more than fifty percent of the issued and outstanding common stock of IMSC (not including any common stock of IMSC to which a holder of Class E Special Shares Series 3is entitled either by exchange or otherwise).

17.2 Upon the occurrence of any of the events specified in Section 17.1 (a "Triggering Event"), the holders of Series 3 Shares shall have the right to elect to determine the Series 3 Share Exchange Multiple as at a period ending prior to March 31, 2002 or December 31, 2002, as applicable, which right to elect shall continue for a sixty (60) day period following the date of the Triggering Event, after which, if such election is not exercised, such right shall be at an end with respect to such Triggering Event.

17.3 If holders of Series 3 Shares elect, pursuant to Section 17.2 to determine the Series 3 Share Exchange Multiple as at a period ending prior to March 31, 2002 or December 31, 2002, as applicable:

     (a) Adjusted EBIDTA as at the date determined pursuant to Section 17.2 shall be determined in accordance with the provisions of subsection 2.03(f) of the Share Purchase Agreement dated May 10, 1999 between Donald Kilimnik, Deborah Kilimnik, Robert Curik, Anjela Curik, IMSC and the Corporation.

     (b) each reference to March 31, 2002 or December 31, 2002, as applicable, in these Series 3 Share provisions shall be deemed to be a reference to the accelerated date for determining the Series 3 Share Exchange Multiple as determined pursuant Section 17.2.

                                                                            1www


                                  SCHEDULE "A"

          TO THE RIGHTS, PRIVILEGES, RESTRICTIONS AND CONDITIONS OF THE
                    CLASS E SPECIAL SHARES - SERIES 3 SHARES


                               RETRACTION REQUEST

            TO: International Menu Solutions Inc. (the "Corporation")

            AND TO: International Menu Solutions Corporation ("IMSC")


     TAKE NOTICE THAT the undersigned, the holder of Class E Shares Series 3 of the Corporation, does hereby require the Corporation to redeem [INSERT NUMBER] of such Class E Shares Series 3 (the "Retracted Shares") on the _____ day of ____________, _____ (the "Retraction Date").

     AND FURTHER TAKE NOTICE THAT the undersigned acknowledges that International Menu Solutions Corporation ("IMSC") has the right to exercise the Series 3 Retraction Call Right and in that event this Retraction Request shall be deemed to be a revocable offer by the undersigned to sell the Retracted Shares to IMSC in accordance with the terms and conditions set out in the share provisions of the Class E Shares Series 3.

     The undersigned acknowledges that if, as a result of solvency provisions of applicable law, the Corporation is unable to redeem all Retracted Shares, the undersigned will be deemed to have exercised the [Put Right] so as to require IMSC to purchase the unredeemed Retracted Shares.


              DATED this __________ day of __________, __________.


                                                        ________________________
                                                        Signature of Shareholder

                                                                            1xxx


                 RIGHTS, PRIVILEGES, RESTRICTIONS AND CONDITIONS
                     OF THE CLASS E SPECIAL SHARES SERIES 4

     The first series of Class E Special Shares are designated as Class E Special Shares Series 4 ("Series 4 Shares") and shall consist of 250,000 Series 4 Shares. In addition to the rights, privileges, restrictions and conditions attached to the Class E Special Shares as a class, the Series 4 Shares shall have attached thereto the following rights, privileges, restrictions and conditions:

                                     PART A
                               GENERAL PROVISIONS

                           Article 1 - Interpretation

1.1 For the purposes of these share provisions, unless the context or subject matter otherwise requires, the following terms shall have the following meanings:

     (a)  "100Co" means 1005549 Ontario Ltd;

     (b) "Adjusted EBITDA" means the consolidated earnings of 100Co and DCFood before interest, income taxes, depreciation and amortization, as calculated in accordance with GAAP and past practice including actual management salaries and bonuses paid (but, notwithstanding the foregoing, only 50% of the salary and bonuses paid during the relevant period to Donald Kilimnik and Robert Curik), adjusted by adding back any inter-company management fees or allocations of overhead expenses that are expensed subsequent to May 10, 1999 for the relevant period, the intent being that the calculation should be based on a "normalized" EBITDA of the businesses carried on by 100Co and DCFood. For the purpose of the Adjusted EBITDA calculations, if any expenses are charged to 100Co and DCFood by an Affiliate (as such term is defined in the Business Corporations Act (Ontario)) of 100Co or DCFood for services not reasonably required in the normal course of the 100Co and DCFood business and past practice, such expenses shall not be included in the Adjusted EBITDA calculations;

     (c)  "Board of Directors" means the board of directors of the Corporation;

     (d) "Business Day" means any day other than a Saturday, a Sunday or a day on which banks are not open for business in Toronto, Ontario;

     (e) "Canadian Dollar Equivalent" means in respect of any amount expressed in a foreign currency (the "Foreign Currency Amount") at any date the product obtained by multiplying (i) the Foreign Currency Amount by
          (ii) the noon spot exchange rate on such date for such foreign currency expressed in Canadian dollars as reported by the Bank of Canada or, in the event such spot exchange rate is not available, such exchange rate on such date for such foreign

                                                                            1yyy


          currency expressed in Canadian dollars as may be deemed by the Board of Directors to be appropriate for such purpose;

     (f) "Class B Special Shares" means the Class B Special Shares of the Corporation;

     (g) "Class C Special Shares" means the Class C Special Shares of the Corporation;

     (h) "Class D Special Shares" means the Class D Special Shares of the Corporation;

     (i)  "Class X Shares" means the Class X Shares of the Corporation;

     (j)  "Common Shares" means Common Shares of the Corporation;

     (k) "Current Market Price" means, in respect of an IMSC Common Share on any date, the Canadian Dollar Equivalent of the average of the closing bid and asked prices of IMSC Common Shares during a period of 20 consecutive trading days ending not more than 5 trading days before such date on the National Market System of the National Association of Securities Dealers Automated Quotation System or, if the IMSC Common Shares are not then quoted on the National Market System of the National Association of Securities Dealers Automated Quotation System, on such other stock exchange or automated quotation system on which the IMSC Common Shares are listed or quoted, as the case may be, as may be selected by the Board of Directors for such purpose; provided, however, that in the event IMSC Common Shares are not then listed or quoted on any recognized stock exchange or automated quotation system or if, in the opinion of the Board of Directors, the public distribution or trading activity of IMSC Common Shares during such period does not create a market which reflects the fair market value of the IMSC Common Shares, then the Current Market Price of an IMSC Common Share shall be determined by the Board of Directors based upon the advice of such qualified independent financial advisors as the Board of Directors may deem to be appropriate, and provided further than any such selection, opinion or determination by the board of Directors shall be conclusive and binding;

     (l)  "DCFood" means D.C. Food Processing Inc.;

                                                                            1zzz


     (m) "GAAP" means Canadian generally accepted accounting principles applied on a consistent basis;

     (n) "IMSC" means International Menu Solutions Corporation, a Nevada corporation and any successor thereto;

     (o) "IMSC Common Shares" means the shares of common stock of IMSC, with a par value of U.S. $0.001 per share, having voting rights of one vote per share;

     (p) "IMSC Dividend Payment Date" means the date upon which payment of dividends declared by IMSC on the IMSC Dividend Declaration Date is made; and "IMSC Dividend Declaration Date" means the date upon which IMSC declares a dividend on the IMSC Common Shares;

     (q) "Series 4 Liquidation Amount" means the amount per Series 4 Share that each holder of Series 4 Shares shall be entitled to under Section 11.1 or 11.2 hereof, as the case may be;

     (r) "Series 4 Liquidation Date" means the effective date of the liquidation, dissolution or winding-up of the Corporation or other distribution of the assets of the Corporation, among its shareholders for the purpose of liquidation of the Corporation or winding up of its affairs;

     (s) "Series 4 Share Exchange Multiple" means the quotient obtained by dividing:

               i) 50% of [four times the Adjusted EBITDA for the one year period ending March 31, 2002 or December 31, 2002 (such period to be selected by Robert Curik and Anjela Curik in accordance with section 2.02 of the Share Purchase Agreement dated May 10, 1999 between such persons, IMSC and the Corporation) or such other period as may be determined pursuant to Article 17, minus (A) $6,000,000.00 and (B) an amount equal to the greater of (i) the Adjusted EBITDA of the Corporate Entities for the 1999 Period (as such terms are defined in the Share Purchase Agreement dated May 10, 1999 between Donald Kilimnik, Deborah Kilimnik, Robert Curik, Anjela Curik, IMSC and the Corporation), and (ii) zero]; by

               ii) the Current Market Price of one IMSC Common Share determined as at March 31, 2002 or December 31, 2002, as applicable, or such earlier date as may be determined pursuant to Article 17;

                                                                            1aaa


     and "Series 4 Share Exchange Multiple Per Share" means the quotient obtained by dividing the Series 4 Share Exchange Multiple by the number of Series 4 Shares issued and outstanding as at the close of business (Toronto time) on March 31, 2002 or December 31, 2002, as applicable, or on such earlier date as may be determined pursuant to
          Article 17;

     (t) "Support Agreement" means that certain support agreement relating to the Series 4 Shares dated the 10th day of May, 1999 between Donald Kilimnik, Deborah Kilimnick, Robert Curik and Anjela Curik, the Corporation and IMSC;

     (u) "Transfer Agent" means the secretary of the Corporation or such other person as may from time to time be the registrar and transfer agent for the Class E Special Shares.


1.2 The Board of Directors shall determine, in good faith and in its discretion, acting reasonably, (with the assistance of such reputable and qualified independent financial advisors and/or other experts as the Board of Directors may require), what is the "Economic Equivalent" for the purposes of these share provisions, and each such determination shall be conclusive and binding on IMSC, and the term "Economic Equivalent" where used in these share provisions shall refer to such determination. In making such determination, the following factors shall, without excluding other factors determined by the Board of Directors to be relevant, be considered by the Board of Directors:

          (i) in the case of any stock dividend or other distribution payable in IMSC Common Shares, the number of such shares issued in proportion to the number of IMSC Common Shares previously outstanding;

          (ii) in the case of the issuance or distribution of any options, rights, warrants to subscribe for or purchase IMSC Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire IMSC Common Shares), the relationship between the exercise price of each such option, right or warrant and the Current Market Price of IMSC Common Shares;

          (iii)in the case of the issuance or distribution of any other form of property (including without limitation any shares or securities of IMSC of any class other than IMSC Common Shares, any rights, options or warrants other than those referred to in Section 1.2(ii) above, any evidences of indebtedness of IMSC or any assets of

               IMSC), the relationship between the fair market value (as determined by the Board of Directors) of such property to be issued or distributed with respect to each outstanding IMSC Common Share and the Current Market Price of an IMSC Common Share;

          (iv) in the case of any subdivision, redivision or change of the then outstanding IMSC Common Shares into a greater number of IMSC Common Shares or the reduction, combination or consolidation or change of the then outstanding IMSC Common Shares into a lesser number of IMSC Common Shares or any amalgamation, merger reorganization or other transaction affecting the IMSC Common Shares, the effect thereof upon the then outstanding IMSC Common Shares; and

          (v) in all such cases, the general taxation consequences of the relevant event to holders of Series 4 Shares to the extent that such consequences may differ from the taxation consequences to holders of IMSC Common Shares as a result of differences between taxation laws of Canada and the United States (except for any differing consequences arising as a result of differing marginal taxation rates and without regard to the individual circumstances of holders of Series 4 Shares.

      Article 2 - Reciprocal Changes, etc. In Respect of IMSC Common Shares

2.1 Each holder of a Series 4 Share acknowledges that the Support Agreement provides, in part, that IMSC will not without the prior approval of the Corporation and the prior approval of the holders of the Series 4 Shares, given in accordance with these share provisions:

          (a)  issue  or   distribute   IMSC   Common   Shares  (or   securities
               exchangeable  for or  convertible  into  or  carrying  rights  to acquire IMSC Common Shares) to the holders of all or substantially all of the then outstanding IMSC Common Shares by way of stock dividend or other distribution, other than an issue of IMSC Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire IMSC Common Shares) to holders of IMSC Common Shares who exercise an option to receive dividends in IMSC Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire IMSC Common Shares) in lieu of receiving cash dividends; or

          (b) issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding IMSC Common Shares entitling them to subscribe for or to purchase IMSC Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire IMSC Common Shares); or

          (c) issue or distribute to the holders of all or substantially all of the then outstanding IMSC Common Shares (A) shares or securities of IMSC of any class other than IMSC Common Shares (other than shares convertible into or exchangeable for or carrying rights to acquire IMSC Common Shares), (B) rights, options or warrants other than those referred to in Section 2.1(b) above, (C) evidences of indebtedness of IMSC or (D) assets of IMSC;

unless the Economic Equivalent on a per share basis of such rights, securities, shares, evidences of indebtedness or other assets is issued or distributed simultaneously to the holders of the Series 4 Shares.

2.2 Each holder of a Series 4 Share acknowledges that the Support Agreement further provides, in part, that IMSC will not without the prior approval of the Corporation and the prior approval of the holders of the Series 4 Shares, given in accordance with these share provisions:

          (a) subdivide, redivide or change the then outstanding IMSC Common Shares into a greater number of IMSC Common Shares; or

          (b) reduce, combine or consolidate or change the then outstanding IMSC Common Shares into a lesser number of IMSC Common Shares; or

          (c)  reclassify  or otherwise  change IMSC Common  Shares or effect an
               amalgamation,   merger,   reorganization   or  other  transaction
               affecting IMSC Common Shares;

unless the Economic Equivalent of such change shall simultaneously be made to, or in the rights of the holders of, the Series 4 Shares.

2.3 The Support Agreement further provides, in part, that the provisions of the Support Agreement referred to in the preceding Sections 2.1 and 2.2 shall not be changed without the approval of the holders of the Series 4 Shares, given in accordance with these share provisions.

         Article 3 - Actions by the Corporation under Support Agreement

3.1 The Corporation will take all such actions and do all such things as shall be necessary or advisable to perform and comply with and to ensure performance and compliance by IMSC with all provisions of the Support Agreement applicable to the Corporation and IMSC, respectively, in accordance with the terms thereof including,

                                                                            1ddd


without limitation, taking all such actions and doing all such things as shall be necessary or advisable to ensure to the fullest extent possible for the direct benefit of the Corporation all rights and benefits in favour of the Corporation under or pursuant to such agreement.

3.2 The Corporation shall not propose, agree to or otherwise give effect to any amendment to, or waiver or forgiveness of its rights or obligations under, the Support Agreement without the approval of the holders of Series 4 Shares, given in accordance with these share provisions, other than such amendments, waivers and/or forgiveness as may be necessary or advisable for the purposes of:

     (a) adding to the covenants of the other party or parties to such agreement for the protection of the Corporation or the holders of Series 4 Shares thereunder; or

     (b) making such provisions or modifications not inconsistent with such agreement as may be necessary or desirable with respect to matters or questions arising thereunder which, in the opinion of the Board of Directors of the Corporation, it may be expedient to make, provided that the Board of Directors shall be of the opinion, after consultation with counsel, that such provisions and modifications will not be prejudicial to the interests of the holders of the Series 4 Shares; or

     (c) making such changes in or corrections to such agreement which, on the advice of counsel to the Corporation, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error contained therein, provided that the Board of Directors of the Corporation shall be of the opinion, after consultation with counsel, that such changes or corrections will not be prejudicial to the interests of the holders of the Series 4 Shares.

The Corporation shall provide each holder of Series 4 Shares with written notification of any such amendment, waiver and/or forgiveness.

                               Article 4 - Notices

4.1 Any notice, request or other communication to be given to the Corporation by a holder of Series 4 Shares shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by telecopy or by delivery to the registered office of the Corporation and addressed to the attention of the Secretary. Any such notice, request or other communication, if given by mail, telecopy or delivery, shall only be deemed to have been given and received upon actual receipt thereof by the Corporation.

                                                                            1eee


4.2 Any presentation and surrender by a holder of Series 4 Shares to the Corporation of certificates representing Series 4 Shares in connection with the liquidation, dissolution or winding up of the Corporation or the retraction or redemption of Series 4 Shares shall be made by registered mail (postage prepaid) or by delivery to the registered office of the Corporation or any other office of the Corporation designated by it in accordance with these share provisions addressed to the attention of the Secretary of the Corporation. Any such presentation and surrender of certificates shall only be deemed to have been made and to be effective upon actual receipt thereof by the Corporation. Any such presentation and surrender of certificates made by registered mail shall be at the sole risk of the holder mailing the same.

4.3 Any notice, request or other communication to be given to a holder of Series 4 Shares by or on behalf of the Corporation shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by delivery to the address of the holder recorded in the securities register of the Corporation or, in the event of the address of any holder not being so recorded, then at the last known address of such holder. A copy of such notice will be sent to any financial institution which has provided notice to the Corporation that it is a pledgee of any Series 4 Shares. Any such notice, request or other communication, if given by mail, shall be deemed to have been given and received on the date of delivery. Accidental failure or omission to give any notice, request or other communication to one or more holders of Series 4 Shares shall not invalidate or otherwise alter or affect any action or proceeding to be taken by the Corporation pursuant thereto.

                          Article 5 - Withholding Taxes

5.1 If the payment or delivery of cash or property to the holder of a Series 4 Share pursuant to the provisions hereof would result in the Corporation or IMSC becoming liable to withhold or deduct and remit therefrom an amount on account of the tax liability of such holder under the Income Tax Act (Canada) or the applicable taxation legislation of any other jurisdiction, then, unless such holder provides to the Corporation or IMSC, as the case may be, certificates or such other assurances as are provided for under the Income Tax Act (Canada) or such other applicable taxation legislation as are required to ensure that neither the Corporation nor IMSC is so liable, the cash or property required to be so delivered shall be net of any amounts required to be so withheld or deducted and remitted.

      Article 6 - Specified Amounts for the Purposes of the Income Tax Act

6.1 For the purposes of subsection 191(4) of the Income Tax Act (Canada), the specified amount for the Series 4 Shares shall be $23.00 per share.

                                                                            1fff


                  Article 7 - No Fractional IMSC Common Shares

7.1 No certificates or scrip representing a fractional IMSC Common Share shall be required to be delivered to the holder of any of the Series 4 Shares upon the redemption of such Series 4 Shares, or distribution to the holder of such Series 4 Shares upon the liquidation, dissolution or winding-up of the Corporation or other distribution of assets of the Corporation among its shareholders for the purpose of liquidation of the Corporation's assets or winding up its affairs, or a purchase of such Series 4 Shares by IMSC pursuant to and as provided for in these share provisions (an "Exchange Event"). In lieu of any such fractional IMSC Common Share, each holder of a Series 4 Share entitled to a fractional interest in an IMSC Common Share upon an Exchange Event shall receive an amount of cash (rounded to the nearest whole cent), without interest, equal to the Canadian Dollar Equivalent of the product of (i) such fraction, multiplied by
(ii) the Current Market Price of one IMSC Common Share determined as at the date upon which such holder becomes entitled to such fractional interest.

                               Article 8 - Legend

8.1 The certificates evidencing the Series 4 Shares shall contain or have affixed thereto a legend, in form and on the terms approved by the Board of Directors with respect to the Support Agreement between IMSC and the Corporation.

                              Article 9 - Dividends

9.1 From the date of the issuance of the Series 4 Shares up to and including March 31, 2002 or December 31, 2002, as applicable, or such earlier date as may be determined pursuant to Article 17, a holder of the Series 4 Shares shall be entitled to receive, and the Corporation shall pay thereon, out of monies properly applicable to the payment of dividends, such dividends as the Board of Directors may from time to time declare.

9.2 After March 31, 2002 or December 31, 2002, as applicable, or such earlier date as may be determined pursuant to Article 17, a holder of Series 4 Shares shall be entitled to receive and the Board of Directors shall, subject to applicable law, on each IMSC Dividend Declaration Date, declare a dividend on each Series 4 Share (i) in the case of a cash dividend declared on the IMSC Common Shares, in an amount in cash for each Series 4 Share equal to the Canadian Dollar Equivalent on the IMSC Dividend Declaration Date of the cash dividend declared on each IMSC Common Share multiplied by the Series 4 Share Exchange Multiple Per Share or (ii) in the case of a stock dividend declared on the IMSC Common Shares to be paid in IMSC Common Shares, in such number of Series 4 Shares for each Series 4 Share as is equal to the number of IMSC Common Shares to be paid on each IMSC Common Share or (iii) in the case of a dividend declared on the IMSC Common Shares in property other than cash or IMSC Common Shares, in such type and amount of property for each Series 4 Share as is the same as or the Economic Equivalent of the type and amount of property declared as a dividend on each IMSC Common Share, multiplied by the Series 4 Exchange Multiple

                                                                            1ggg


Per Share. Such dividends shall be paid out of money, assets or property of the Corporation properly applicable to the payment of dividends, or out of authorized but unissued shares of the Corporation.

9.3 The record date for the determination of the holders of Series 4 Shares entitled to receive payment of, and the payment date for, any dividend or distribution declared on the Series 4 Shares under Section 9.2 hereof shall be the same as the record date and the payment date, respectively, for the corresponding dividend or distribution declared on the IMSC Common Shares.

9.4 Cheques of the Corporation payable at par at any branch of the bankers of the Corporation in Canada shall be issued in respect of any cash dividends contemplated by Section 9.2(i) hereof and the sending of such a cheque to each holder of a Series 4 Share shall satisfy the cash dividend represented thereby unless the cheque is not paid on presentation. Certificates registered in the name of the registered holders of Series 4 Shares shall be issued or transferred in respect of any stock dividends contemplated by Section 9.2(ii) hereof and the sending of such a certificate to each holder of a Series 4 Share shall satisfy the stock dividend represented thereby. Such other type and amount of property in respect of any dividends contemplated by Section 9.2(iii) hereof shall be issued, distributed or transferred by the Corporation in such manner as it shall determine and the issuance, distribution or transfer thereof by the Corporation to each holder of a Series 4 Share shall satisfy the dividend represented thereby. No holder of a Series 4 Share shall be entitled to recover by action or other legal process against the Corporation any dividend that is represented by a cheque that has not been duly presented to the Corporation's bankers for payment or that otherwise remains unclaimed for a period of six years from the date on which such dividend was payable.

9.5 If on any payment date for any dividends declared on the Series 4 Shares under Section 9.2 hereof, such dividends are not paid in full on all of the Series 4 Shares then outstanding because the Corporation does not then have sufficient monies, assets or property applicable to the payment of such dividends, then any such dividends that remain unpaid shall be paid on the earliest subsequent date or dates determined by the Board of Directors on which the Corporation shall have sufficient monies, assets or property applicable to the payment of such dividends. If on any date for the declaration or payment of any dividend declared or to be declared on the Series 4 Shares under Section 9.2 above such dividends are not declared or are not paid in full on all of the Series 4 Shares then outstanding because the Series 4 Exchange Multiple has not then been determined, then any such dividends that remain undeclared and/or unpaid shall be declared and/or paid on the earliest subsequent date or dates determined by the Board of Directors on which the Series 4 Share Exchange Multiple shall have been determined. If on any date for the payment of a dividend declared or to be declared on the Series 4 Shares under Section 9.2 above such dividend is not paid in full on all of the Series 4 Shares for any reason whatsoever, then the Corporation shall pay to the

                                                                            1hhh


holders of the Series 4 Shares interest at the rate per annum which is equal to the interest rate then charged to the Corporation by its principal banker for operating credit facilities provided to the Corporation, on the principal amount of such outstanding dividend, from the IMSC Dividend Payment Date to the date of actual payment of such dividend.

                        Article 10 - Certain Restrictions

10.1 So long as any of the Series 4 Shares are outstanding, the Corporation shall not at any time without, but may at any time with, the approval of the holders of the Series 4 Shares given in accordance with these share provisions:

     (a) pay any dividends on the Class A Special Preferred Shares, the Common Shares, or any other shares ranking junior to the Series 4 Shares, other than stock dividends payable in Common Shares or any such other shares ranking junior to the Series 4 Shares, as the case may be;

     (b) redeem or purchase or make any capital distribution in respect of Class A Special Preferred Shares, Common Shares or any other shares ranking junior to the Series 4 Shares;

     (c) redeem or purchase any other shares of the Corporation ranking equally with the Series 4 Shares with respect to the payment of dividends or on any liquidation distribution; or

     (d) issue any Series 4 Shares or any other shares of the Corporation ranking superior to the Series 4 Shares other than the issuance of Class X Shares and other than by way of stock dividends to the holders of such Series 4 Shares or as contemplated by the Support Agreement.

     The restrictions in Sections 10.1(a), 10.1(b) and 10.1(c) above shall not apply if all dividends on the outstanding Series 4 Shares corresponding to dividends declared to date on IMSC Common Shares shall have been declared on the Series 4 Shares and paid in full.

     Article 11 - Participation Upon Liquidation, Dissolution or Winding-Up

11.1 At any time from the date of the issuance of each Series 4 Share up to and including March 31, 2002 or December 31, 2002, as applicable, or such earlier date as may be determined pursuant to Article 17, in the event of the liquidation, dissolution or winding-up of the Corporation or other distribution of assets of the Corporation among its shareholders for the purpose of liquidation of the Corporation's assets or winding up its affairs, each holder of Series 4 Shares shall be entitled, subject to applicable law, to receive in respect of each Series 4 Share held by such holder on the Series 4 Liquidation Date 1.91666 IMSC Common Shares for each such Series 4

                                                                            1iii


Share which shall be satisfied in full by the Corporation causing to be delivered to such holder 1.91666 IMSC Common Shares for each Series 4 share held, plus an additional amount equivalent to the full amount of all dividends declared and unpaid on such Series 4 Share, but such holder shall not be entitled to share any further in the distribution of the property or assets of the Corporation; if the assets of the Corporation including surplus, are not sufficient in respect of each Series 4 Share to pay such amount in full, then all the said assets or their proceeds remaining after such payment shall be distributed rateably among the holders of the Series 4 Shares.

11.2 At any time after March 31, 2002 or December 31, 2002, as applicable, or such earlier date as may be determined pursuant to Article 17, in the event of the liquidation, dissolution or winding-up of the Corporation or other distribution of assets of the Corporation among its shareholders for the purpose of liquidation of the Corporation's assets or winding up its affairs, each holder of Series 4 Shares shall be entitled, subject to applicable law, to receive in respect of each Series 4 Share held by such holder on the Series 4 Liquidation Date to an amount per share equal to: (i) the Current Market Price of an IMSC Common Share determined as at the last Business Day prior to the Series 4 Liquidation Date multiplied by the Series 4 Share Exchange Multiple Per Share, which shall be satisfied in full by the Corporation causing to be delivered to such holder that number of IMSC Common Shares which is equal to the Series 4 Share Exchange Multiple Per Share, plus (ii) an additional amount equivalent to the full amount of all dividends declared and unpaid on such Series 4 Share prior to the Liquidation Date.

11.3 In the case of a distribution on Series 4 Shares under this Article 11, on or promptly after the Series 4 Liquidation Date, and subject to the exercise by IMSC of the Series 4 Liquidation Call Right (as set forth and defined below), the Corporation shall cause to be delivered to the holders of Series 4 Shares the Series 4 Liquidation Amount for each such Series 4 Share upon presentation and surrender of the certificates representing such Series 4 Shares, together with such other documents and instruments as may be required to effect a transfer of Series 4 Shares under the Business Corporations Act (Ontario) and such additional documents and instruments as the Transfer Agent may reasonably require, at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of the Series 4 Shares. Payment of the aggregate Series 4 Liquidation Amount for such Series 4 Shares shall be made by delivery to each holder, at the address of the holder recorded in the securities register of the Corporation for the Series 4 Shares or by holding for pick-up by the holder at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of the Series 4 Shares of certificates representing IMSC Common Shares (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim, encumbrance, security interest or adverse claim) and a cheque of the Corporation payable at par in Canadian dollars at any branch of the bankers of the Corporation in Canada in payment of the amount

                                                                            1jjj


equivalent to the full amount of all declared and unpaid dividends comprising part of the Series 4 Liquidation Amount.

11.4 If on the Series 4 Liquidation Date, the Series 4 Liquidation Amount in respect of any of the Series 4 Shares payable under Section 11.2 above cannot be paid because the Series 4 Share Exchange Multiple has not then been determined, then such Series 4 Liquidation Amount or any part thereof that remains unpaid shall be paid on the earliest subsequent date or dates determined by the Board of Directions on which the Series 4 Share Exchange Multiple shall have been determined; provided that in such event, the Corporation shall pay to the holders of the Series 4 Shares interest at the rate per annum which is equal to the interest rate charged to the Corporation by its principal banker at the Series 4 Liquidation Date for operating credit facilities provided to the Corporation, on the principal amount of such outstanding Series 4 Liquidation Amount, from the Series 4 Liquidation Date to the date of actual payment thereof.

11.5 On and after the Series 4 Liquidation Date, the holders of the Series 4 Shares shall cease to be holders of such Series 4 Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive the Series 4 Liquidation Amount in respect of the Series 4 Shares held by them, unless payment of the Series 4 Liquidation Amount for such Series 4 Shares shall not be made upon presentation and surrender of share certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the Series 4 Liquidation Amount has been paid in the manner hereinbefore provided.

11.6 The Corporation shall have the right at any time after the Series 4 Liquidation Date to deposit or cause to be deposited the Series 4 Liquidation Amount in respect of the Series 4 Shares represented by certificates that have not at the Series 4 Liquidation Date been surrendered by the holders thereof in a custodial account with any chartered bank or trust company in Canada designated by the Board of Directors of the Corporation (the "Deposit Agent"). Upon such deposit being made, the rights of the holders of Series 4 Shares after such deposit shall be limited to receiving the Series 4 Liquidation Amount in respect of such Series 4 Shares, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of the Series 4 Liquidation Amount, the holders of the Series 4 Shares shall thereafter be considered and deemed for all purposes to be the holders of the IMSC Common Shares delivered to them. After the Corporation has satisfied its obligations to pay the holders of the Series 4 Shares the Series 4 Liquidation Amount per Series 4 Share pursuant to Section
11.2 above or the amounts payable pursuant to Section 11.1 above, as the case may be, such holders shall not be entitled to share in any further distribution of the assets of the Corporation.

11.7 IMSC  shall  have the  overriding  right (the  "Series 4  Liquidation  Call
Right"),  in  the  event  of  and  notwithstanding  the  proposed   liquidation,
dissolution or


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                                                                            1kkk


winding-up of the Corporation at any time after the Series 4 Liquidation Date, to purchase from all, but not less than all, of the holders of Series 4 Shares on the Series 4 Liquidation Date all, but not less than all, of the Series 4 Shares held by each such holder on payment by IMSC to each holder of an amount per share equal to the Series 4 Liquidation Amount (as determined pursuant to the provisions of Section 11.1 or 11.2, as applicable (the "Series 4 Liquidation Call Purchase Price")). In the event of the exercise of the Series 4 Liquidation Call Right by IMSC, each holder shall be obliged to sell all of the Series 4 Shares held by such holder to IMSC on the Series 4 Liquidation Date on payment by IMSC to the holder of the Series 4 Liquidation Call Purchase Price for each such share.

11.8 In order to exercise its Series 4 Liquidation Call Right, IMSC must notify, in writing, the holders of the Series 4 Shares and the Corporation, of IMSC's intention to exercise such right at least 55 days before the Series 4 Liquidation Date in the case of a voluntary liquidation, dissolution or winding up of the Corporation and at least 5 Business Days before the Series 4 Liquidation Date in the case of an involuntary liquidation, dissolution or winding up of the Corporation. If IMSC exercises the Series 4 Liquidation Call Right, then on the Series 4 Liquidation Date, IMSC will purchase and the holders will sell all of the Series 4 Shares then outstanding for a price per share equal to the Series 4 Liquidation Call Purchase Price.

11.9 For the purposes of completing the purchase of the Series 4 Shares pursuant to the exercise of the Series 4 Liquidation Call Right, IMSC shall deliver to each holder at the address of the holder recorded in the securities register of the Corporation for the Series 4 Shares or by holding for pick-up by the holder at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of the Series 4 Shares, of certificates representing the IMSC Common Shares required to be delivered by IMSC in payment of the Series 4 Liquidation Call Purchase Price (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim, encumbrance, security interest or adverse claim) and a cheque of the Corporation payable at par in Canadian dollars at any branch of the bankers of the Corporation in payment of the amount equivalent to the full amount of all declared and unpaid dividends comprising part of the Series 4 Liquidation Amount.

11.10 Provided that the Series 4 Liquidation Call Purchase Price has been paid as provided for in Section 11.9, on and after the Series 4 Liquidation Date, the rights of each holder of Series 4 Shares will be limited to receiving the Series 4 Liquidation Call Purchase Price payable by IMSC in respect of the Series 4 Shares held by such holder upon presentation and surrender by such holder of certificates representing such Series 4 Shares and the holder shall on and after the Series 4 Liquidation Date be considered and deemed for all purposes to be the holder of the IMSC Common Shares delivered to it. Upon surrender to the
Deposit Agent (as defined in Section 11.6 above) of the certificates representing Series 4 Shares, together with such other documents and

                                                                           1llll


instruments as may be required to effect a transfer of Series 4 Shares under the Business Corporations Act (Ontario), and such additional documents and instruments as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Transfer Agent on behalf of IMSC shall deliver to such holder, certificates representing the IMSC Common Shares to which the holder is entitled and a cheque or cheques of IMSC payable at par and in Canadian dollars at any branch of the bankers of IMSC or of the Corporation in Canada in payment of the remaining portion, if any, of the Series 4 Liquidation Call Purchase Price. If IMSC does not exercise the Series 4 Liquidation Call Right in the manner described above, on the Series 4 Liquidation Date, the holders of the Series 4 Shares will be entitled to receive in exchange therefor the Series 4 Liquidation Amount otherwise payable by the Corporation in connection with the liquidation, dissolution or winding-up of the Corporation pursuant to this Article 11.

11.11 The Corporation shall provide prompt written notice to each holder of outstanding Series 4 Shares of any action, step or proceedings initiated or taken by the Corporation, or another person, in respect of, or for the purpose of, a liquidation, winding-up or dissolution of the Corporation.

              Article 12 - Retraction of Series 4 Shares by Holder

12.1 A holder of Series 4 Shares shall be entitled at any time after March 31, 2002 or December 31, 2002, as applicable, or such earlier date as may be determined pursuant to Article 17 subject to the exercise by IMSC of the Series 4 Retraction Call Right (as set forth and defined below) and otherwise upon compliance with the provisions of this Article 12, to require the Corporation to redeem, on the Series 4 Retraction Date (defined below), any or all of the Series 4 Shares registered in the name of such holder for an amount per share equal to: (i) the Current Market Price of one IMSC Common Share determined as at the last Business Day prior to the Series 4 Retraction Date (as defined below) multiplied by the Series 4 Share Exchange Multiple Per Share, which shall be paid and satisfied in full by the Corporation causing to be delivered to such holder that number of IMSC Common Shares which is equal to the Series 4 Share Exchange Multiple Per Share for each Series 4 Share presented and surrendered by the holder plus (ii) an additional amount equivalent to the full amount of all dividends declared and unpaid on each Series 4 Share prior to the Series 4 Retraction Date (collectively, the "Series 4 Retraction Price" provided that if the record date for any such declared and unpaid dividend occurs on or after the Series 4 Retraction Date, the Series 4 Retraction Price shall not include such additional amount equivalent to the declared and unpaid dividend).

12.2 To exercise the right of retraction provided for in Section 12.1, the holder shall present and surrender at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by written notice to the holders of Series 4

                                                                           1mmmm


Shares, the certificate or certificates representing the Series 4 Shares which the holder desires to have the Corporation redeem, together with such other documents and instruments as may be required to effect a transfer of Series 4 Shares under the Business Corporations Act (Ontario), and such additional documents and instruments as the Transfer Agent may reasonably require, and together with a duly executed statement in the form attached hereto as Schedule "A", or such other form as may be acceptable to the Corporation, acting reasonably (the "Series 4 Retraction Request"):

     (a) specifying that the holder desires to have all or any number specified therein of the Series 4 Shares represented by such certificate or certificates (the "Retracted Series 4 Shares") redeemed by the Corporation;

     (b) stating the Business Day on which the holder desires to have the Corporation redeem the Retracted Series 4 Shares (the "Series 4
          Retraction Date"), provided that the Series 4 Retraction Date shall not be less than five (5) Business Days after the date on which the Series 4 Retraction Request is received by the Corporation and further provided that, in the event that no such Business Day is specified by the holder in the Series 4 Retraction Request, the Series 4 Retraction Date shall be deemed to be the tenth (10th) Business Day after the date on which the Series 4 Retraction Request is received by the Corporation; and

     (c) acknowledging the overriding right (the "Series 4 Retraction Call Right") of IMSC to purchase all but not less than all the Series 4 Retracted Shares directly from the holder and that the Series 4 Retraction Request shall be deemed to be a revocable offer by the holders to sell the Retracted Series 4 Shares to IMSC in accordance with the Series 4 Retraction Call Right.

12.3 Subject to the exercise by IMSC of the Series 4 Retraction Call Right, upon receipt by the Corporation or the Transfer Agent in the manner specified in this
Article 12 of a certificate or certificates representing the number of Series 4 Shares which the holder desires to have the Corporation redeem, together with a Series 4 Retraction Request, and provided further that the Series 4 Retraction Request is not revoked by the holder in the manner specified in Section 12.10, the Corporation shall redeem the Series 4 Retracted Shares effective at the close of business on the Series 4 Retraction Date and shall cause to be delivered to such holder the Series 4 Retraction Price with respect to such shares. If only a part of the Series 4 Shares represented by any certificate is redeemed or purchased by IMSC pursuant to the Series 4 Retraction Call Right, a new certificate for the balance of such Series 4 Shares shall be issued to the holder at the expense of the Corporation.

                                                                           1nnnn


12.4 Upon receipt by the Corporation of a Series 4 Retraction Request, the Corporation shall immediately notify IMSC thereof. In order to exercise the Series 4 Retraction Call Right, IMSC must notify the Corporation in writing of its determination to do so (the "Series 4 Retraction Call Notice") within two
(2) Business Days of notification to IMSC by the Corporation of the receipt by the Corporation of the Series 4 Retraction Request. If IMSC does not so notify the Corporation within such two (2) Business Day period, the Corporation will notify the holder as soon as possible thereafter that IMSC will not exercise the Series 4 Retraction Call Right. If IMSC delivers the Series 4 Retraction Call Notice within such two (2) Business Day period, and provided that the Series 4 Retraction Request is not revoked by the holder in the manner specified in
Section 12.10, the Series 4 Retraction Request shall thereupon be considered only to be an offer by the holder to sell the Retracted Series 4 Shares to IMSC in accordance with the Series 4 Retraction Call Right. In such event, the Corporation shall not redeem the Retracted Series 4 Shares and IMSC shall purchase from such holder and such holder shall sell to IMSC on the Series 4 Retraction Date the Retracted Series 4 Shares for a purchase price (the "Series 4 Retraction Call Purchase Price") per share equal to the Series 4 Retraction Price per share.

12.5 For the purpose of completing a purchase pursuant to the Series 4 Retraction Call Right, IMSC shall deposit with the Transfer Agent, on or before the Series 4 Retraction Date, certificates representing IMSC Common Shares and a cheque in the amount of the remaining portion, if any, of the Series 4 Retraction Call Purchase Price in respect of the Retracted Series 4 Shares.

12.6 Provided that the Series 4 Retraction Call Purchase Price in respect of the Retracted Series 4 Shares has been so deposited with the Corporation or the Transfer Agent, the closing of the purchase and sale of the Retracted Series 4 Shares pursuant to the Series 4 Retraction Call Right shall be deemed to have occurred as at the close of business on the Series 4 Retraction Date and, for greater certainty, no purchase by the Corporation of such Retracted Series 4 Shares shall take place on the Series 4 Retraction Date. In the event that IMSC does not deliver a Series 4 Retraction Call Notice within the said two (2) Business Day period, and provided that the Series 4 Retraction Request is not revoked by the holder in the manner specified in Section 12.10, the Corporation shall purchase the Retracted Series 4 Shares on the Series 4 Retraction Date in the manner otherwise contemplated in this Article 12.

12.7 Promptly and without delay, the Corporation or IMSC, as the case may be, shall deliver or cause the Transfer Agent to deliver to the relevant holder, at the address of the holder recorded in the securities register of the Corporation for the Series 4 Shares or at the address specified in the holder's Series 4 Retraction Request or by holding for pick-up by the holder at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation or IMSC, as the case may be, by notice to the holders of Series 4 Shares, certificates representing IMSC Common Shares (which shares shall be duly issued as fully paid and non-assessable and

                                                                           1oooo


shall be free and clear of any lien, claim, encumbrance, security interest or adverse claim) registered in the name of the holder or in such other name as the holder may request in payment of the Series 4 Retraction Price or the Series 4 Retraction Call Purchase Price (as the case may be) in respect of the Retracted Series 4 Shares, and a cheque of the Corporation payable at par in Canadian dollars at any branch of the bankers of the Corporation in Canada in payment of the remaining portion, if any, of the Series 4 Retraction Price (less any tax required to be deducted and withheld therefrom by the Corporation) or a cheque of IMSC payable at par in Canadian dollars at any branch of the bankers of IMSC in Canada in payment of the remaining portion, if any, of the total Series 4 Retraction Call Purchase Price (as the case may be) in respect of the Retracted Series 4 Shares and such delivery of such certificates and cheque by or on behalf of the Corporation or by or on behalf of IMSC (as the case may be) by the Transfer Agent, shall be deemed to be payment of and shall satisfy and discharge all liability for the Series 4 Retraction Price or Series 4 Retraction Call Purchase Price (as the case may be) in respect of the Retracted Series 4 Shares to the extent that the same is represented by such share certificates and cheque (plus any tax required and in fact deducted and withheld therefrom and remitted to the proper tax authority, without interest), unless such cheque is not paid on due presentation.

12.8 On and after the close of business on the Series 4 Retraction Date, the holder of the Retracted Series 4 Shares shall cease to be a holder of such Retracted Series 4 Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive the Series 4 Retraction Price or Series 4 Retraction Call Purchase Price (as the case may be) in respect of such Retracted Series 4 Shares unless upon presentation and surrender of certificates in accordance with the foregoing provisions, payment of the Series 4 Retraction Price or the Series 4 Retraction Call Purchase Price (as the case may be) shall not be made, in which case the rights of such holder shall remain unaffected until such Series 4 Retraction Price or Series 4 Retraction Call Purchase Price (as the case may be) has been paid in the manner hereinbefore provided. On and after the close of business on the Series 4 Retraction Date, provided that presentation and surrender of certificates and payment of such Series 4 Retraction Price or Series 4 Retraction Call Purchase Price (as the case may be) has been made in accordance with the foregoing provisions, the holder of the Retracted Series 4 Shares so redeemed by the Corporation or purchased by IMSC shall thereafter be considered and deemed for all purposes to be a holder of the IMSC Common Shares delivered to it.

12.9 Notwithstanding any other provision of this Article 12, the Corporation shall not be required to redeem Retracted Series 4 Shares specified by a holder in a Series 4 Retraction Request to the extent that such redemption of Retracted Series 4 Shares would be contrary to solvency requirements or other provisions of applicable law. If the Corporation believes that on any Series 4 Retraction Date it would not be permitted by any of such provisions to purchase the Retracted Series 4 Shares tendered for redemption on such date, and provided that IMSC shall not have exercised the

                                                                           1pppp


Series 4 Retraction Call Right with respect to the Retracted Series 4 Shares, the Corporation shall only be required to redeem Retracted Series 4 Shares specified by a holder in a Series 4 Retraction Request to the extent of the maximum number that may be so redeemed (rounded down to a whole number of shares) as would not be contrary to such provisions and shall notify the holder at least two (2) Business Days prior to the Series 4 Retraction Date as to the number of Retracted Series 4 Shares which will not be redeemed by the Corporation. In any case in which the redemption by the Corporation of Retracted Series 4 Shares would be contrary to solvency requirements or other provisions of applicable law, the Corporation shall as soon as practicable and from time to time redeem Retracted Series 4 Shares in accordance with Section 12.3 above on a pro rata basis and shall issue to each holder of Retracted Series 4 Shares a new certificate, at the expense of the Corporation, representing Series 4 Shares not purchased by the Corporation pursuant to Section 12.3. Provided that the Series 4 Retraction Request is not revoked by the holder in the manner specified in
Section 12.10, the holder of any such Retracted Series 4 Shares not redeemed by the Corporation pursuant to Section 12.3 as a result of solvency requirements or other provisions of applicable law shall be deemed by giving the Series 4 Retraction Request to require IMSC to purchase such Retracted Series 4 Shares from such holder on the Series 4 Retraction Date or as soon as practicable thereafter on payment by IMSC to such holder of the Series 4 Retraction Call Purchase Price for each such Retracted Series 4 Share, all as more specifically provided in the Support Agreement.

12.10 A holder of Retracted Series 4 Shares may, by notice in writing given by the holder to the Corporation no later than the close of business on the Business Day immediately preceding the Series 4 Retraction Date, withdraw its Series 4 Retraction Request in which event such Series 4 Retraction Request shall be null and void and, for greater certainty, the revocable offer constituted by the Series 4 Retraction Request to sell the Retracted Series 4 Shares to IMSC shall be deemed to have been revoked.

          Article 13 - Redemption of Series 4 Shares by the Corporation

13.1 In this Article 13, the term "Automatic Redemption Date" means the date for the automatic redemption by the Corporation of the Series 4 Shares pursuant to this Article 13, which date shall be December 31, 2013, unless (a) such date shall be extended at any time or from time to time to a specified later date by the Board of Directors, or (b) such date shall be accelerated at any time to a specified earlier date by the Board of Directors if at such time there are less than 25,000 Series 4 Shares outstanding (other than Series 4 Shares held by IMSC and its Affiliates and as such number of shares may be adjusted as deemed appropriate by the Board of Directors to give effect to any subdivision, combination or consolidation of or stock dividend on the Series 4 Shares, any issue or distribution rights to acquire Series 4 Shares or securities exchangeable for or convertible into Series 4 Shares, any issue or distribution of other securities or rights or evidences of indebtedness or assets or any other capital reorganization or other transaction affecting the Series 4 Shares).

                                                                           1qqqq


13.2 Subject to applicable law and if IMSC does not exercise of the Series 4 Redemption Call Right (as set forth and defined below), the Corporation shall on the Automatic Redemption Date redeem all but not less than all of the then outstanding Series 4 Shares for an amount per share equal to: (i) the Current Market Price of one IMSC Common Share determined as at the last Business Day prior to the Automatic Redemption Date multiplied by the Series 4 Share Exchange Multiple Per Share, which shall be paid and satisfied in full by the Corporation causing to be delivered to each holder of a Series 4 Share that number of IMSC Common Shares which is equal to the Series 4 Share Exchange Multiple Per Share for each Series 4 Share held by such holder, plus (ii) an additional amount equivalent to the full amount of all dividends declared and unpaid thereon (collectively, the "Series 4 Redemption Price").

13.3 In any case of a redemption of Series 4 Shares under this Article 13, the Corporation shall, at least one hundred and twenty (120) days before the Automatic Redemption Date, send or cause to be sent to each holder of Series 4 Shares a notice in writing of the redemption by the Corporation or the purchase by IMSC under the Series 4 Redemption Call Right (as set forth and defined below), as the case may be, of the Series 4 Shares held by such holder. Such notice shall set out the formula for determining the Series 4 Redemption Price or the Series 4 Redemption Call Purchase Price (as the case may be), the Automatic Redemption Date and, if applicable, particulars of the Series 4 Redemption Call Right.

13.4 On or after the Automatic Redemption Date and subject to exercise of the Series 4 Redemption Call Right, the Corporation shall cause to be delivered to the holders of the Series 4 Shares to be redeemed, the Series 4 Redemption Price for each such Series 4 Share upon presentation and surrender at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation in such notice of the certificate or certificates representing the Series 4 Shares to be redeemed, together with such other documents and instruments as may be required to effect a transfer of Series 4 Shares pursuant to the Business Corporations Act (Ontario) and such additional documents and instruments as the Transfer Agent may reasonably require. Payment of the Series 4 Redemption Price for such Series 4 Shares shall be made by delivery to each holder, at the address of the holder recorded in the securities register of the Corporation or by holding for pick-up by the holder at the registered office of the Corporation or at the office of the Transfer Agent as may be specified by the Corporation in such notice, the certificate or certificates representing the IMSC Common Shares (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim, encumbrance, security interest or adverse claim) and a cheque of the Corporation payable at par in Canadian dollars at any branch of the bankers of the Corporation in Canada in respect of the amount equivalent to the full amount of all declared and unpaid dividends comprising part of the Series 4 Redemption Price. Upon such payment or deposit of the Series 4 Redemption Price, the holders of the Series 4 Shares redeemed shall be considered and

                                                                          1rrrrr


deemed for all purposes to be the holders of the IMSC Common Shares delivered to them.

13.5 Subject to the exercise of the Series 4 Redemption Call Right, on and after the Automatic Redemption Date, the holders of the Series 4 Shares called for redemption shall cease to be holders of such Series 4 Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive the Series 4 Redemption Price in respect of such Series 4 Shares, unless payment of the Series 4 Redemption Price for such Series 4 Shares shall not be made upon presentation and surrender of certificates in accordance with Section 13.4, in which case the rights of the holders shall remain unaffected until such Series 4 Redemption Price has been paid in the manner hereinbefore provided.

13.6 The Corporation shall have the right, at any time after the sending of notice of its intention to redeem the Series 4 Shares as aforesaid, to deposit or cause to be deposited the Series 4 Redemption Price of the Series 4 Shares so called for redemption, or such of the said Series 4 Shares represented by certificates that have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption, in a custodial account with any chartered bank or trust company named in such notice. Upon the later of such deposit being made and the Automatic Redemption Date, the Series 4 Shares in respect whereof such deposit shall have been made shall be redeemed and the rights of the holders thereof after such deposit or Automatic Redemption Date, as the case may be, shall be limited to receiving the Series 4 Redemption Price for such Series 4 Shares so deposited, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of such Series 4 Redemption Price, the holders of the Series 4 Shares so redeemed shall thereafter be considered and deemed for all purposes to be holders of the IMSC Common Shares so delivered to them.

13.7 Notwithstanding the provisions of Section 13.2, IMSC shall have the overriding right (the "Series Redemption Call Right") notwithstanding the proposed redemption of the Series 4 Shares by the Corporation pursuant to this
Article 13, to purchase all but not less than all of the Series 4 Shares on the Automatic Redemption Date from the holders for a purchase price (the "Series 4 Redemption Call Purchase Price") per share equal to the Series 4 Redemption Price per share. In the event of the exercise of the Series 4 Redemption Call Right by IMSC, each holder shall be obligated to sell all the Series 4 Shares held by such holder to IMSC on the Automatic Redemption Date on payment by IMSC to such holder of the Series 4 Redemption Call Purchase Price for each such share.

13.8 To exercise the Series 4 Redemption Call Right, IMSC must notify the Transfer Agent, as agent for the holders of the Series 4 Shares and the Corporation, of IMSC's intention to exercise such right not less than one hundred and twenty-five (125)

                                                                           1ssss


days before the Automatic Redemption Date. The Transfer Agent shall notify the holders of the Series 4 Shares as to whether or not IMSC has exercised the Series 4 Redemption Call Right forthwith after the expiry of the period during which the same may be exercised by IMSC. If IMSC exercises the Series 4 Redemption Call Right on the Automatic Redemption Date, IMSC will purchase and the holders will sell all of the Series 4 Shares then outstanding for a price per share equal to the Series 4 Redemption Call Purchase Price.

13.9 For the purposes of completing the purchase of the Series 4 Shares pursuant to the Series 4 Redemption Call Right, IMSC shall deposit with the Transfer Agent, on or before the Automatic Redemption Date, certificates representing IMSC Common Shares and a cheque in the amount of the remaining portion, if any, of the Series 4 Redemption Call Purchase Price in respect of the Series 4 Shares.

13.10 Provided that the Series 4 Redemption Call Purchase Price has been so deposited with the Transfer Agent, on and after the Automatic Redemption Date the rights of each holder of Series 4 Shares will be limited to receiving the Series 4 Redemption Call Purchase Price payable by IMSC in respect of the Series 4 Shares upon presentation and surrender by the holder of certificates representing such Series 4 Shares and the holder shall, with respect to the Series 4 Shares so purchased, on and after the Series 4 Redemption Date, be considered and deemed for all purposes to be the holder of IMSC Common Shares delivered to such holder. Upon surrender to the Transfer Agent of a certificate or certificates representing the Series 4 Shares so purchased, together with such other documents and instruments as may be required to effect a transfer of Series 4 Shares under the Business Corporations Act (Ontario) and such additional documents and instruments as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Transfer Agent on behalf of IMSC shall deliver to such holder, certificates representing the IMSC Common Shares to which the holder is entitled and a cheque or cheques of IMSC payable in at par in Canadian dollars at any branch of the bankers of IMSC in Canada in payment of the remaining portion, if any, of the Series 4 Redemption Call Purchase Price. If IMSC does not exercise the Series 4 Redemption Call Right in the manner described above, the holders of the Series 4 Shares will be entitled to receive in exchange therefor the Series 4 Redemption Price otherwise payable by the Corporation pursuant to this Article 13 on the Automatic Redemption Date.

                     Article 14 - Purchase for Cancellation

14.1 Subject to applicable law, the Corporation may at any time and from time to time offer to purchase for cancellation all or any part of the outstanding Series 4 Shares at any price by the tender to all holders of record of Series 4 Shares then outstanding together with an amount equal to all declared and unpaid dividends thereon. The holders of Series 4 Shares may accept or refuse such offer at their discretion. If in

                                                                           1tttt


response to an invitation for tenders under the provisions of this Article 14, more Series 4 Shares are tendered than the Corporation is prepared to purchase, the Series 4 Shares to be purchased by the Corporation shall be purchased as nearly as may be pro rata according to the number of shares tendered by each holder who submits a tender to the Corporation. If only part of the Series 4 Shares represented by any certificate shall be purchased, a new certificate for the balance of such shares shall be issued at the expense of the Corporation.

                 Article 15 - Amendment With Approval of Holders

15.1 The rights, privileges, restrictions and conditions attached to the Series 4 Shares as a class may be added to, changed or removed but only with the approval of the holders of the Series 4 Shares given in accordance with these share provisions.

                      Article 16 - Approval of the Holders

16.1 Any approval given by the holders of the Series 4 Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Series 4 Shares or any other matter requiring the approval or consent of the holders of the Series 4 Shares shall be deemed to have been sufficiently given if it shall have been given in accordance with applicable law subject to a minimum requirement that such approval be evidenced by a resolution passed by not less than two-thirds of the votes cast on such resolution at a meeting of holders of Series 4 Shares duly called and held at which holders of at least 50% of the outstanding Series 4 Shares at that time are present and represented by a proxy; provided that such approval must be given also by the affirmative vote of holders of more than two-thirds of the Series 4 Shares represented in person or by proxy at the meeting excluding Series 4 Shares beneficially owned by IMSC or any of its Affiliates (as such term is defined in the Business Corporations Act (Ontario)). If at any such meeting of the holders of at least 50% of the outstanding Series 4 Shares at that time are not present or represented by proxy within one-half hour after the time appointed for such meeting then the meeting shall be adjourned to such date not less than ten days thereafter and to such time and place as may be designated by the chairman of such meeting. At such adjourned meeting, the holders of Series 4 Shares present or represented by proxy thereat may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than two-thirds of the votes cast on such resolution at such meeting shall constitute the approval or consent of the holders of the Series 4 Shares.

                            Article 17 - Acceleration

17.1 Subject to the provisions of this Article, each holder of a Series 4 Share shall have the right to have the Series 4 Share Exchange Multiple determined as at a period ending prior to March 31, 2002 or December 31, 2002, as applicable, in the event:

     (a) of the death, permanent disability or termination of employment, without cause, of Robert Curik by IMSI;

     (b)  Michael A. Steele is not the Chief Executive Officer of IMSC; or

     (c) a take-over bid for IMSC results in a single shareholder acquiring more than fifty percent of the issued and outstanding common stock of IMSC (not including any common stock of IMSC to which a holder of Class E Special Shares Series 4 is entitled either by exchange or otherwise).

17.2 Upon the occurrence of any of the events specified in Section 17.1 (a "Triggering Event"), the holders of Series 4 Shares shall have the right to elect to determine the Series 4 Share Exchange Multiple as at a period ending prior to March 31, 2002 or December 31, 2002, as applicable, which right to elect shall continue for a sixty (60) day period following the date of the Triggering Event, after which, if such election is not exercised, such right shall be at an end with respect to such Triggering Event.

17.3 If holders of Series 4 Shares elect, pursuant to Section 17.2 to determine the Series 4 Share Exchange Multiple as at a period ending prior to March 31, 2002 or December 31, 2002, as applicable:

     (a) Adjusted EBIDTA as at the date determined pursuant to Section 17.2 shall be determined in accordance with the provisions of subsection 2.03(f) of the Share Purchase Agreement dated May 10, 1999 between Donald Kilimnik, Deborah Kilimnik, Robert Curik, Anjela Curik, IMSC and the Corporation.

     (b) each reference to March 31, 2002 or December 31, 2002, as applicable, in these Series 4 Share provisions shall be deemed to be a reference to the accelerated date for determining the Series 4 Share Exchange Multiple as determined pursuant Section 17.2.

                                  SCHEDULE "A"

          TO THE RIGHTS, PRIVILEGES, RESTRICTIONS AND CONDITIONS OF THE
                    CLASS E SPECIAL SHARES - SERIES 4 SHARES


                               RETRACTION REQUEST

            TO: International Menu Solutions Inc. (the "Corporation")

            AND TO: International Menu Solutions Corporation ("IMSC")


     TAKE NOTICE THAT the undersigned, the holder of Class E Shares Series 4 of the Corporation, does hereby require the Corporation to redeem [INSERT NUMBER] of such Class E Shares Series 4 (the "Retracted Shares") on the _____ day of ____________, _____ (the "Retraction Date").

     AND FURTHER TAKE NOTICE THAT the undersigned acknowledges that International Menu Solutions Corporation ("IMSC") has the right to exercise the Series 4 Retraction Call Right and in that event this Retraction Request shall be deemed to be a revocable offer by the undersigned to sell the Retracted Shares to IMSC in accordance with the terms and conditions set out in the share provisions of the Class E Shares Series 4.

     The undersigned acknowledges that if, as a result of solvency provisions of applicable law, the Corporation is unable to redeem all Retracted Shares, the undersigned will be deemed to have exercised the [Put Right] so as to require IMSC to purchase the unredeemed Retracted Shares.


              DATED this __________ day of __________, __________.


                                                        ________________________
                                                        Signature of Shareholder

5. The amendment has been duly authorized as required by sections 168 and 170 (as applicable) of the Business Corporations Act.

     La modification a ete dument autorisee conformement aux articles 168 et 170 (selon le cas) de la Loi sur les societes par actions.


6.   The  resolution   authorizing   the  the  amendment  was  approved  by  the
     shareholders/directors (as applicable) of the corporation on

     Les actionnaires oules administrateurs (selon le cas) de la societe ont approuve la resolution autorisant la modification le


                                10, May, 1999
--------------------------------------------------------------------------------
                               (Day, Month, Year)
                              (jour, mois, annee)

These articles are signed in duplicate.

Les presents statuts sont signes en double exemplaire.


                                        INTERNATIONAL MENU SOLUTIONS
                                                      INC.
                                        ----------------------------
                                            (Name of Corporation)
                                      (Denomination sociale de la societe)

                              By/Par: /s/ Michael A. Steele
                                      -------------------------------------
                                      (Signature)   (Description of Office)
                                      (Signature)        (Fonction)

                                        Michael A. Steele, President